Exhibit 10.1

EXECUTION VERSION

REFINANCING AMENDMENT NO. 1 (this “First Amendment”) dated as of December 17, 2018, to the Amended and Restated Credit and Guaranty Agreement dated as of October 3, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among HOLOGIC, INC., a Delaware corporation (the “Company”), HOLOGIC GGO 4 LTD. (the “UK Borrower”), certain subsidiaries of the Company from time to time party thereto as Designated Borrowers, the Guarantors from time to time party thereto, the lenders from time to time party thereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, each Person that agrees to make 2018 Refinancing Term Loans (as defined below) (collectively, the “2018 Refinancing Term Lenders”) will make 2018 Refinancing Term Loans to the Company on the First Amendment Effective Date (as defined below) (the “2018 Refinancing Term Loans”) in an amount equal to its 2018 Refinancing Term Commitment (defined below);

WHEREAS, each Revolving Credit Lender will convert their respective Revolving Credit Commitments under the 2017 Revolving Credit Facility to Revolving Credit Commitments (each an “Existing Revolving Commitments”) on the First Amendment Effective Date in an amount equal to its 2018 Revolving Credit Commitments (hereinafter defined).

WHEREAS, the Company has requested an amendment to the Credit Agreement that would effect the modifications to the Credit Agreement set forth herein, and each Lender party hereto consents to this First Amendment;

WHEREAS, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Wells Fargo Bank, National Association, Goldman Sachs Bank USA, JPMorgan Chase Bank,. N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. have been appointed as the Lead Arrangers (as defined below) with respect to this First Amendment; and

WHEREAS, this First Amendment includes amendments of the Credit Agreement that are subject to the approval of the Required Lenders, and that, in each case, will become effective on the First Amendment Effective Date on the terms and subject to the conditions set forth herein;

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended hereby (the “Amended Credit Agreement”).

SECTION 2. Refinancing Transactions.

(a) Subject to the terms and conditions set forth herein, each 2018 Refinancing Term Lender severally agrees to make a 2018 Refinancing Term Loan to the Company on the First Amendment Effective Date in a principal amount equal to its 2018 Refinancing Term Commitment, which amount shall be made available to the Administrative Agent in immediately available funds in accordance with the Credit Agreement. The “2018 Refinancing Term Commitment” of each 2018 Refinancing Term Lender will be the amount set forth opposite such 2018 Refinancing Term Lender’s name on Schedule 1 hereto. On the First Amendment Effective Date, the 2018 Refinancing Term Loans shall replace or refinance in full the 2017 Refinancing Term Loans outstanding on the First Amendment Effective Date (immediately prior to the refinancing contemplated by this First Amendment (the “Refinancing”)) (the “Existing Term Loans”). Each Lender party hereto and the Administrative Agent hereby acknowledge that (i) the Company hereby provides notice under Section 2.19 of the Credit Agreement of its request for 2018 Refinancing Term Loans to refinance or replace in full the Existing Term Loans and (ii) all notice requirements set forth in Section 2.19 of the Credit Agreement with respect to the Refinancing have been satisfied. For the avoidance of doubt, there shall be no amount payable under Section 3.05(a) of the Credit Agreement in connection with the Refinancing.

(b) Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to (x) convert their Existing Revolving Commitments into Revolving Credit Commitment under the 2018 Revolving Credit Facility as defined in the Credit Agreement after giving effect to this First Amendment) (the “2018 Revolving Credit Commitments”) in an amount equal to their Existing Revolving Commitment set forth on Schedule 1 attached hereto, (y) that automatically upon the effectiveness of this First Amendment on the First Amendment Effective Date and without any further action by any Person, each Revolving Credit Lender’s Existing Revolving Commitments shall be deemed to have been converted to, and for all purposes under the Credit Agreement and the other Loan Documents, shall constitute Revolving Credit Commitments under the 2018 Revolving Credit Facility and (z) that the Administrative Agent may take whatever administrative actions it deems necessary and appropriate to reflect the foregoing in the Register.

(c) On and after the First Amendment Effective Date, each reference in the Loan Documents to “Term Loans” shall be deemed to be a reference to and include the 2018 Refinancing Term Loans made or deemed made (including by replacement) hereunder, and each reference to “Lenders” shall be deemed to include the 2018 Refinancing Term Lenders. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, confidentiality, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Term Lender in respect of such Lender’s Existing Term Loans.

SECTION 3. Amendments to the Credit Agreement. Each of the parties hereto agrees that, effective on the First Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

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SECTION 4. Amendments to the Pledge and Security Agreement. Each of the parties hereto agrees that, effective on the First Amendment Effective Date, the Pledge and Security Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Pledge and Security Agreement attached as Exhibit B hereto.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this First Amendment, each Loan Party represents and warrants to each other party hereto, on and as of the First Amendment Effective Date, that the following statements are true and correct:

(a) The execution, delivery and performance of this First Amendment have been duly authorized by all necessary action on the part of each Loan Party. This First Amendment has been duly executed and delivered by each Loan Party and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) The representations and warranties of the Company and each other Loan Party contained in Article 5 of the Credit Agreement or any other Loan Document, or which are contained in any document furnished in connection herewith or therewith, shall be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified by materiality or Material Adverse Effect, in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 5(b), the representations and warranties contained in Sections 5.08(a) and (b) shall be deemed to refer to the then-most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(c) As of the First Amendment Effective Date, after giving effect to this First Amendment, no Default shall exist or would result from the consummation of the transactions contemplated hereby.

SECTION 6. First Amendment Effective Date. This First Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which each of the following conditions shall have been satisfied or waived by the 2018 Refinancing Term Lenders and the Revolving Credit Lenders:

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(i) the Administrative Agent shall have received counterparty signature pages of this Amendment from each of the Borrower, each Guarantor and each Lender;

(ii) the Administrative Agent shall have received (A) sufficient copies of each Organizational Document of each Loan Party, as applicable, and, to the extent applicable, certified as of the First Amendment Effective Date or a recent date prior thereto by the appropriate Governmental Authority; (B) signature and incumbency certificates of the officers of such Persons executing the Loan Documents on behalf of each Loan Party; (C) copies of resolutions of the Board of Directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this First Amendment and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the First Amendment Effective Date and, in respect of the U.K. Borrower, authorizing the Company to act as its agent in connection with the Loan Documents, certified as of the First Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (D) other than with respect to the U.K. Borrower, a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, dated as of the First Amendment Effective Date or a recent date prior thereto and (E) to the extent requested by the Administrative Agent in respect of the U.K. Borrower, (i) copies of resolutions of its shareholders approving the terms of, and the transactions contemplated by this First Amendment and (ii) a certificate signed by a Responsible Officer of the U.K. Borrower certifying that the U.K. Borrower Sublimit would not cause any borrowing or similar limit binding on it to be exceeded;

(iii) the Administrative Agent shall have received a favorable opinion of Brown Rudnick LLP, counsel for the Loan Parties, dated as of the First Amendment Effective Date, in a form consistent with the opinion delivered by Brown Rudnick LLP on the Restatement Date;

(iv) the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company certifying (a) that the conditions specified in Sections 5(b) and (c) have been satisfied and (b) that there has been no event or circumstance since September 29, 2018 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(v) Concurrently with the making of the 2018 Refinancing Term Loans, (a) the entire aggregate principal amount of the 2017 Refinancing Term Loans and (b) all accrued interest, fees and other amounts accrued immediately prior to this First Amendment becoming effective in connection therewith shall have been paid in full and all Interest Periods in respect thereof shall have been terminated;

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(vi) Concurrently with the availability of the 2018 Revolving Credit Facility, (i) the Revolving Credit Commitments in effect immediately prior to this First Amendment becoming effective shall have been terminated and the entire aggregate principal amount of the all Revolving Credit Loans outstanding immediately prior to this First Amendment becoming effective shall have been paid in full and (ii) all accrued interest, fees and other amounts accrued prior to this First Amendment becoming effective in connection therewith shall have been paid in full and all Interest Periods in respect thereof shall have been terminated;

(vii) Any fees required to be paid pursuant to the Fee Letter on or before the First Amendment Effective Date shall have been paid by the Company to the Administrative Agent on the First Amendment Effective Date);

(viii) The Company shall have delivered a Committed Loan Notice with respect to the 2018 Refinancing Term Loans, and a notice of prepayment with respect to the Existing Term Loans, in each case, in accordance with the Credit Agreement;

(ix) The Company shall have paid all fees, charges and disbursements of Davis Polk & Wardwell LLP (it is hereby expressly acknowledged and agreed that any fees paid pursuant to this clause (ix) shall be paid by the Company to the Administrative Agent on the First Amendment Effective Date);

(x) The Loan Parties shall have provided the documentation and other information to the Administrative Agent and Lenders that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, to the extent the Company shall have received written requests therefor at least three (3) Business Days prior to the First Amendment Effective Date; and

(xi) The conditions specified in Section 2.19 of the Credit Agreement with respect to the Refinancing shall have been satisfied (it being understood and agreed that, as of the date hereof, such conditions shall be deemed to be satisfied).

(b) The First Amendment Effective Date shall not occur if any of the conditions set forth or referred to in this Section 6 has not been satisfied or waived in accordance with Section 10.01 of the Credit Agreement at or prior to 5:00 p.m., New York City time, on December 17, 2018 (it being understood that any such failure of the First Amendment Effective Date to occur by such date will not affect any rights or obligations of any Person under the existing Credit Agreement). The Administrative Agent shall promptly notify the Company and the Lenders of the First Amendment Effective Date.

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SECTION 7. Effect of Amendment.

(a) Except as expressly set forth herein, this First Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) From and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. From and after the First Amendment Effective Date, each reference in the Loan Documents to the “Pledge and Security Agreement” shall be deemed a reference to the Pledge and Security Agreement as amended hereby. This First Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Reaffirmation. Notwithstanding the effectiveness of this First Amendment and the transactions contemplated hereby, (i) each Loan Party acknowledges and agrees that, (A) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement and the Pledge and Security Agreement, in each case, as amended hereby) and (B) the Collateral Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations (as defined in the Pledge and Security Agreement, as amended hereby) on the terms and conditions set forth in the Collateral Documents, and hereby ratifies the security interests granted by it pursuant to the Collateral Documents and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Guaranty with respect to all of the Guaranteed Obligations.

SECTION 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

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SECTION 10. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its actual and reasonable costs and expenses in connection with this First Amendment to the extent required pursuant to Section 10.04 of the Credit Agreement.

SECTION 11. Counterparts; Effectiveness. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this First Amendment shall be effective as delivery of an original executed counterpart of this First Amendment.

SECTION 12. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLOGIC, INC., as Borrower

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

HOLOGIC UK FINANCE LTD, as Designated UK Borrower

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Director

HOLOGIC GGO 4 LTD, as UK Borrower

By:	/s/ Michaelangelo Stefani
Name: Michaelangelo Stefani
Title: Director

BIOLUCENT, LLC, as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

CYNOSURE, INC., as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

CYTYC CORPORATION, as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

FOCAL THERAPEUTICS, INC., as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

CYTYC PRENATAL PRODUCTS CORP., as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

BIOPTICS, INC., as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

CYTYC SURGICAL PRODUCTS, LLC, as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

FAXITRON BIOPTICS, LLC, as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

DIRECT RADIOGRAPHY CORP., as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

HOLOGIC US FINANCE CO LLC, as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

SUROS SURGICAL SYSTEMS, INC., as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

GEN-PROBE SALES & SERVICE, INC., as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

GEN-PROBE PRODESSE, INC., as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

GEN-PROBE INCORPORATED, as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

HOLOGIC (MA), LLC, as Guarantor

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Melissa Mullis
Name: Melissa Mullis
Title: Assistant Vice President

BANK OF AMERICA, N.A., as 2018 Refinancing Term Lender

By:	/s/ Lori J. Egan
Name: Lori J. Egan
Title: Senior Vice President

GOLDMAN SACHS LENDING PARTNERS LLC, as a 2018 Refinancing Term Lender

By:	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a 2018 Refinancing Term Lender

By:	/s/ David Hyman
Name: David Hyman
Title: Executive Director

MUFG BANK, LTD. (formerly known as The Bank of Tokyo Mitsubishi UFJ, Ltd.), as a 2018 Refinancing Term Lender

By:	/s/ Kevin Wood
Name: Kevin Wood
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a 2018 Refinancing Term Lender

By:	/s/ Darin Mullis
Name: Darin Mullis
Title: Managing Director

DNB CAPITAL LLC, as a 2018 Refinancing Term Lender

By:	/s/ Kristie Li
Name: Kristie Li
Title: Senior Vice President

By:	/s/ Kristi Birkeland Sorensen
Name: Kristi Birkeland Sorensen
Title: Senior Vice President, Head of Corporate Banking

HSBC BANK USA, NATIONAL ASSOCIATION, as a 2018 Refinancing Term Lender

By:	/s/ Elizabeth Peck
Name: Elizabeth Peck
Title: Director

SUMITOMO MITSUI BANKING CORPORATION, as a 2018 Refinancing Term Lender

By:	/s/ James Weinstein
Name: James Weinstein
Title: Managing Director

MIZHOU BANK, LTD., as a 2018 Refinancing Term Lender

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION, as a 2018 Refinancing Term Lender

By:	/s/ Steven A. Eberhardt
Name: Steven A. Eberhardt
Title: Vice President

SANTANDER BANK, N.A., as a 2018 Refinancing Term Lender

By:	/s/ Karen Ng
Name: Karen Ng
Title: Senior Vice President

THE BANK OF NOVA SCOTIA as a 2018 Refinancing Term Lender

By:	/s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Managing Director

TD BANK, N.A., as a 2018 Refinancing Term Lender

By:	/s/ Shreya Shah
Name: Shreya Shah
Title: Senior Vice President

MORGAN STANLEY SENIOR FUNDING, INC., as a 2018 Refinancing Term Lender

By: /s/ Michael King
Name: Michael King
Title: Vice President

MORGAN STANLEY BANK, N.A., as a 2018 Refinancing Term Lender

By:	/s/ Michael King
Name: Michael King Title: Authorized Signatory

CITIZENS BANK, N.A., as a 2018 Refinancing Term Lender

By:	/s/ Prasanna Manyem
Name: Prasanna Manyem Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a 2018 Refinancing Term Lender

By:	/s/ Douglas Gardner
Name: Douglas Gardner Title: Senior Vice President

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as a 2018 Refinancing Term Lender

By:	/s/ Kathryn Williams
Name: Kathryn Williams Title: Senior Vice President

CITIBANK, N.A., as a Revolving Credit Lender

By:	/s/ Patricia Guerra Heh
Name: Patricia Guerra Heh
Title: Vice President

BANK OF AMERICA, N.A., as a Revolving Credit Lender

By:	/s/ Lori J. Egan
Name: Lori J. Egan
Title: Senior Vice President

GOLDMAN SACHS BANK USA, as a Revolving Credit Lender

By:	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A. as a Revolving Credit Lender

By:	/s/ David Hyman
Name: David Hyman
Title: Executive Director

MUFG BANK, LTD. (formerly known as The Bank of Tokyo Mitsubishi UFJ, Ltd.), as a Revolving Credit Lender

By:	/s/ Kevin Wood
Name: Kevin Wood
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/s/ Darin Mullis
Name: Darin Mullis
Title: Managing Director

DNB Capital LLC, as a Revolving Credit Lender

By:	/s/ Kristie Li
Name: Kristie Li
Title: Senior Vice President

By:	/s/ Kristi Birkeland Sorensen
Name: Kristi Birkeland Sorensen
Title: Senior Vice President, Head of Corporate Banking

HSBC Bank USA, National Association, as a Revolving Credit Lender

By:	/s/ Elizabeth Peck
Name: Elizabeth Peck Title: Director

MORGAN STANLEY BANK, N.A., as a Revolving Credit Lender

By:	/s/ Michael King
Name: Michael King Title: Authorized Signatory

Sumitomo Mitsui Banking Corporation, as a Revolving Credit Lender

By:	/s/ James Weinstein
Name: James Weinstein Title: Managing Director

SANTANDER BANK, N.A., as a Revolving Credit Lender

By:	/s/ Karen Ng
Name: Karen Ng Title: Senior Vice President

THE BANK OF NOVA SCOTIA as a Revolving Credit Lender

By:	/s/ Michelle C. Phillips
Name: Michelle C. Phillips Title: Managing Director

TD BANK, N.A., as a Revolving Credit Lender

By:	/s/ Shreya Shah
Name: Shreya Shah Title: Senior Vice President

MIZUHO BANK, LTD., as a Revolving Credit Lender

By:	/s/ Raymond Ventura
Name: Raymond Ventura Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/s/ Steven A. Eberhardt
Name: Steven A. Eberhardt Title: Vice President

CITIZENS BANK, N.A., as a Revolving Credit Lender

By:	/s/ Prasanna Manyem
Name: Prasanna Manyem Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/s/ Douglas Gardner
Name: Douglas Gardner Title: Senior Vice President

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION as a Revolving Credit Lender

By:	/s/ Kathryn Williams
Name: Kathryn Williams Title: Senior Vice President

Schedule 1

COMMITMENTS AND APPLICABLE PERCENTAGES

2018 Refinancing Term Credit Commitments

Lender	Amount of Term Loans	Applicable Percentage
Bank of America, N.A.	$225,000,000.00	15.00%
Goldman Sachs Lending Partners LLC	$120,000,000.00	8.00%
JPMorgan Chase Bank, N.A.	$120,000,000.00	8.00%
MUFG Bank, Ltd.	$120,000,000.00	8.00%
Wells Fargo Bank, National Association	$120,000,000.00	8.00%
DNB Capital LLC	$100,000,000.00	6.67%
HSBC Bank USA, N.A.	$100,000,000.00	6.67%
Sumitomo Mitsui Banking Corporation	$100,000,000.00	6.67%
Mizuho Bank, Ltd.	$80,000,000.00	5.33%
PNC Bank, National Association	$80,000,000.00	5.33%
Morgan Stanley Senior Funding, Inc.	$65,000,000.00	4.33%
Santander Bank, N.A.	$55,000,000.00	3.67%
The Bank of Nova Scotia	$55,000,000.00	3.67%
TD Bank, N.A.	$55,000,000.00	3.67%
Morgan Stanley Bank, N.A.	$35,000,000.00	2.33%
Citizens Bank, N.A.	$27,500,000.00	1.83%
KeyBank National Association	$27,500,000.00	1.83%
People’s United Bank, National Association	$15,000,000.00	1.00%

TOTAL	$1,500,000,000.00	100.0%

2018 Revolving Credit Commitments (USD)

Lender	Amount of USD Revolving Credit Commitments	Applicable Percentage
Citibank N.A.	$160,000,000.00	13.33%
Bank of America, N.A.	$97,000,000.00	8.08%
Goldman Sachs Bank USA	$96,000,000.00	8.00%
JPMorgan Chase Bank, N.A.	$96,000,000.00	8.00%
MUFG Bank, Ltd.	$96,000,000.00	8.00%
Wells Fargo Bank, National Association	$96,000,000.00	8.00%
DNB Capital LLC	$80,000,000.00	6.67%
HSBC Bank USA, N.A.	$80,000,000.00	6.67%
Morgan Stanley Bank, N.A.	$80,000,000.00	6.67%
Sumitomo Mitsui Banking Corporation	$80,000,000.00	6.67%
Santander Bank, N.A.	$44,000,000.00	3.67%
The Bank of Nova Scotia	$44,000,000.00	3.67%
TD Bank, N.A.	$44,000,000.00	3.67%
Mizuho Bank, Ltd.	$24,000,000.00	2.00%
PNC Bank, National Association	$24,000,000.00	2.00%
Citizens Bank, N.A.	$22,000,000.00	1.83%
KeyBank National Association	$22,000,000.00	1.83%
People’s United Bank, National Association	$15,000,000.00	1.25%

TOTAL	$1,200,000,000.00	100.0%

2018 Revolving Credit Commitments (Multicurrency)

Lender	Amount of Multicurrency Revolving Credit Commitments	Applicable Percentage
Citibank N.A.	$40,000,000.00	13.33%
Bank of America, N.A.	$28,000,000.00	9.33%
Goldman Sachs Bank USA	$24,000,000.00	8.00%
JPMorgan Chase Bank, N.A.	$24,000,000.00	8.00%
MUFG Bank, Ltd.	$24,000,000.00	8.00%
Wells Fargo Bank, National Association	$24,000,000.00	8.00%
DNB Capital LLC	$20,000,000.00	6.67%
HSBC Bank USA, N.A.	$20,000,000.00	6.67%
Morgan Stanley Bank, N.A.	$20,000,000.00	6.67%
Sumitomo Mitsui Banking Corporation	$20,000,000.00	6.67%
Santander Bank, N.A.	$11,000,000.00	3.67%
The Bank of Nova Scotia	$11,000,000.00	3.67%
TD Bank, N.A.	$11,000,000.00	3.67%
Mizuho Bank, Ltd.	$6,000,000.00	2.00%
PNC Bank, National Association	$6,000,000.00	2.00%
Citizens Bank, N.A.	$5,500,000.00	1.83%
KeyBank National Association	$5,500,000.00	1.83%

TOTAL	$300,000,000.00	100.0%

Exhibit A

[Amendments to Credit Agreement attached]

EXECUTION VERSION

Published CUSIP Number: 43644AAZ2

CUSIP (USD Revolving Credit Facility): 43644ABB4

CUSIP (Multicurrency Revolving Credit Facility): 43644ABA6

CUSIP (Term Facility): 43644ABC2

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

Originally dated as of May 29, 2015

, ~~and~~ amended and restated as of October 3, 2017 and amended as of December 17, 2018 among

HOLOGIC, INC.,

and

CERTAIN SUBSIDIARIES

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender

and

L/C Issuer,

The Other Lenders Party Hereto,

~~BANK OF AMERICA~~ MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED,

~~CITIGROUP GLOBAL MARKETS, INC.,~~

WELLS FARGO BANK, NATIONAL ASSOCIATION,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as

Co-Syndication Agents

DNB BANK ASA, NEW YORK

HSBC BANK USA, NATIONAL ASSOCIATION

MORGAN STANLEY SENIOR FUNDING, INC.

SUMITOMO MITSUI BANKING CORPORATION

and,

~~WELLS FARGO BANK, N.A.~~

CITIGROUP GLOBAL MARKETS INC.,

as Co-Documentation Agents

~~BANK OF AMERICA~~ MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED,

~~CITIGROUP GLOBAL MARKETS, INC.,~~

WELLS FARGO BANK, NATIONAL ASSOCIATION,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as

Joint Lead Arrangers and Joint Bookrunners

i

v

SCHEDULES

1.01(A)	Asset Sales

1.01(B)	Existing Letters of Credit

1.01(C)	[Reserved]

1.01(D)(1)	Immaterial Domestic Subsidiaries

1.01(D)(2)	Immaterial Subsidiaries

1.01(E)	[Reserved]

2.01	Commitments and Applicable Percentages

5.01	Jurisdictions of Organization

5.02	Equity Interests and Ownership

5.11	Adverse Proceedings

5.13(b)	Real Estate Assets

5.13(c)	Intellectual Property Litigation

5.16	Material Contracts

5.24	Compliance with Statutes

6.12(c)	Post-Closing Actions

7.01	Existing Indebtedness

7.02	Existing Liens

7.03	Negative Pledges

7.04	Certain Restricted Payments

7.05	Certain Restrictions on Subsidiary Distributions

7.06(k)	Certain Investments

7.09	Sale and Leasebacks

7.10	Certain Affiliate Transactions

10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Committed Loan Notice

B	Form of Swing Line Loan Notice

C-1.1	Form of Multicurrency Revolving Credit Note (Company)

C-1.2	Form of Multicurrency Revolving Credit Note (U.K. Borrower)

C-1.3	Form of Multicurrency Revolving Credit Note (Designated Borrower)

C-2.1	Form of Swing Line Note (Company)

C-2.2	Form of Swing Line Note (U.K. Borrower)

C-2.3	Form of Swing Line Note (Designated Borrower)

C-3	Form of Term Note

C-4.1	Form of USD Revolving Credit Note (Company)

C-4.2	Form of USD Revolving Credit Note (U.K. Borrower)

C-4.3	Form of USD Revolving Credit Note (Designated Borrower)

D	Form of Compliance Certificate

E-1	Form of Assignment and Assumption

E-2	Form of Administrative Questionnaire

F	Form of Notice of Loan Prepayment

G	Counterpart Agreement

H	Form of Designated Borrower Request and Assumption Agreement

I	Form of Designated Borrower Notice

J	Pledge and Security Agreement

K	Form of U.S. Tax Compliance Certificate

L	Form of Joinder Agreement

M	Form of Solvency Certificate

N	Form of Letter of Credit Report

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Agreement”) originally dated as of May 29, 2015 and amended and restated as of October 3, 2017 among HOLOGIC, INC., a Delaware corporation (the “Company”), HOLOGIC GGO 4 ~~Ltd~~LTD (the “U.K. Borrower”, and together with the Company, the “Initial Borrowers”), HOLOGIC UK FINANCE LTD and certain other Subsidiaries of the Company party hereto pursuant to Section 2.14 (each a “Designated Borrower” and, together with the Initial Borrowers, the “Borrowers” and, each a “Borrower”), the Guarantors from time to time party hereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, each a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

WHEREAS, the Company, the U.K. Borrower, the Designated Borrowers, the Guarantors and the Administrative Agent are party to the Original Credit Agreement (such terms and other capitalized terms used in these preliminary statements being defined in Section 1.01 hereof), together with the lenders party thereto, which became effective as of May 29, 2015;

WHEREAS, the Company desires to obtain 2017 Refinancing Term Loans, the proceeds of which will be used on the Restatement Date to prepay in full all of the Existing Term A Loans outstanding immediately prior to the effectiveness of this Agreement;

WHEREAS, the Company desires to obtain (a) 2017 Incremental Term Loans on the Restatement Date, the proceeds of which will be used to pay Convertible Note Repayment Obligations, purchase, repurchase or redeem Convertible Notes pursuant to Section 7.04(c)(y), to fund the Convertible Note Repayment Reserve as permitted hereunder, and for working capital and all other general corporate purposes and (b) commitments under the 2017 Revolving Credit Facility;

WHEREAS, the 2017 Refinancing Term Loans and the 2017 Incremental Term Loans will, when taken together, comprise a single Class of Term Loans under this Agreement, having identical terms; and

WHEREAS, pursuant to the terms of this Amended and Restated Credit and Guaranty Agreement and upon satisfaction of the conditions set forth herein, the Original Credit Agreement is being amended and restated in the form of this Agreement, effective as of the Restatement Date.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2017 Incremental Term Commitment” means, as to any 2017 Incremental Term Lender, its obligation to make 2017 Incremental Term Loans to the Company on the Restatement Date pursuant to Section 2.01(a) in the amount set forth opposite such 2017 Incremental Term Lender’s name on Schedule 2.01.

“2017 Incremental Term Lender” means any Lender with a 2017 Incremental Term Commitment.

“2017 Incremental Term Loan” means the Incremental Term Loans made to the Company on the Restatement Date pursuant to Section 2.01(a).

“2017 Notes” means unsecured Indebtedness of the Company in the form of notes; provided that such unsecured Indebtedness (1) matures after, and does not require any scheduled amortization or scheduled or mandatory payments of principal prior to, the date which is at least 120 days after the latest maturity date of the Term Loans (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirement of clause (2) of this definition), (2) has terms and conditions (other than interest rates, fees, funding discounts, redemption premiums or other premiums, optional redemption or prepayment provisions and, to the extent customary, subordination terms), taken as a whole, that are not materially less favorable to the Company than the terms and conditions for the existing Senior Notes, as determined in good faith by the Company and (3) shall not be guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Indebtedness than the terms of the Guaranty, taken as a whole, as determined in good faith by the Company.

“2017 Refinancing Term Commitment” means, as to any 2017 Refinancing Term Lender, its obligation to make 2017 Refinancing Term Loans to the Company on the Restatement Date pursuant to Section 2.01(a) in the amount set forth opposite such 2017 Refinancing Term Lender’s name on Schedule 2.01.

“2017 Refinancing Term Lender” means any Lender with a 2017 Refinancing Term Commitment.

“2017 Refinancing Term Loan” means the Refinancing Term Loans made to the Company on the Restatement Date pursuant to Section 2.01(a).

“2017 Revolving Credit Facility” means the Revolving Credit Facility established on the Restatement Date.

“2017 Term Facility” means the facility established on the Restatement Date with respect to the 2017 Term Loans.

“2017 Term Loans” means the 2017 Incremental Term Loans and the 2017 Refinancing Term Loans.

“2018 Refinancing Term Commitment” means, as to any 2018 Refinancing Term Lender, its obligation to make 2018 Refinancing Term Loans to the Company on the First Amendment Effective Date pursuant to Section 2.01(a) in the amount set forth opposite such 2018 Refinancing Term Lender’s name on Schedule 2.01.

“2018 Refinancing Term Lender” means any Lender with a 2018 Refinancing Term Commitment.

“2018 Refinancing Term Loans” means the Term Loans made to the Company on the First Amendment Effective Date pursuant to Section 2.01(a).

“2018 Revolving Credit Facility” means the Revolving Credit Facility established on the First Amendment Effective Date.

“2018 Term Facility” means the term loan facility established on the First Amendment Effective Date with respect to the 2018 Refinancing Term Loans.

“Acquired Non-Investment-Grade Securities” means any and all investment securities (including equity securities listed on a national securities exchange) acquired by the Company and/or any Subsidiary of the Company in any Permitted Acquisition, Prior Acquisition and/or any other acquisition that constitutes a permitted Investment which are not Investment Grade Securities or securities issued by an Affiliate of such Subsidiary, a Subsidiary of Company or the Company, to the extent that such investment securities were owned by such Subsidiary at the time of such Permitted Acquisition, Prior Acquisition and/or any other acquisition that constitutes a permitted Investment, as applicable, and were not acquired in contemplation thereof.

“Additional Lender” has the meaning specified in Section 2.19.

“Adjusted Consolidated Cash Interest Expense” means for any period, the Adjusted Consolidated Interest Expense for such period, excluding any amount not payable in Cash, original issue discount and amortization and write-off of deferred financing fees and other imputed non-cash interest charges relating to the Convertible Notes or any other Indebtedness now or hereafter outstanding.

“Adjusted Consolidated Interest Expense” means for any period and without duplication, total interest expense in accordance with GAAP (including that portion attributable to Capital Leases in accordance with GAAP, capitalized interest, amortization and write-off of deferred financing fees and amortization in relation to terminated Hedge Agreements) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under Interest Rate Agreements, capitalized interest and the interest component of all Attributable Receivables Indebtedness.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Responsible Officer of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means each of the Administrative Agent, the Co-Syndication Agents, the Collateral Agent, the Arrangers, the Co-Documentation Agents and any other Person appointed under the Loan Documents to serve in an agent or similar capacity.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Multicurrency Revolving Commitments” means the Multicurrency Revolving Credit Commitments of all the Multicurrency Revolving Credit Lenders.

“Aggregate Payments” has the meaning specified in Section 11.02.

“Aggregate Revolving Commitments” means, collectively, the Aggregate Multicurrency Revolving Commitments and the Aggregate USD Revolving Commitments.

“Aggregate USD Revolving Commitments” means the USD Revolving Credit Commitments of all the USD Revolving Credit Lenders.

“Agreement” means the Original Credit Agreement as amended and restated by this Amended and Restated Credit and Guaranty Agreement.

“Agreement Currency” has the meaning specified in Section 10.19.

“Alternative Currency” means each of the following currencies: Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as calculated by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the then-most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Multicurrency Revolving Commitments and $300,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Multicurrency Revolving Commitments.

“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.30.

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by such Term Lender’s outstanding Term Loans at such time, (b) in respect of the Multicurrency Revolving Credit Facility, with respect to any Multicurrency Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Multicurrency Revolving Credit Facility represented by such Multicurrency Revolving Credit Lender’s Multicurrency Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.18 and (c) in respect of the USD Revolving Credit Facility, with respect to any USD Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the USD Revolving Credit Facility represented by such USD Revolving Credit Lender’s USD Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.18. If the Commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the applicable Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender then-most recently in effect, after giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, in respect of the Term Facility, the Revolving Credit Facility and the Commitment Fee, (i) from the ~~Restatement~~First Amendment Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.01(c) for the Fiscal Quarter ending

December 30, ~~2017~~2018, a percentage per annum determined by reference to Pricing Level 3 set forth below and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Total Net Leverage Ratio as set forth in the then-most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(c):

Pricing Level	Total Net Leverage Ratio	Applicable Rate for Eurocurrency Rate Loans / LIBOR Daily Floating Rate Loans / Letter of Credit Fees	Applicable Rate for Base Rate Loans	Commitment Fee
1	≥ ~~4.00~~4.25:1.00	~~2.00~~1.75%	~~1.00~~0.75%	~~0.35~~0.25%
2	< ~~4.00~~4.25:1.00 ≥ 3.50:1.00	~~1.75~~1.50%	~~0.75~~0.50%	~~0.30~~0.225%
3	< 3.50:1.00 ≥ 2.50:1.00	~~1.50~~1.375%	~~0.50~~0.375%	~~0.25~~0.20%
4	< 2.50:1.00 ≥ 2.00:1.00	1.25%	0.25%	0.20%
5	<2.00:1.00	1.00%	0.00%	0.15%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Period” has the meaning specified in the term “Applicable Rate.”

“Applicable Revolving Credit Percentage” means (a) with respect to any Multicurrency Revolving Credit Lender at any time, such Multicurrency Revolving Credit Lender’s Applicable Percentage in respect of the Multicurrency Revolving Credit Facility at such time and (b) with respect to any USD Revolving Credit Lender at any time, such USD Revolving Credit Lender’s Applicable Percentage in respect of the USD Revolving Credit Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.14(a).

“Appropriate Lender” means, at any time, (a) with respect to the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer, (ii) if any Multicurrency Letters of Credit have been issued pursuant to Section 2.03, the Multicurrency Revolving Credit Lenders and (iii) if any USD Letters of Credit have been issued pursuant to Section 2.03, the USD Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the USD Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (i) with respect to the Term Facility and the Revolving Credit Facilities established on the Closing Date, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets~~,~~ Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their capacities as joint lead arrangers and joint bookrunners ~~and~~, (ii) with respect to the 2017 Term Facility and the 2017 Revolving Credit Facilities, Merrill Lynch, Pierce, Fenner & Smith Incorporated in its capacity as sole lead arranger and sole bookrunner~~.~~ and (iii) with respect to the 2018 Refinancing Term Facility and the 2018 Revolving Credit Facilities, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, National Association, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their capacities as joint lead arrangers and joint bookrunners.

“Asset Sale” means a sale or lease (as lessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor), transfer or other Disposition to, or any exchange of property with, any Person (other than the Company or any Subsidiary Guarantor), in one transaction or a series of transactions, of all or any part of the Company’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, including the Equity Interests of any of the Company’s Subsidiaries (but, for the avoidance of doubt, not including the issuance by the Company or any Subsidiary of Equity Interests), other than (i) inventory (or other tangible or intangible assets) sold, assigned, leased or licensed out in the ordinary course of business to the extent not otherwise prohibited hereunder, (ii) any Disposition to effect or in furtherance of the Reorganization, (iii) the transactions listed on Schedule 1.01(A), (iv) Permitted Licenses, (vi) the sale or other Disposition of Investment Grade Securities and Cash Equivalents in exchange for Cash, (vii) the sale, assignment, lease or license of any Discontinued Real Property ~~and~~, (viii) the surrender or waiver of contract rights on the settlement, release or surrender of contract, tort or other claims and (ix) the sale or other Disposition of a Securitization Intercompany Note in connection with a Qualified Intercompany Note Transaction.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, constitutes the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement, would be outstanding at such time under the Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the Fiscal Year ended September 24, 2016, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of the Company and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).

“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.03(b).

~~“Availability Period” means, in respect of a Class of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for such Class of the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments of such Class pursuant to Section 2.05, and (c) the date of termination of the commitment of each Revolving Credit Lender of such Class to make Revolving Credit Loans of such Class and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.~~

“Available Amount” means, on any date (the “Available Amount Reference Time”), the sum of:

(a) $200,000,000, plus

(b) the Available ECF Amount, plus

(c) the amount of any Net Equity Proceeds from any issuance of Equity Interests received by or made to the Company (or any direct or indirect parent thereof and contributed by such parent to the Company) during the period commencing on the first day of the Fiscal Year ending in September 2018 through and including the Available Amount Reference Time, in each case, to the extent that such Equity Issuance is not prohibited hereunder, plus

(d) to the extent not (i) already included in the calculation of Consolidated Net Income of the Company and its Subsidiaries or (ii) already reflected as a return of capital, repayment of principal, or deemed reduction in the amount of such Investment pursuant to clause (e) below or any other provision of Section 7.06, the aggregate amount of all cash dividends, profits, returns, repayment of principal, cash distributions, or similar other amounts received by the Company or any Subsidiary from any Investment pursuant to Section 7.06 during the period commencing on the first day of the Fiscal Year ending in September 2018 through and including the Available Amount Reference Time, minus

(e) the aggregate amount of any Restricted Junior Payment made from the Available Amount pursuant to Section 7.04(k), in each case, during the period commencing on the first day of the Fiscal Year ending in September 2018 through and including the Available Amount Reference Time.

“Available ECF Amount” means, on any date, an amount determined on a cumulative basis equal to Consolidated Excess Cash Flow for each Fiscal Year of the Company commencing with the Fiscal Year ending in September 2018.

“Availability Period” means, in respect of a Class of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for such Class of the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments of such Class pursuant to Section 2.05, and (c) the date of termination of the commitment of each Revolving Credit Lender of such Class to make Revolving Credit Loans of such Class and of the obligation of the L/C Issuer to make L/C Credit Extensions of such Class pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Indenture” means that certain Indenture dated as of December 10, 2007 by and between Wilmington Trust Company, as trustee, and the Company.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Directors” shall mean, as to any Person, the board of directors or managers, as applicable, or other governing body of such Person, or if such person is managed by a single entity, the board of directors or managers, as applicable, or other governing body of such entity.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a Revolving Credit Borrowing, a Term Borrowing and/or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Loan Document Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan or a LIBOR Daily Floating Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan or LIBOR Daily Floating Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan or LIBOR Daily Floating Rate Loan, means any such day that is also a London Banking Day;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of the Lenders to fund participations in respect thereof, cash or deposit account balances or, at the request of the Company, if the Administrative Agent, the L/C Issuer or the Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, or (c) issued or directly and unconditionally guaranteed as to interest and principal by any country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), in each case maturing within one year after such date of determination; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date of determination and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P-1 from Moody’s; (iii) (a) commercial paper maturing no more than one year from such date of determination and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s and (b) securities commonly known as “short-term bank notes” issued by any Lender and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (iv) demand deposits, certificates of deposit, bankers’ acceptances and/or time deposits maturing within one year after such date of determination and issued or accepted by any Lender or by (a) any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia or Canada that has total assets of not less than $1,000,000,000 or (b) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of such country, and having total assets of not less than $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which is organized or another country which is a member of the OECD; (v) taxable or tax-exempt securities which at the time of purchase have been rated and the ratings for which are not less than A 3 if rated by Moody’s, and not less than A- if rated by S&P, (vi) shares of any money market mutual fund or similar fund that is primarily invested in some combination of the types of investments referred to in clauses (i) through (v) above (though such mutual fund shall not be required to maintain investments in each of such types of investments); and (vii) instruments equivalent to those referred to in clauses (i) to (vi) above denominated in Euros, Pounds Sterling, or any other major currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent required or advisable in connection with any business conducted by the Company or any Subsidiary organized or operating in such jurisdiction.

“Cash Management Agreements” means those agreements entered into from time to time by the Company or its Subsidiaries with a Cash Management Provider in connection with the obtaining of any Cash Management Services.

“Cash Management Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees and expenses owing by the Company or any of its Subsidiaries to any Cash Management Provider pursuant to or evidenced by the Cash Management Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Cash Management Provider” means any Lender or Affiliate of a Lender which provides Cash Management Services to the Company or its Subsidiaries; provided that each such Affiliate shall appoint the Collateral Agent as its agent and agree to be bound by the Loan Documents as a Secured Party, subject to Section 9.11.

“Cash Management Services” means any cash management, including controlled disbursement, accounts, brokerage services, or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided to the Company or any of its Subsidiaries by a Cash Management Provider.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the Restatement Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III and (z) the CRD IV and any law or regulation which implements CRD IV in any jurisdiction, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the total outstanding voting interest in the Equity Interests of the Company or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of the Company; or (ii) the occurrence of a “Change of Control” (or any comparable term) under, and as defined in, the documents evidencing any Indebtedness permitted pursuant to one or more of Sections 7.01(h), (j), (k), (o) or (p) in an aggregate principal amount of not less than $100,000,000.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Term Lenders, (b) Multicurrency Revolving Credit Lenders, (c) USD Revolving Credit Lenders (including the Swing Line Lender) and (d) New Term Loan Lenders; (ii) with respect to Loans, each of the following classes of Loans: (a) Term Loans, (b) Multicurrency Revolving Credit Loans, (c) USD Revolving Credit Loans (including Swing Line Loans) and (d) each Series of New Term Loans; (iii) with respect to Commitments, each of the following classes of Commitments: (a) Term Commitments, (b) Multicurrency Revolving Credit Commitments, (c) USD Revolving Credit Commitments and (d) New Term Loan Commitments and (iv) with respect to Facilities, each of the following classes of Facilities: (a) the Term Facility, (b) the Multicurrency Revolving Credit Facility and (c) the USD Revolving Credit Facility.

“Closing Date” means May 29, 2015.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Development Agreement” means an agreement between the Company or any Subsidiary and a third party (excluding, for the avoidance of doubt, any joint venture or Subsidiary) which primarily relates to the co-development or joint development of Intellectual Property, and which does not materially interfere with the conduct of the Company’s or any of its Subsidiaries’ business as conducted on the Restatement Date (or as permitted by Section 7.11) or materially detract from the value thereof.

“Co-Documentation Agents” means (i) with respect to the Term Facility and the Revolving Credit Facilities established on the Closing Date, DNB Bank ASA, New York, HSBC Bank USA, National Association and Sumitomo Mitsui Banking Corporation, in their capacities as documentation agents ~~and~~, (ii) with respect to the 2017 Term Facility and the 2017 Revolving Credit Facilities, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, ~~N.A.~~National Association and (iii) with respect to the 2018 Refinancing Term Facility and the 2018 Revolving Credit Facilities, DNB Bank ASA, New York, HSBC Bank USA, National Association, Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation and Citigroup Global Markets Inc.

“Collateral” means all of the “Collateral” or other similar terms referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Bank of America, in its capacity as Collateral Agent under the Collateral Documents.

“Collateral Documents” means the Pledge and Security Agreement, the Intellectual Property Security Agreements, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Multicurrency Revolving Credit Borrowing, (c) a USD Revolving Credit Borrowing, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Commitment Fee” has the meaning specified in Section 2.09.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Materials” has the meaning specified in Section 6.01(m).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, the Consolidated Net Income of the Company and its Subsidiaries for such period plus, without duplication and to the extent reducing net income (and not excluded in determining Consolidated Net Income) for such period, the sum of:

(a) any expense and provision for taxes, paid or accrued (including any penalties and interest related thereto), including without limitation, the U.S. medical device excise tax and any business license or state or other governmental franchise fees,

(b) Adjusted Consolidated Interest Expense, milestone payments in connection with any investment or series of related investments, losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(c)	Consolidated Depreciation and Amortization Expense,

(d) any non-cash expenses, losses and charges and non-cash revenue loss recorded in respect of purchase accounting (including, but not limited, to revenue not recognized as a result of the write-up of accounts receivable), and non-cash or unrealized exchange, translation or performance expenses, losses and charges relating to any foreign currency hedging transactions or currency fluctuations,

(e) (i) any non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations and (ii) any other non-cash expenses, losses and charges (including, without limitation, incurred pursuant to any equity incentive plan or award or arising from any impairment of intangible assets or goodwill, but excluding any such non-cash charge to the extent that it represents an accrual or reserve for cash expenses in any future period, an amortization of a prepaid cash expense that was paid in a prior period or a write-off, writedown or reserve with respect to current assets),

(f) any unusual expenses, losses or charges, including without limitation, any pre-opening, opening, restructuring, closure, integration, transition and similar expenses, losses or charges accrued during such period, including any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of the Company and its Subsidiaries, including, without limitation, the sale, disposal, closing, abandonment or discontinuance of assets (other than in the ordinary course of business), facilities or operations, severance and curtailments or modifications to pension and post-retirement employee benefit plans, retention payments in connection therewith, asset write-downs or asset disposals, write-downs for purchase and lease commitments, write-downs of excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized and any related costs of existing products or product lines; provided that the aggregate amount added back pursuant to this paragraph (f), together with the amount of projected synergies and cost savings added back pursuant to Section 1.10(c), shall not exceed 15% of Consolidated Adjusted EBITDA for such period, calculated without giving effect to any adjustment pursuant to this paragraph (f) or Section 1.10(c) as it relates to projected synergies and cost savings,

(g) expenses, losses and charges with respect to casualty events or business interruption,

(h) expenses, losses and charges incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition or disposition permitted hereunder, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 12 months of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 12 months),

(i) any contingent or deferred payment obligations (including, but not limited to, severance, retention, earn-out payments, non-compete payments and consulting payments, together with any interest or similar charge of expense imputed or otherwise accrued in respect of any of the foregoing but excluding ongoing royalty payments) incurred in connection with any Prior Acquisition or any Permitted Acquisition (or any other acquisition constituting a permitted Investment),

(j) non-cash expenses, losses and charges pursuant to Statement of Financial Accounting Standards No. 158 (codified within Accounting Standards Codifications 715-20, Defined Benefit Plans—General and 715-30, Defined Benefit Plans—Pension); and

(k) all costs or expenses incurred in connection with the payment or accrual of dividend equivalent rights pursuant to any equity incentive plan or award, but only to the extent that equivalent payments are being or have been made with respect to Equity Interests in the Company;

minus (without duplication), to the extent increasing net income (and not excluded in determining Consolidated Net Income) for such period, (i) any cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clause (e) above in such period or any prior period, (ii) all non-cash income or gains (but excluding any such amount (x) in respect of which cash or other assets were received in a prior period or will be received or (y) which represents the reversal of an accrual or cash reserve for anticipated cash charges in any prior period) and non-cash exchange, translation or performance gains relating to any foreign currency hedging transactions or currency fluctuations and (iii) any unusual income or gains, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis;

provided that, without duplication and to the extent included in Consolidated Net Income, any adjustments resulting from the application of Accounting Standards Codification 815 shall be excluded in determining Consolidated Adjusted EBITDA.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment,” “construction in-process,” “purchase or capitalized development of intellectual property,” “increase in equipment under customer usage agreements” or similar items reflected in the consolidated statement of cash flows of the Company and its Subsidiaries.

“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long-term debt.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of intangibles, including, without limitation, goodwill, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive (it being understood and agreed that if actual Consolidated Excess Cash Flow is negative for any period, Consolidated Excess Cash Flow shall be zero for such period)) equal to:

(a) the sum, without duplication (including, without limitation, duplication of the effects of adjustments or exclusions provided for in the definitions of Consolidated Adjusted EBITDA and Consolidated Net Income), of (i) Consolidated Adjusted EBITDA, (ii) the Consolidated Working Capital Adjustment (which may be a negative amount) and (iii) the amount related to items that were deducted or excluded (with the result that Consolidated Adjusted EBITDA was reduced) hereunder in calculating Consolidated Adjusted EBITDA to the extent either (A) such items represent cash received by the Company or any Subsidiary (but excluding, other than for purposes of the definition of Available ECF Amount, cash gains excluded from Consolidated Net Income pursuant to clause (h) of the definition thereof) or (B) such items do not represent cash paid by the Company or any Subsidiary; minus

(b) the sum, without duplication (including, without limitation, duplication of the effects of adjustments or exclusions provided for in the definitions of Consolidated Adjusted EBITDA and Consolidated Net Income), of the amounts for such period paid in cash (or, in the case of clause (I) below, held in reserve) from operating cash flow (except, with respect to clauses (B) (solely with respect to scheduled repayments of Indebtedness for borrowed money), (E), (I) and (J) below, to the extent funded with Cash proceeds from Indebtedness (including, without limitation, Revolving Credit Loans) or Cash proceeds from the issuance of any Equity Interests of the Company or any of its Subsidiaries) of (A) payments relating to expenses or provision for taxes with respect to such period, (B) Adjusted Consolidated Cash Interest Expense, milestone payments in connection with any investment or series of related investments, costs of surety bonds in connection with financing activities and scheduled repayments of Indebtedness for borrowed money and scheduled repayments of obligations under Capital Leases, (C) consideration in respect of any Consolidated Capital Expenditure, (D) consideration in respect of any Prior Acquisition or any Permitted Acquisition (or any other acquisition constituting a permitted Investment), (E) the aggregate amount of principal prepayments of long-term Indebtedness of the Company and its Subsidiaries, excluding (v) amounts prepaid pursuant to Section 2.05(c)(ix)(B)(y), (w) all prepayments of Term Loans (other than, for the avoidance of doubt, scheduled payments of Term Loans referred to in clause (b)(B) above and mandatory prepayments pursuant to Sections 2.05(c)(i) and 2.05(c)(ii)), (x) all prepayments of Swing Line Loans and Revolving Credit Loans, (y) all prepayments in respect of any revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder and (z) all prepayments of Junior Financing, (F) the amount related to items that were added back or excluded (with the result that Consolidated Adjusted EBITDA was increased) hereunder in calculating Consolidated Adjusted EBITDA to the extent either (1) such items represent cash payments made by the Company or any Subsidiary (which had not reduced Consolidated Excess Cash Flow upon the accrual thereof in a prior Fiscal Year), (but excluding, other than for purposes of the definition of Available ECF Amount, cash losses excluded from Consolidated Net Income pursuant to clause (h) of the definition thereof) or (2) such items do not represent cash received by the Company or any Subsidiary, (G) to the extent not expensed during such period, the aggregate amount of costs, fees and expenses in connection with the consummation of any Prior Acquisition, Permitted Acquisition, permitted Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or other modification of any Indebtedness (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed), (H) payments made with respect to any and all existing and future Adverse Proceedings, (I) amounts used to fund the Convertible Note Repayment Reserve to the extent permitted under the definition thereof and (J) without duplication of amounts deducted pursuant to clause (b)(I) above in a prior period that were applied to Convertible Note Repayment Obligations or to purchase or repurchase Convertible Notes pursuant to Section 7.04(c)(y), the aggregate amount applied to (x) Convertible Note Repayment Obligations or (y) purchase or repurchase Convertible Notes pursuant to Section 7.04(c)(y), in each case in such period; plus

(c) amounts deducted pursuant to clause (b)(I) above in a prior period to the extent not applied to the Convertible Note Repayment Obligations or to purchase or repurchase Convertible Notes pursuant to Section 7.04(c)(y) within the applicable time period specified in the definition of Convertible Note Repayment Reserve;

provided that, for the purpose of calculating Consolidated Net Income or Consolidated Adjusted EBITDA included in the definition of Consolidated Excess Cash Flow in connection with any Pro Forma Transaction, the income (or loss) of any Person or business accrued prior to the date it becomes a Subsidiary of the Company shall not be included.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt less (b) the aggregate amount (not to exceed $1,000,000,000) of Qualified Cash as of such date.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that, in calculating the Consolidated Net Income of the Company and its Subsidiaries for any period, there shall be excluded (without duplication):

(a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries (except as contemplated by Section 1.10);

(b) the income (or deficit) of any Person in which the Company or any of its Subsidiaries has an ownership interest that is either (x) not a Subsidiary or (y) accounted for by the equity method of accounting, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions;

(c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any agreement, instrument, contract or other undertaking to which such Subsidiary is a party or by which any of its property is bound or any law, treaty, rule, regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case, applicable or binding upon such Subsidiary or any of its property or to which such Subsidiary or any of its property is subject;

(d) any fees, expenses, charges or losses recognized during such period, or any amortization or write-off thereof for such period, in connection with the consummation of any Prior Acquisition, Permitted Acquisition, Investment, asset disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, recapitalizations, mergers, refinancing transaction or amendment, waiver or other modification of any Indebtedness or similar transactions (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring or unusual costs, expenses or losses recognized during such period as a result of any such transaction;

(e) any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20, Debt (but only to the extent of the information therein that was codified from Financial Accounting Standards Board Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) or related interpretations or guidance) (including, for the avoidance of doubt, as a result of its application to Convertible Notes issued in exchange for other Convertible Notes);

(f) any unusual, non-recurring or extraordinary gain, loss, expense or charge (including, without limitation, any gains, losses, expenses or charges arising out of judgments or the settlement of any Adverse Proceeding listed on Schedule 5.11);

(g) any income, loss, expense or charge for such period attributable to the exchange or early extinguishment of Indebtedness, together with any related provision for taxes on any such income;

(h) any net after-tax gains or losses attributable to (i) asset dispositions (including any Qualified Receivables Transaction and any asset dispositions referenced in clause (ix) of the definition of “Asset Sale” set forth herein) other than in the ordinary course of business and (ii) dispositions of minority investments, in each case, as determined in good faith by the Company;

(i) any non-cash gain, loss, expense or charge attributable to the movement in the mark-to-market valuation of Indebtedness; and

(j) (x) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets, and (y) the purchase accounting effects of in process research and development expenses and adjustments to property, inventory, accounts receivable (including revenue not recognized as a result of the write up of accounts receivable) and equipment, software and other intangible assets and deferred revenue and deferred expenses in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Subsidiaries), in the case of clause (y), as a result of any acquisition consummated prior to the Closing Date, or any Permitted Acquisition, or the amortization or write-off of any amounts thereof.

“Consolidated Senior Secured Debt” means, as of any date of determination, Consolidated Total Debt that is secured by a Lien on the assets of the Loan Parties.

“Consolidated Senior Secured Net Debt” means, as of any date of determination, (a) Consolidated Senior Secured Debt less (b) the aggregate amount (not to exceed $1,000,000,000) of Qualified Cash as of such date.

“Consolidated Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, in each case as set forth on the then-most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of the Company and its Subsidiaries over Consolidated Current Liabilities of the Company and its Subsidiaries.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment, there shall be excluded the effect of reclassification during such period of current assets to long-term assets, long term assets to current assets, current liabilities to long-term liabilities and long term liabilities to current liabilities and the effect of any Permitted Acquisition (and/or any other acquisition that constitutes a permitted Investment) or Asset Sale during such period; provided that there shall be included with respect to any Permitted Acquisition (and/or any other acquisition that constitutes a permitted Investment) or Asset Sale during such period, an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition (and/or any other acquisition that constitutes a permitted Investment) or disposed of in such Asset Sale as at the time of such acquisition or such Asset Sale exceeds (or is less than) Consolidated Working Capital at the end of such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Contributing Guarantors” has the meaning specified in Section 11.02.

“Convertible Note Put Date” means with respect to each series of Convertible Notes, a date on which holders thereof may require the Company to repurchase such Convertible Notes under the terms thereof.

“Convertible Note Repayment Event” means (i) the repurchase of Convertible Notes by the Company upon the exercise of the holder’s right to require the Company to repurchase its Convertible Notes, (ii) the redemption of Convertible Notes by the Company upon the exercise of the Company’s option to call or otherwise redeem such Convertible Notes from the holder thereof, (iii) the election by the Company to make a settlement payment, in whole or in part, in cash (rather than Equity Interests) following the conversion of any Convertible Notes into Equity Interests by the holder thereof or (iv) the exchange of Convertible Notes by the Company in connection with a Permitted Refinancing, in each case in accordance with the terms of the applicable Convertible Notes.

“Convertible Note Repayment Obligations” means any cash payment paid by the Company or any of its Subsidiaries (i) to a holder of a Convertible Note upon the occurrence of a Convertible Note Repayment Event including without limitation, the purchase price in regards to the Convertible Note being purchased or repurchased and/or all cash payments of principal, premium, interest, accretion, and fees incurred in connection with any redemption, purchase or repurchase in connection with such Convertible Note Repayment Event (other than an event set forth in clause (iv) of the definition thereof), or (ii) on account of any recapture taxes (or any other applicable taxes) due by the Company or any of its Subsidiaries in respect thereto, in each case, in connection with the redemption, repayment, repurchase, conversion or exchange thereof upon a Convertible Note Repayment Event.

“Convertible Note Repayment Reserve” means, with respect to each series of Convertible Notes, cash reserves established by the Company, in its discretion, to fund future Convertible Note Repayment Obligations in an amount not to exceed the Convertible Note Repayment Obligation which the Company in its good faith, reasonable judgment believes it will incur in connection with the next scheduled Convertible Note Put Date, which reserve the Company may begin to fund eighteen (18) months immediately preceding the next scheduled Convertible Note Put Date in respect of the applicable series of Convertible Notes (it being understood and agreed that to the extent the amount reserved in any period exceeds the actual Convertible Note Repayment Obligations, the Company shall not be required to apply such excess amount to make an excess cash flow payment (if any) in connection with any Loans) . The Convertible Note Repayment Reserve (x) shall be invested in Cash or Cash Equivalents held in a general (i.e., non-escrow) deposit account of the Company and (y) for the avoidance of doubt may be applied to the purchase or repurchase of Convertible Notes pursuant to Section 7.04(c)(y) (including pursuant to the purchase or repurchase of such Convertible Notes through negotiated or open market transactions).

“Convertible Notes” means (i) the 2.00% Convertible Exchange Senior Notes due 2037, issued by the Company pursuant to the Base Indenture and that certain Second Supplemental Indenture dated as of November 23, 2010, by and between Wilmington Trust Company, as trustee, and the Company, (ii) the 2.00% Convertible Senior Notes due 2042, issued by the Company pursuant to the Base Indenture and that certain Third Supplemental Indenture dated as of March 5, 2012, by and between Wilmington Trust Company, as trustee, and the Company, (iii) the 2.00% Convertible Senior Notes due 2043 issued by the Company pursuant to the Base Indenture and that certain Fourth Supplemental Indenture dated as of February 21, 2013 by and between Wilmington Trust Company, as trustee, and the Company and (iv) any other series of convertible notes which may be issued in a Permitted Refinancing of such Convertible Notes (including an exchange therefor).

“Cost Shared Intangibles” has the meaning specified in the term “Permitted R&D Cost Sharing Agreement.”

“Co-Syndication Agents” means (i) with respect to the Term Facility and the Revolving Credit Facilities established on the Closing Date, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets~~,~~ Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their capacities as syndication agents, (ii) with respect to the 2017 Term Facility and the 2017 Revolving Credit Facilities established on the Restatement Date, October 3, 2017, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their capacities as syndication agents and (~~ii~~iii) with respect to the ~~2017~~2018 Refinancing Term Facility and the ~~2017~~2018 Revolving Credit Facilities ~~established on the Restatement Date, October 3, 2017.~~, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, National Association, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and the Bank of Tokyo-Mitsubishi UFJ, Ltd.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Loan Party pursuant to Section 6.10.

“CRD IV” means (A) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 and (B) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“Credit Agreement Refinancing Indebtedness” has the meaning specified in in Section 2.19.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“CTA” means the Corporation Tax Act 2009.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Company’s and its Subsidiaries’ operations and not for speculative purposes.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Insolvency Act 1986 of the United Kingdom and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, the United Kingdom or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” has the meaning specified in Section 2.05(c)(x).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Loan Document Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan or a LIBOR Daily Floating Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or become insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a

Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination. Failure of the Administrative Agent to conclude that a Lender is a Defaulting Lender shall not limit the rights and remedies of the Loan Parties in regards to any Lender that constitutes a Defaulting Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and $200,000,000. The Designated Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Designated Borrower Notice” has the meaning specified in Section 2.14(a).

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14(a).

“Designated Non-Cash Consideration” means non-cash consideration (including any purchase price holdbacks) received by the Company or a Subsidiary in connection with an Asset Sale pursuant to Section 7.08(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer setting forth the fair market value thereof and the basis of such valuation (which amount will be reduced by the fair market value of the portion of such non-cash consideration converted to Cash within 270 days following the consummation of the applicable Asset Sale).

“Discontinued Real Property” means all or any portion of real property owned or leased by the Company or a Subsidiary which, in the good faith judgment of the Company, is no longer used or useful in the business of the Company and its Subsidiaries; provided that no Material Real Estate Asset shall constitute Discontinued Real Property.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (but, for the avoidance of doubt, not including the issuance by the Company or any Subsidiary of Equity Interests).

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) requires the scheduled payments or dividends in cash or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations, the cancellation or expiration of all Letters of Credit and the termination of the Commitments.

“Disqualified Institution” means (a) any Person that competes with the business of the Company and its Subsidiaries from time to time, as identified on a list made available to the Administrative Agent from time to time and (b) as to any entity referenced in clause (a) above (a “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s known Affiliates that is readily identifiable as such by name, but excluding any Affiliate that is primarily engaged in, or that advises funds, or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of such entity; it being understood and agreed that the identification of any Person as a Disqualified Institution after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Loan or Commitment to the extent that Person still holds such Loan or participation interest at the time that such Person is identified as a Disqualified Institution. The list of Disqualified Institutions shall be posted to the Platform, it being understood that the Company may update such list from time to time with respect to Disqualified Institutions to the extent provided for above, and the Administrative Agent shall, upon request of the Company, post such updated schedule to the Platform promptly following its receipt thereof, with such updates effective solely upon the posting thereof to the Platform.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as calculated by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the then-most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any U.S. Loan Party in any real property located in the United States.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of any political subdivision of the United States.

“Drop-Down Consideration” has the meaning specified in the definition of Permitted Foreign Subsidiary Realignment Transaction.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored within the prior six (6) years, maintained or contributed to by, or required to be contributed by, the Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of, or liability under, any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all foreign, domestic or transnational, federal or state (or any subdivision of either of them) statutes, common law, ordinances, orders, rules, regulations, judgments, Governmental Authorizations or any other requirements of or agreements with Governmental Authorities as any of the foregoing may be amended relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational and human safety and health, industrial hygiene or land use, in any manner applicable to the Company or any of its Subsidiaries or any Real Property Facility.

“Equity Interests” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Restatement Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any preferred stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Equity Interests until and unless any such debt security is converted into Equity Interests), warrants or options exchangeable for or convertible into such Equity Interest or any other rights to subscribe to or otherwise acquire such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company or such Subsidiary and with respect to liabilities attributable to such period arising after such period for which the Company or such Subsidiary could be liable under the Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code), or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan, or the failure to make by its due date any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or Section 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or Section 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Section 4203 and Section 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or Section 4042 of ERISA; (viii) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l) or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code; or (xii) the occurrence of a Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means:

(a) With respect to any Credit Extension:

(i) denominated in a LIBOR Quoted Currency, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a successor rate (or, if not available, a comparable rate), which rate is approved by the Administrative Agent, as published on the applicable

Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii) denominated in any Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent, the Multicurrency Revolving Credit Lenders and/or the L/C Issuer pursuant to Section 1.06(a); and

(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided, further, that if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans that are Multicurrency Revolving Credit Loans may be denominated in Dollars or in an Alternative Currency. Eurocurrency Rate Loans that are Term Loans or USD Revolving Credit Loans shall be denominated in Dollars. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Disregarded Entity” means any Subsidiary of the Company substantially all of the assets of which are Equity Interests in one or more Foreign Subsidiaries that are CFCs.

“Excluded Subsidiary” means (i) any Subsidiary of the Company that is a Massachusetts securities corporation or a Receivables Entity, (ii) any Foreign Subsidiary, (iii) any Immaterial Domestic Subsidiary, (iv) any Real Estate Loan Borrower (only so long as such Indebtedness incurred pursuant to Section 7.01(z) remains outstanding) and (iv) unless otherwise agreed by the Company in writing, any Domestic Subsidiary that is an Excluded Disregarded Entity or a Subsidiary of a Foreign Subsidiary that is a CFC.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) (after giving effect to any keepwell, guaranty or other support agreement) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Class” has the meaning specified in Section 2.15(a).

“Existing Credit Agreement” means that certain Credit and Guaranty Agreement dated as of August 1, 2012 (as amended, modified or otherwise supplemented prior to the Closing Date) among the Company, the subsidiaries of the Company party thereto, Goldman Sachs Bank USA, as Administrative Agent and the other parties thereto.

“Existing L/C Issuer” means JPMorgan Chase Bank, N.A., in its capacity as issuer of the Existing Letters of Credit.

“Existing Letters of Credit” means those certain letters of credit issued in connection with and/or outstanding under the Existing Credit Agreement and outstanding on the Closing Date and listed on Schedule 1.01(B) hereto.

“Existing Multicurrency Revolving Credit Commitments” has the meaning specified in Section 2.15(c).

“Existing Revolving Credit Commitments” means the Existing Multicurrency Revolving Credit Commitments and/or the Existing USD Revolving Credit Commitments, as the context may require.

“Existing Term A Loan” means all Term Loans outstanding immediately prior to the effectiveness of this Agreement.

“Existing Term Loans” has the meaning specified in Section 2.15(c).

“Existing USD Revolving Credit Commitments” has the meaning specified in Section 2.15(c).

“Extended Maturity Date” has the meaning specified in Section 2.15(a).

“Extended Multicurrency Revolving Credit Commitments” has the meaning specified in Section 2.15(c).

“Extended Revolving Credit Commitments” means the Extended Multicurrency Revolving Credit Commitments and/or the Extended USD Revolving Credit Commitments, as the context may require.

“Extended Term Loans” has the meaning specified in Section 2.15(c).

“Extended USD Revolving Credit Commitments” has the meaning specified in Section 2.15(c).

“Extension” has the meaning specified in Section 2.15(a).

“Extension Amendments” has the meaning specified in Section 2.15(f).

“Extension Offer” has the meaning specified in Section 2.15(a).

“Facility” means the Term Facility or any Revolving Credit Facility, as the context may require.

“Fair Share” has the meaning specified in Section 11.02.

“Fair Share Contribution Amount” has the meaning specified in 11.02.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” has the meaning specified in Section 5.27(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate is less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Fee Letter” means (i) immediately before this Agreement became effective on the Restatement Date, the Administrative Agent Fee Letter dated as of April 17, 2015 among the Company, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated ~~and~~(“MLPFS”), (ii) upon this Agreement becoming effective on the Restatement Date until immediately before the First Amendment Effective Date, the Administrative Agent Fee Letter dated as of August 11, 2017 among the Company, ~~Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”).~~MLPFS and (iii) upon the First Amendment Effective Date, the Administrative Agent Fee Letter dated as of December 17, 2018 among the Company, MLPFS and Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or Chief Accounting Officer of the Company that such financial statements fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and, with respect to quarterly financial statements, absence of footnotes.+

“First Amendment” means Refinancing Amendment No. 1 to this Agreement dated December 17, 2018.

“First Amendment Effective Date” means the “First Amendment Effective Date” as defined in the First Amendment.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary, the Equity Interests of which are directly owned by the Company or a Domestic Subsidiary that is not a Subsidiary of a Foreign Subsidiary.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on the last Saturday of September of each calendar year.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from a governmental authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a governmental authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, or (d) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Company or any Subsidiary, excluding, in each case under clauses (a) through (d) above, any unfunded liabilities, failure to make required contributions or payments, receipt of notice, the occurrence of any transaction, or any such other matters referred to therein (i) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made or provided in accordance with GAAP or (ii) with respect to which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

“Foreign Disposition” shall have the meaning assigned to such term in Section 2.05(c)(ix).

“Foreign Jurisdiction” means any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Pension Plan” means any benefit plan that under applicable law, other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a governmental authority.

“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Company that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.

“Fronting Exposure” means (a) at any time there is a Revolving Credit Lender of any Class that is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders of the same Class or Cash Collateralized in accordance with the terms hereof, and (b) at any time there is a USD Revolving Credit Lender that is a Defaulting Lender, with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other USD Revolving Credit Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Guarantors” has the meaning Specified in Section 11.02.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gen-Probe” means Gen-Probe Incorporated, a Delaware corporation.

“Gen-Probe Acquisition” means the acquisition by the Company of 100% of the Equity Interests of Gen-Probe.

“Governmental Authority” means any federal, state, municipal, foreign, transnational, national or other government (including any supra-national bodies such as the European Union), governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, any regulatory authority or any court, in each case whether associated with a state of the United States, the United States, the United Kingdom or a foreign entity or government (including any supra-national bodies such as the European Union).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guaranty” means, collectively, (a) the Guaranty made by the Guarantors under Article 11 in favor of the Secured Parties and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Grantor” has the meaning assigned to that term in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning specified in Section 11.01

“Guarantor” means (a) in respect of (i) the Obligations of the U.K. Borrower and any Designated Borrowers and (ii) Cash Management Obligations and Hedge Obligations owing by any Loan Party or any Subsidiary of any Loan Party, the Company and each Subsidiary Guarantor and (b) in respect of the Obligations of the Company, each Subsidiary Guarantor; provided, however, that no Excluded Subsidiary shall be required to be a Guarantor.

“Hazardous Materials” means any chemical, material, waste or substance, which is prohibited, limited or regulated by any Governmental Authority or Environmental Law or which may or could pose a hazard to the health and safety of any Persons or to the indoor or outdoor environment pursuant to any Governmental Authority or Environmental Law.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement, Commodity Price Protection Agreement or a Currency Agreement entered into with a Lender Counterparty.

“Hedge Obligations” means all obligations of any Loan Party from time to time owed to any Lender Counterparties, to the extent arising under any Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Honor Date” has the meaning specified in Section 2.03(c).

“ICC” has the meaning specified in the definition of UCP.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Immaterial Domestic Subsidiary” means, at any date of determination, any Domestic Subsidiary of the Company that, together with all other Immaterial Domestic Subsidiaries, (i) had consolidated assets comprising in the aggregate less than ~~5~~10% of Total Assets of the Company and its Subsidiaries on the last day of the then-most recent Fiscal Quarter for which financial statements are available and (ii) contributed in the aggregate less than ~~5~~10% of Consolidated Adjusted EBITDA ~~of the Company and its Subsidiaries~~ for the period of four (4) Fiscal Quarters then-most recently ended for which financial statements are available. The Immaterial Domestic Subsidiaries as of the Restatement Date are listed on Schedule 1.01(D)(1).

“Immaterial Subsidiary” means at any date of determination, any Domestic Subsidiary or any Foreign Subsidiary (other than the U.K. Borrower or any Designated Borrower) of the Company that, together with all other Immaterial Subsidiaries, (i) had consolidated assets comprising in the aggregate less than 5% of Total Assets on the last day of the then-most recent Fiscal Quarter for which financial statements are available and (ii) contributed in the aggregate less than 5% of Consolidated Adjusted EBITDA for the period of four (4) Fiscal Quarters then-most recently ended for which financial statements are available. The Immaterial Subsidiaries as of the Restatement Date are listed on Schedule 1.01(D)(2).

“Increased Amount Date” has the meaning specified in Section 2.16.

“Impacted Loans” has the meaning specified in Section 3.03(a).

“Incremental Cap” has the meaning specified in Section 2.16

“Incremental Facility” means the facility under which New Term Loans or New Revolving Credit Loans are made available, as applicable.

“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable, bonds, debentures or other similar instruments and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and all conditional sale obligations of such Person and all obligations of such Person under a title retention agreement, excluding, in the case of this clause (iv) trade accounts (including intercompany accounts receivable) or accrued expenses payable in the ordinary course of business and (B) obligations incurred under ERISA or deferred employee or director compensation and accruals for employee expenses in the ordinary course of business; (v) all obligations of others that constitute Indebtedness (other than pursuant to this clause (v)) of others secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for Indebtedness of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; (xi) all obligations of such Person in respect of any exchange traded or over-the-counter derivative transaction, including any Interest Rate Agreement, any Commodity Price Protection Agreement and any Currency Agreement, in each case, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any derivative transaction (including, without limitation, any transaction evidenced by any Interest Rate Agreement, any Commodity Price Protection Agreement and/or any Currency Agreement) be deemed “Indebtedness” for any purpose under Section 7.07; and (xii) all Attributable Receivables Indebtedness. Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business or assets, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdbacks and contingent payment obligations (including, but not limited to, obligations to make payments or distributions to dissenting stockholders, together with any interest or similar charge of expense imputed or otherwise accrued in respect of any such payments or distributions with respect thereto or any of the foregoing) to which the seller thereof may become entitled; provided that, to the extent such payment is fixed and determinable (and not otherwise contingent), the amount is paid within 90 days after the date such payment becomes fixed and determinable (and not otherwise contingent) (and to the extent not so paid, such amount shall become Indebtedness for all purposes hereunder).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Borrowers” has the meaning specified in the introductory paragraph hereto.

“Installment” means a Term Loan Installment or a scheduled repayment of principal of New Term Loans, if any, pursuant to the proviso to Section 2.07, as the case may be.

“Institutional Incremental Term Facility” means a term Incremental Facility that is an Institutional Term Facility.

“Institutional Term Facility” means a term loan facility of the type marketed primarily to institutional term loan lenders (as opposed to commercial banks) in the primary syndication thereof.

“Intangible Property” has the meaning specified in the term “Permitted Inter-Company License Transaction.

“Intellectual Property” has the meaning assigned to that term in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any U.S. Loan Party in any registrations of, or pending applications for registration of, Intellectual Property in the United States.

“Intellectual Property Security Agreements” means the Trademark Security Agreement, the Copyright Security Agreement and the Patent Security Agreement as such terms are defined in the Pledge and Security Agreement.

“Intercompany Note” means that certain Intercompany Subordinated Demand Promissory Note, dated as of the Closing Date, by and among the Loan Parties and their respective applicable subsidiaries, each as a Payor and as a Payee, as it may be amended, supplemented or otherwise modified in accordance with the terms thereof from time to time.

“Interest Coverage Ratio” means the ratio, as of the last day of any Fiscal Quarter, of (i) Consolidated Adjusted EBITDA for the prior four (4)-Fiscal Quarter period then ending to (ii) Adjusted Consolidated Cash Interest Expense for such four (4)-Fiscal Quarter period.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any LIBOR Daily Floating Rate Loan, Base Rate Loan or Swing Line Loan, five (5) Business Days after the last Business Day of each Fiscal Quarter and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one week or one, two, three or six months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Appropriate Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period (unless such Interest Period is for one week); and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, entered into (A) to hedge or mitigate risks to which the Company or any Subsidiary has actual or anticipated exposure, and not for speculative purposes, (B) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from floating to fixed rates or from one floating rate to another floating rate or otherwise), and not for speculative purposes, with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

“Investment” means (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Company from any Person, of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees, officers, directors or consultants for payroll, fees and other compensation, moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case, in the ordinary course of business) or capital contributions by the Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business (excluding, in the case of the Company and its Subsidiaries, (a) intercompany loans, receivables, advances, balances or Indebtedness having a term not exceeding 90 days (inclusive of all rollover or extension of terms) and entered into in the ordinary course of business and (b) intercompany licenses and related support and royalty agreements); (iv) all investments consisting of any exchange-traded or over-the-counter derivative transaction, including any Interest Rate Agreement, Commodity Price Protection Agreement or Currency Agreement, whether entered into for hedging or speculative purposes; and (v) the acquisition whether by purchase, merger or otherwise of all or substantially all of the assets of, or a business line, unit or division of, any Person. For the avoidance of doubt, the formation of a Subsidiary shall not, in and of itself, constitute an Investment (but any capitalization or other initial or subsequent Investment in connection therewith shall constitute an

Investment). For purposes of covenant compliance, (i) the amount of any Investment shall be the original cost of such Investment of the type described in clauses (i), (ii) and (iii) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but, giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment) and (ii) any modification, replacement, renewal or extension of an Investment (or any other conversion or exchange of one type of an Investment to or for another type of an Investment) shall be permitted (and shall not be deemed to constitute another Investment) so long as the initial Investment was permitted and the amount of such Investment (after giving effect to such modification, replacement, renewal, extension, conversion or exchange) is not increased thereby other than as otherwise permitted by Section 7.06 (including, without limitation, by using the unused portion of any baskets set forth in Section 7.06).

“Investment Grade Securities” means each of the following investment securities (excluding, for the avoidance of doubt, securities issued by an Affiliate of the Company) purchased in the ordinary course of the Company’s cash management operations consistent with its past practice:

(i) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(ii) investments in any fund that invests exclusively in investments of the type described in clause (a) of this definition, which fund may also hold immaterial amounts of cash pending investment and/or distribution;

(iii) corresponding instruments in countries other than the United States customarily utilized for high-quality investments and, in each case, with maturities not exceeding two (2) years from the date of acquisition; and

(iv) securities that have a Moody’s rating of Baa3 or better and an S&P rating of BBB- or better and, in each case, with maturities not exceeding one (1) year from the date of acquisition.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“ITA” means the Income Tax Act 2007.

“Joinder Agreement” means an agreement substantially in the form of Exhibit L.

“Judgment Currency” has the meaning specified in Section 10.19.

“Junior Financing” means any unsecured indebtedness issued pursuant to and in accordance with Section 7.01(k) or 7.01(x), the Convertible Notes, the Senior Notes, Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt and any Permitted Incremental Equivalent Debt (other than Indebtedness secured as contemplated by clause (i)(A) of the proviso to the definition thereof) and any Permitted Refinancing of any of the foregoing (and any Permitted Refinancing of any such Permitted Refinancing).

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any New Revolving Credit Commitments, New Term Loan Commitments, New Revolving Credit Loans, or New Term Loans, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Bank of America, (b) with respect to the Existing Letters of Credit, the Existing L/C Issuer and (C) any other Lender that becomes an L/C Issuer in accordance with Section 2.03(l) and 10.06(g), in each case in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Legal Reservations” means:

(a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors;

(b) the time barring of claims under U.K. Limitation Act 1980 and the U.K. Foreign Limitation Periods Act 1984 or similar limitation acts in any other relevant jurisdiction, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim; and

(c) any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions delivered to the Administrative Agent under Sections 4.01(a)(iv) and 4.03(a)(iii).

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender. For the avoidance of doubt, upon this Agreement becoming effective until the First Amendment Effective Date, the 2017 Incremental Term Lenders and the 2017 Refinancing Term Lenders shall constitute “Lenders” for all purposes hereof and from and after the First Amendment Effective Date, the 2018 Refinancing Term Lenders shall constitute “Lenders for all purposes hereof (together with the Revolving Credit Lenders).

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Hedge Agreement (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Closing Date or thereafter (so long as such Person was an Agent, Lender or Affiliate of an Agent or Lender when becoming counterparty to a Hedge Agreement) even if such counterparty to the Hedge Agreement subsequently ceases to be an Agent, a Lender or an Affiliate of an Agent or Lender after becoming counterparty to a Hedge Agreement, as the case may be).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means a Multicurrency Letter of Credit or a USD Letter of Credit issued hereunder and each Existing Letter of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means (a) with respect to any Multicurrency Letter of Credit, the day that is seven days prior to the Maturity Date then in effect for the Multicurrency Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day) and (b) with respect to any USD Letter of Credit or any Existing Letter of Credit, the day that is seven days prior to the Maturity Date then in effect for the USD Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Report” means a certificate substantially the form of Exhibit N or any other form approved by the Administrative Agent.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR Daily Floating Rate” means a fluctuating rate of interest, which can change on each Business Day, equal to one month LIBOR, or a comparable successor rate, which rate is approved by the Administrative Agent in its reasonable discretion (following consultation with the Borrower), as published on the Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in its reasonable discretion from time to time) at approximately 11:00 a.m. London time two Business Days prior to the date in question, for Dollar deposits with a term equivalent to one month beginning on that date; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in its reasonable discretion (following consultation with the Borrower) in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that (a) to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (b) if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this agreement.

“LIBOR Daily Floating Rate Loan” means a Loan that bears interest at a rate based on the LIBOR Daily Floating Rate. LIBOR Daily Floating Rate Loans shall only be available in Dollars.

“LIBOR Quoted Currency” means each of the following currencies: Dollars; Euro and Sterling, in each case as long as there is a published LIBOR rate with respect thereto.

“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

“LIBOR Successor Rate Conforming Changes” has the meaning specified in Section 3.03(c).

“Lien” means (i) any lien (statutory or other), mortgage, deed of trust, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Limited Condition Acquisition” means any Permitted Acquisition which the Company or one or more of its Subsidiaries has contractually committed to consummate, the terms of which do not condition the Company’s or such Subsidiary’s, as applicable, obligation to close such Permitted Acquisition on the availability of third-party financing.

“Loan” means an extension of credit by a Lender to a Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Document Obligations” means all obligations of any Loan Party from time to time owed to any Agent (including any former Agent), Lenders or any of them, to the extent arising under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to any Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

“Loan Documents” means, collectively, this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17, the Collateral Documents, the Fee Letter and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Loan Party for the benefit of any Agent, the L/C Issuer or any Lender in connection herewith on or after the Closing Date.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Acquisition” means a Permitted Acquisition (or any other merger or acquisition permitted hereunder) with respect to which the aggregate amount of consideration for such Permitted Acquisition (or such other merger or acquisition) is at least $250,000,000 and the Company has designated such Permitted Acquisition (or such other merger or acquisition) as a “Material Acquisition” by written notice to the Administrative Agent.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (ii) the ability of the Loan Parties, taken as a whole, to fully and timely perform their Obligations; or (iii) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Loan Document.

“Material Contract” means any contract or other arrangement to which the Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset” means any fee-owned Domestic Real Estate Asset having a book value in excess of $25,000,000 as of the date of (x) the acquisition thereof by a U.S. Loan Party or (y) the substantial completion of any improvements thereon by a U.S. Loan Party.

“Maturity Date” means, with respect to the Revolving Credit Facility and the Term Facility, the Stated Maturity Date~~; provided that if the Senior Notes have not been refinanced in full to a date that is at least 91 days after the Stated Maturity Date (such refinancing, a “Qualified Refinancing”) or repaid, redeemed or defeased on or prior to the Springing Maturity Date, the Maturity Date with respect to the 2017 Term Facility and the 2017 Revolving Credit Facility shall be the Springing Maturity Date unless (i) as of the Springing Maturity Date, the Borrower has sufficient Qualified Cash and availability under the Revolving Credit Facility (or any other committed credit facility) to redeem the Senior Notes in full on the Senior Notes Maturity Date and (ii) at all times during the period from the Springing Maturity Date until the Senior Notes Maturity Date, the Borrower shall comply with the requirements of Section 6.15; provided, further, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.~~.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 101% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i), (a)(ii) or (a)(iii), an amount equal to 101% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion but not exceeding 103% of the Outstanding Amount of the applicable L/C Obligations.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multicurrency Letter of Credit” has the meaning specified in Section 2.03(a).

“Multicurrency Revolving Credit Borrowing” means a borrowing consisting of simultaneous Multicurrency Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by the Multicurrency Revolving Credit Lenders pursuant to Section 2.01(b).

“Multicurrency Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Multicurrency Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b) and (b) (i) from the Closing Date until this Agreement became effective, purchase participations in L/C Obligations with respect to Multicurrency Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the Dollar Equivalent of the amount set forth opposite such Lender’s name on Schedule 2.01 (in effect immediately prior to this Agreement becoming effective) under the caption “Multicurrency Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto (prior to this Agreement becoming effective), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and (ii) after this Agreement became effective, purchase participations in L/C Obligations with respect to Multicurrency Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the Dollar Equivalent of the amount set forth opposite such Lender’s name on Schedule 2.01 (in effect upon this Agreement becoming effective) under the caption “Multicurrency Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto (after this Agreement became effective), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Multicurrency Revolving Credit Commitment Termination Date” means the earliest to occur of (i) the Maturity Date in respect of the Multicurrency Revolving Credit Facility, (ii) the date the Multicurrency Revolving Credit Commitments are permanently reduced to zero pursuant to Section 2.05, and (iii) the date of the termination of the Multicurrency Revolving Credit Commitments pursuant to Section 8.02.

“Multicurrency Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Multicurrency Revolving Credit Loans and the aggregate Outstanding Amount of such Lender’s participation in L/C Obligations with respect to Multicurrency Letters of Credit.

“Multicurrency Revolving Credit Facility” means, at any time, the aggregate amount of the Multicurrency Revolving Credit Lenders’ Multicurrency Revolving Credit Commitments at such time.

“Multicurrency Revolving Credit Lender” means, at any time, any Lender that has a Multicurrency Revolving Credit Commitment or a Multicurrency Revolving Credit Loan at such time.

“Multicurrency Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Multicurrency Revolving Credit Note” means a promissory note in the form of Exhibit C-1.1, C-1.2 or C-1.3, as applicable, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments actually received (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or pursuant to a purchase price adjustment, earn-out or any contingent payment obligation to which the applicable seller is entitled or otherwise, but only as and when such deferred Cash payment is so received or when released from an escrow or holdback) by the Company or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) any applicable transfer taxes or recording charges and any income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale and, without duplication of any reduction pursuant to Section 2.05(c)(ix), any repatriation costs associated with receipt by the applicable taxpayer of such proceeds, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans, Credit Agreement Refinancing Indebtedness, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or any Permitted Incremental Equivalent Debt to the extent secured) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) any professional fees actually incurred in connection therewith, including, without limitation, advisers, brokers, investment bankers, attorneys and accountants fees, (d) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale or any purchase price adjustment, deferred payment obligation, earn-out, contingent payment obligation of the Company or any Subsidiary in respect of any such Asset Sale and (e) reasonable reserves under GAAP for any facilities closings, severance or other restructuring expenses in connection with such Asset Sale; provided that the amount of any subsequent release or reduction of the reserves specified in clauses (d) and (e) above (other than in connection with a payment in respect of the applicable obligation or expense) shall be deemed to be Net Asset Sale Proceeds on the date of such release or reduction).

“Net Equity Proceeds” means an amount equal to any Cash proceeds from a capital contribution to, or the issuance of any Equity Interests of, the Company or any of its Subsidiaries, in each case net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses and underwriter, arranger and placement agent fees and expenses.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by the Company or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by the Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Company or such Subsidiary in respect thereof, (b) any professional fees actually incurred in connection therewith, including, without limitation, advisers, brokers, investment bankers, attorneys and accountants, (c) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith and (d) reasonable reserves under GAAP for any facilities closings, severance or other restructuring expenses in connection with any such sale or insurance claim; provided that (1) the amount of any subsequent release or reduction of the reserves specified in clause (d) above (other than in connection with a payment in respect of the applicable obligation or expense) shall be deemed to be Net Insurance/Condemnation Proceeds on the date of such release or reduction and (2) Net Insurance/Condemnation Proceeds shall not include any payments, proceeds or any other amounts received by the Company or any of its Subsidiaries from any business interruption insurance policies.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that date).

“Net Senior Secured Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Senior Secured Net Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four (4)-Fiscal Quarter period ending on such date.

“New Multicurrency Revolving Credit Commitments” has the meaning specified in Section 2.16.

“New Multicurrency Revolving Credit Lender” has the meaning specified in Section 2.16.

“New Multicurrency Revolving Credit Loan” has the meaning specified in Section 2.16.

“New Revolving Credit Commitments” means the New Multicurrency Revolving Credit Commitment and/or the New USD Revolving Credit Commitments, as the context may require.

“New Revolving Credit Lender” means a New Multicurrency Revolving Credit Lender and/or a New USD Revolving Credit Lender, as the context may require.

“New Revolving Credit Loan” means a New Multicurrency Revolving Credit Loan and/or a New USD Revolving Credit Loan, as the context may require.

“New Term Loan” has the meaning specified in Section 2.16.

“New Term Loan Commitments” has the meaning specified in Section 2.16.

“New Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender.

“New Term Loan Lender” has the meaning specified in Section 2.16.

“New Term Loan Maturity Date” means the date on which New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

“New USD Revolving Credit Commitments” has the meaning specified in Section 2.16.

“New USD Revolving Credit Lender” has the meaning specified in Section 2.16.

“New USD Revolving Credit Loan” has the meaning specified in Section 2.16.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b),

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Non-Institutional Incremental Term Facility” means an Incremental Facility other than an Institutional Incremental Term Facility.

“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Company or its Affiliates or their respective Securities.

“Non-Reinstatement Deadline” has the meaning specified in Section 2.03(b).

“Not Otherwise Applied” means, with reference to Consolidated Excess Cash Flow, Available ECF Amount or the Available Amount that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction (including, without limitation, Investments permitted under Section 7.06(h) or Restricted Junior Payments permitted under Section 7.04(k)).

“Note” means a Term Loan Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

“Notes Escrow Account” has the meaning set forth in the definition of “Permitted Escrow Notes”.

“Notes Escrow Arrangements” has the meaning set forth in the definition of “Permitted Escrow Notes”.

“Notes Proceeds” has the meaning set forth in the definition of “Permitted Escrow Notes”.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means (i) all Loan Document Obligations, (ii) all Hedge Obligations and (iii) all Cash Management Obligations (excluding, in the case of clauses (ii) and (iii), the Excluded Swap Obligations).

“Obligee Guarantor” has the meaning specified in Section 11.07.

“OECD” has the meaning specified in the definition of Cash Equivalents.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended and (v) with respect to any company incorporated in the United Kingdom, its memorandum of association, articles of association, certificate of incorporation, any certificates of change of name and any other constitutional documents, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of May 29, 2015, among the Company, the U.K. Borrower, the Designated Borrowers from time to time party thereto, the Guarantors, the lenders party thereto and Bank of America, N.A. as administrative agent, as in effect immediately prior to this Agreement becoming effective.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Multicurrency Revolving Credit Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Multicurrency Revolving Credit Loans occurring on such date; (ii) with respect to USD Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such USD Revolving Credit Loans occurring on such date; (iii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; (iv) with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loans occurring on such date; and (v) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning specified in Section 10.18

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA.

“Perfection Certificate” means that certain Perfection Certificate dated as of the Closing Date by and among the Administrative Agent and Loan Parties.

“Permitted Acquisition” means any acquisition, directly or indirectly, by the Company or any of its wholly owned Subsidiaries, whether by purchase, merger, purchase followed by merger, or otherwise, of all or substantially all of the assets of, all of the Equity Interests (except for any Equity Interests in the nature of directors’ qualifying shares required pursuant to applicable law) of, or a business line or unit or a division of, any Person; provided,

(a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(c) in the case of the acquisition of Equity Interests, after giving effect to such Permitted Acquisition, all of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued, directly or indirectly, by such Person or any newly formed Subsidiary of the Company in connection with such acquisition shall be owned, directly or indirectly, 100% by the Company, and the Company shall have taken, caused to be taken, will take or will cause to be taken, each of the actions set forth in Section 6.10 in accordance with provisions thereof and solely to the extent required by this Agreement; provided that the aggregate Investments made during any Fiscal Year of the Company (commencing with the Company’s Fiscal Year ending in September 2018) by U.S. Loan Parties in Persons that will not be a U.S. Loan Party (or assets that will not be owned by U.S. Loan Parties), in each case, after giving effect to such Permitted Acquisition, together with the aggregate amount of Investments made in such Fiscal Year following the Restatement Date by U.S. Loan Parties in Subsidiaries that are not U.S. Loan Parties pursuant to Section 7.06(l), shall not exceed the greater of (x) $300,000,000 and (y) 3.5% of the Total Assets as of the date of such Investment (after giving effect to such Investment); provided that such amount shall be unlimited if (I)(A) the Company and the Guarantors comprise at least 80% of the Total Assets and Consolidated Adjusted EBITDA ~~of the Company and its Subsidiaries~~ (after giving effect to such acquisition) and (B) the Net Senior Secured Leverage Ratio does not exceed 4.00:1.00 on a pro forma basis or (II)(A) the Company and the Guarantors comprise less than 80% of the Total Assets and Consolidated Adjusted EBITDA ~~of the Company and its Subsidiaries~~ (after giving effect to such acquisition) and (B) the Net Senior Secured Leverage Ratio does not exceed 3.50:1.00 on a pro forma basis; provided, further, that with respect to the Company’s Fiscal Year ending in September 2018, only such Investments made after the Restatement Date shall be included in the basket in this clause (c) for such Fiscal Year;

(d) the Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.07 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter for which financial statements have been delivered;

(e) in the event the purchase price of such Permitted Acquisition is greater than $250,000,000, the Company shall have delivered to the Administrative Agent (i) a Compliance Certificate evidencing compliance with Section 7.07 as required under clause (d) above, (ii)(A) all other relevant financial information with respect to such acquired assets reasonably requested by Administrative Agent, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 7.07 and (B) promptly upon request by the Administrative Agent, to the extent available, quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the twelve (12)-month period immediately prior to such proposed Permitted Acquisition, including any audited financial statements that are available and (iii) to the extent filed with the SEC, a copy of the purchase agreement related to the proposed Permitted Acquisition (in which case, the filing of such purchase agreement with the SEC shall be deemed to satisfy such requirement); and

(f) any Person or assets or division as acquired in accordance herewith shall be in a same business or lines of business in which the Company and/or its Subsidiaries are engaged as of the Restatement Date, including, without limitation, any medical pharmaceutical, diagnostic, medical device, medical aesthetics, medical technology or other health or well-being oriented business and any businesses similar, related, ancillary or incidental thereto, or that is an adjunct thereto (provided that the Administrative Agent consents to such adjunct if material), or a reasonable extension, development or expansion thereof.

“Permitted Business Realignment Transaction” means (i) a Permitted Inter-Company License Transaction and/or (ii) a Permitted R&D Cost Sharing Agreement.

“Permitted Escrow Notes” means Indebtedness of the Company incurred in connection with a Permitted Refinancing of any Indebtedness permitted hereunder, including without limitation, the Senior Notes, (a) 100% of the net proceeds of the issuance of which (together with any interest earned on such proceeds, the “Notes Proceeds”) either (x) are and remain deposited to an account (the “Notes Escrow Account”) of the Company or the applicable escrow agent (i) into which no other funds (other than interest earned on the Notes Proceeds) are deposited and (ii) that is subject to escrow arrangements (the “Notes Escrow Arrangements”) reasonably satisfactory to the Administrative Agent or (y) are deposited as trust funds with the trustee, administrative agent, collateral agent, lender or other such applicable person in regards to such Indebtedness permitted hereunder, including without limitation, the Senior Notes~~,~~ in accordance with the satisfaction, discharge and/or defeasance provisions set forth in such Indebtedness (and/or the Indenture, note purchase agreement or other agreement pursuant to which such Indebtedness was issued) and (b) that is secured, if at all, solely by Liens on such Notes Escrow Account and the Notes Proceeds held therein permitted under Sections 7.02(z)(i) and 7.02(dd).

“Permitted First Priority Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Company in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and under security documents substantially similar to the Collateral Documents and is not secured by any property or assets of the Company or any Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the requirements of clauses (a) through (c) of the definition of “Refinancing Indebtedness,” (iii) the maturity date of such Indebtedness shall be no earlier than the Latest Maturity Date, (iv) such Indebtedness is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change-of-control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (v) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Indebtedness than the terms of the Guaranty provided hereunder, (vi) the holders of such Indebtedness (or their Senior Representative) and the Administrative Agent shall be party to an intercreditor agreement reasonably satisfactory to the Administrative Agent and (vii) such Indebtedness shall have covenants, default and remedy provisions and other terms and conditions (other than interest, fees, premiums, funding discounts or optional prepayment provisions) that are substantially identical to, or less favorable to the investors providing such Permitted First Priority Refinancing Debt than, those set forth in this Agreement.

“Permitted Foreign Subsidiary Realignment Transaction” means any transaction or series of transactions by and among the Company and or any of its Subsidiaries in connection with the realignment of the Company’s Foreign Subsidiaries, including without limitation to reduce the number of the Company’s Foreign Subsidiaries, and in particular its First-Tier Foreign Subsidiaries, with the ultimate goal of creating one First-Tier Foreign Subsidiary to serve as a holding company for most if not all of the Company’s Foreign Subsidiaries. In connection therewith:

(a) the Company or any of its Subsidiaries may cause the formation of one or more new Foreign Subsidiaries, it being understood that it is currently envisioned that the Company may form a new Foreign Subsidiary to serve as a holding company for some or all of the Company’s Foreign Subsidiaries;

(b) the Company or any other Subsidiary may transfer or otherwise dispose of a First-Tier Foreign Subsidiary and/or any Equity Interest therein to the Company or any another Subsidiary, including without limitation in connection with a sale, merger, consolidation, amalgamation, capital contribution, distribution or dividend, redemption, incurrence or forgiveness of indebtedness, or any similar transaction (a “First-Tier Drop Down”), with any consideration, if any, issued, paid or received in connection with such a transaction referred to herein as “Drop-Down Consideration”, it being understood that there may be multiple transfers of First-Tier Foreign Subsidiaries and/or any Equity Interest therein between and among the Company and its Subsidiaries;

(c) the Company or any of its Subsidiaries may transfer or otherwise dispose of Drop-Down Consideration to the Company or any other Subsidiary, including without limitation in connection with a sale, merger, consolidation, amalgamation, capital contribution, distribution or dividend, redemption, incurrence, amendment or forgiveness of indebtedness, or any similar transaction, it being understood that there may be multiple transfers of Drop-Down Consideration between and among the Company and its Subsidiaries;

(d) one or more Foreign Subsidiaries, including First-Tier Foreign Subsidiaries may be liquidated, dissolved or wound down;

(e) there may be one or more conversions, changes in form of, or tax election by, any Foreign Subsidiary, and the issuance of any new form of Equity Interests in connection with such change in form or election;

(f) a Foreign Subsidiary may transfer, sell, lease, license, distribute or otherwise Dispose of any or all of its assets to the Company or any of its Subsidiaries, or contribute any or all of its assets to any Subsidiary of such Foreign Subsidiary or merge with any other Foreign Subsidiary; or

(g) any transaction or series of transactions substantially equivalent with any of the foregoing.

“Permitted Gen-Probe Asset Sale” means the sale and/or Sale and Leaseback Transaction involving the Real Estate Assets of Gen-Probe located in San Diego, California with Net Asset Sale Proceeds less than or equal to $250,000,000, and occurring within thirty six (36) months following the ~~date hereof~~Restatement Date.

“Permitted Incremental Equivalent Debt” means any Indebtedness denominated in Dollars incurred by the Company in the form of one or more series of secured or unsecured notes or loans; provided that (i) such Indebtedness shall either be (A) in the case of notes only, secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and shall not be secured by any property or assets of the Company or any Subsidiary other than Collateral or (B) secured by the Collateral on a junior basis (including with respect to the control of remedies) with the Obligations and shall not be secured by any property or assets of the Company or any Subsidiary other than Collateral; provided that for the purpose of testing compliance with the Incremental Cap at any time, all Permitted Incremental Equivalent Debt shall be deemed at all times to constitute Consolidated Senior Secured Debt, (ii) such Indebtedness shall not be at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Indebtedness than the terms of the Guaranty, (iii) the holders of such Indebtedness (or their Senior Representative) and the Administrative Agent shall be party to an intercreditor agreement reasonably satisfactory to the Administrative Agent, (iv) such Indebtedness shall have covenants, default and remedy provisions and other terms and conditions (other than interest, fees, premiums, funding discounts or optional prepayment or redemption provisions) that are substantially identical to, or less favorable to the investors providing such Permitted Incremental Equivalent Debt than, those set forth in this Agreement (it being understood and agreed that any Permitted Incremental Equivalent Debt in the form of notes that are subject to terms comparable to the existing Senior Notes shall be deemed less favorable to the applicable investors providing such Permitted Incremental Equivalent Debt than those set forth in this Agreement), (v) there shall be no scheduled amortization of such Indebtedness, and such Indebtedness shall not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change-of-control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (vi) the maturity date of such Indebtedness shall be no earlier than the Latest Maturity Date and (vii) with respect to any notes or loans secured on a junior basis or any unsecured notes or loans, such Indebtedness shall also satisfy clauses (i), (ii), (iv) and (v) of the Permitted Junior Debt Conditions. For the avoidance of doubt, Loans and Commitments incurred pursuant to Section 2.16 shall not constitute Permitted Incremental Equivalent Debt.

“Permitted Inter-Company License Transaction” means one or more agreements providing for the license of rights to Intellectual Property or any other intangible property (collectively, the “Intangible Property”) by the Company or any Domestic Subsidiary to one or more Foreign Subsidiaries and the related obligation, such as royalty or other payment liabilities, that are determined in good faith by the Company to be at an arm’s length rate in exchange for such license, as determined in accordance with applicable Tax Laws; provided that (i) such license is expressly subject to the Liens in favor of the Collateral Agent granted under this Agreement, (ii) (x) in the case of registered Intangible Property, such license does not allocate any Foreign Subsidiary as the record owner of such Intangible Property or any improvements thereto and (y) in the case of unregistered Intangible Property, such license does not allocate any Foreign Subsidiary as the owner of such Intangible Property or any improvements thereto, (iii) in the event that any such Foreign Subsidiary ceases to be a Subsidiary of the Company, such license to such Foreign Subsidiary shall no longer constitute a Permitted Inter-Company License Transaction and (iv) such license does not materially interfere with the conduct of the business of the Company and its Subsidiaries, taken as a whole, as conducted on the Restatement Date (or as permitted by Section 7.11) or materially detract from the value of the Intangible Property of the Company and its Subsidiaries, taken as a whole.

“Permitted Junior Debt Conditions” means that such applicable debt (i) is not scheduled to mature prior to the date that is 180 days after the Latest Maturity Date, (ii) does not have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change-of-control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Indebtedness than the terms of the Guaranty, (iv) has no financial maintenance covenants, other than, in the case of any Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations (in which event the financial maintenance covenants in the documentation governing such Indebtedness shall not be more restrictive than those set forth in this Agreement), (v) does not contain any provisions that cross-default to any Default or Event of Default hereunder, other than a cross-default to an Event of Default pursuant to Section 8.01(a) at maturity (it being understood and agreed that such debt may contain cross-acceleration provisions with respect to the Loans and Commitments hereunder) and (vi) has covenants, default and remedy provisions and other terms and conditions (other than interest, fees, premiums and funding discounts or optional prepayment or redemption provisions) that are substantially identical to, or less favorable to the investors providing such debt than, those set forth in this Agreement.

“Permitted Licenses” means (i) any licenses granted by the Company or a Subsidiary to third parties or by a third party to the Company or any of its Subsidiaries in the ordinary course of business; (ii) any licenses granted by the Company or a Subsidiary to third parties in settlement of any dispute or litigation with third parties; (iii) any licenses granted by the Company or a Subsidiary in settlement of any dispute or litigation with governmental regulatory authorities or otherwise necessary to comply with any legal or regulatory requirement; (iv) any licenses entered into with a third party in connection with any strategic collaboration, including, without limitation, in connection with any Co-

Development Agreement or any marketing, co-marketing, distribution, manufacturing, outsourcing, supply or joint venture agreement or any similar arrangement; (v) the licensing of any non-core Intellectual Property; (vi) the licensing of any Intellectual Property for an application other than an application for which the Company or any of its Subsidiaries uses such Intellectual Property, which, in the case of each of clauses (i), (ii), (iv), (v) and (vi) above, does not materially interfere with the conduct of the Company’s or any of its Subsidiaries’ business as conducted on the Restatement Date (or as permitted by Section 7.11) or materially detract from the value thereof, (vii) any license of Intellectual Property to effect or in furtherance of the Reorganization and (viii) any license of Intellectual Property by the Company and/or any of its Subsidiaries to the Company and/or any of its Subsidiaries provided that such license is made in the ordinary course of business; provided that, with respect to any such exclusive license to any Foreign Subsidiary, such license qualifies as a Permitted Inter-Company License Transaction.

“Permitted Liens” means each of the Liens permitted pursuant to Section 7.02.

“Permitted R&D Cost Sharing Agreement” means one or more agreements between and among the Company and one or more of its Subsidiaries to share in the costs and risks of developing Intangible Property (the “Cost Shared Intangibles”) in consideration of each party’s future benefits of such Intangible Property, as estimated by the Company in good faith, which agreements may allocate to the Foreign Subsidiaries a party thereto the fully paid-up license to use (which may or may not be exclusive) such Cost Shared Intangibles in one or more territories or, in the case of any Cost Shared Intangibles or any improvements thereto not included in the Collateral as of the Restatement Date, allocate to the Foreign Subsidiary as record owner of such Cost Shared Intangibles or any improvements thereto; provided that (i) such license is expressly subject to the Liens in favor of the Collateral Agent granted under this Agreement, (ii) in the event that any such Foreign Subsidiary ceases to be a Subsidiary of the Company, such license to such Foreign Subsidiary shall no longer constitute a Permitted R&D Cost Sharing Agreement and (iii) such license does not materially interfere with the conduct of the business of the Company and its Subsidiaries, taken as a whole, as conducted on the Restatement Date (or as permitted by Section 7.11) or materially detract from the value of the Cost Shared Intangibles of the Company and its Subsidiaries, taken as a whole.

“Permitted Refinancing” means, with respect to any Person, Indebtedness issued, incurred or otherwise obtained in exchange for, or to extend, renew, replace or refinance, in whole or part, any Indebtedness of such Person (solely for purposes of this definition, “Refinanced Debt”); provided that (a) such Indebtedness has a later maturity than and a weighted average life to maturity equal to or greater than the Refinanced Debt, (b) except as otherwise permitted hereunder (subject to dollar-for-dollar reduction of any applicable basket) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing (provided that the principal amount of such Indebtedness shall not include any principal constituting interest paid in kind), (c) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid (by way of defeasance, discharge or otherwise), substantially concurrently with the incurrence of such Permitted Refinancing (for the avoidance of doubt, this subsection (c) shall be deemed satisfied if the proceeds of the Permitted Refinancing are deposited in the Notes Escrow Account in accordance with the Notes Escrow Arrangements), (d) such Indebtedness shall not at any time be guaranteed by any Persons other than Persons that are guarantors of the Refinanced Debt, and the terms of such guarantee, taken as a whole, shall be no more favorable to the secured parties in respect of such Indebtedness than the terms of the guarantee of the Refinanced Debt, taken as a whole, (e) if the Refinanced Debt is secured, the terms and conditions relating to collateral for such Indebtedness, taken as a whole, shall be no more favorable to the secured parties in respect of such Indebtedness than the terms and conditions with respect to the collateral for the Refinanced Debt (and the Liens on any Collateral securing such Indebtedness shall have the same (or lesser) priority as the Refinanced Debt relative to the Liens on the Collateral securing the Obligations), (f) if the Refinanced Debt is subordinated in right of payment to the Obligations, such Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as the subordination terms applicable to the Refinanced Debt, (g) the terms and conditions of any such modified, refinanced, refunded, renewed, replaced, exchanged or Indebtedness (other than interest, fees, premiums, funding discounts, optional prepayment/redemption provisions (including any premiums related thereto), guarantees, collateral, subordination and, with respect to the Convertible Notes, conversion rates, conversion prices and, solely to conform to market terms in effect at the time of such Permitted Refinancing, the conditions to conversion) are, either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or (ii) when taken as a whole, not more restrictive to the Company and/or its Subsidiaries, as applicable, than those set forth in this Agreement (after giving effect to the addition of the Previously Absent Covenant pursuant to the immediately following proviso in this clause (g)) or are customary for similar Indebtedness in light of the then current market conditions; provided that to the extent the documentation governing such Indebtedness includes a Previously Absent Covenant, the Administrative Agent shall be given prompt written notice thereof and this Agreement shall be amended to include such Previously Absent Covenant for the benefit of each Facility; provided further that a certificate of a Responsible Officer of the Company delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (g), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Company of its objection within five Business Days after receiving such notice (including a reasonable description of the basis upon which it objects) and (h) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Permitted Second Priority Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Company in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and under security documents substantially similar to (or less favorable to the investors providing such Permitted Second Priority Refinancing Debt than) the Collateral Documents and the obligations in respect of any Permitted First Priority Refinancing Debt and not secured by any property or assets of the Company or any Subsidiary other than the Collateral, (ii) such Indebtedness shall satisfy the requirements of clauses (a) through (c) of the definition of “Refinancing Indebtedness,” (iii) the holders of such Indebtedness (or their Senior Representative) and Administrative Agent shall be party to an intercreditor agreement reasonably satisfactory to the Administrative Agent and (iv) such Indebtedness shall otherwise meet the Permitted Junior Debt Conditions.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Company in the form of one or more series of senior or subordinated unsecured notes or loans; provided that such Indebtedness (i) satisfies the requirements of clauses (a) through (c) of the definition of “Refinancing Indebtedness” and (ii) meets the Permitted Junior Debt Conditions.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Personal Property Collateral” means all Collateral other than Real Estate Assets.

“Platform” has the meaning specified in Section 6.01(m).

“Pledge and Security Agreement” means the Pledge and Security Agreement executed by the Company and each Subsidiary Guarantor substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Collateral” means any certificates evidencing any Certificated Securities and Pledged Equity Interests, and any Instruments or Tangible Chattel Paper (each as defined in the Pledge and Security Agreement), described in Section 4.01 of the Pledge and Security Agreement.

“Previously Absent Covenant” shall mean, at any time (x) any negative or financial covenant that is not included in this Agreement at such time and (y) any negative or financial covenant in any other Indebtedness that is included in this Agreement at such time but with covenant levels that are more restrictive to the Company and its Subsidiaries than the covenant levels included in this Agreement at such time.

“Prior Acquisition” means any acquisition, directly or indirectly, by the Company or any of its wholly owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the Equity Interests of, or a business unit, line of business or division of, any Person, which was consummated prior to the Restatement Date (including, for the avoidance of doubt, the Gen-Probe Acquisition).

“Priority Debt Cap” means, at any time of determination, an amount equal to the greater of (x) $750,000,000 and (y) 30% of the aggregate value of Consolidated Tangible Assets of the Company and its Subsidiaries set forth in the then-most recent financial statements delivered (or required to have been delivered) pursuant to Section 6.01(a) or (b).

“Priority Incremental Obligations” has the meaning specified in Section 2.16(a) hereof.

“Pro Forma Transaction” means any Investment that results in a Person becoming a Subsidiary, any Permitted Acquisition, any Asset Sale that results in a Subsidiary ceasing to be a Subsidiary of the Company, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or a Disposition of a business unit, line of business or division of the Company or a Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, and any other transaction that by the terms of this Agreement requires a financial ratio test to be determined on a “pro forma basis” or to be given “pro forma effect.”

“Projections” has the meaning specified in Section 5.25.

“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to the Company, its Affiliates or its or their respective Securities.

“Qualified Cash” means (i) unrestricted Cash or Cash Equivalents (including Cash or Cash Equivalents representing a Convertible Note Repayment Reserve) of the U.S. Loan Parties which Cash and Cash Equivalents are held in deposit and/or security accounts subject to a control agreement in favor of the Collateral Agent to the extent required by the Pledge and Security Agreement and not subject to any other Lien, claim or interest (other than Liens permitted pursuant to Section 7.02(a), 7.02(n)(i) (to the extent such Indebtedness is permitted by Section 7.01(d)), Section 7.02(n)(iii)) or 7.02(z)) and (ii) all Cash or Cash Equivalents held in the Servicer Account and/or the Servicer Lockbox.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell, support or other agreement under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Intercompany Note Transaction” means a repurchase transaction or similar financing transaction in which the obligations of certain of the Loan Parties (constituting originators under a Qualified Receivables Transaction, provided that for the avoidance of doubt the Qualified Intercompany Note Transaction is not required to be a Qualified Receivables Transaction) thereunder are secured or otherwise supported (including as “purchased securities” thereunder) by a lien on or sale of Securitization Intercompany Note(s) (and a lien on certain cash collateral if so required thereunder and permitted hereunder).

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to: (1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time that such transaction is consummated (as determined in good faith by the chief financial officer of the Company); provided further that the grant of a security interest in any accounts receivable of the Company or any of its Subsidiaries to secure Indebtedness permitted pursuant to Section 7.01(a), (o) or (p) shall not be deemed a Qualified Receivables Transaction.

“Qualifying Lender” means (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is a Lender: (1) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA; or (2) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or (b) a Treaty Lender

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.

“Real Estate Loan Borrower” means any Subsidiary of Company that incurs Indebtedness permitted to be incurred pursuant to Section 7.01(z), provided that, (a) such entity does not own any material assets other than the Specified Owned Properties and (b) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity (A) is guaranteed by any Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)), (B) is recourse to or obligates any Subsidiary (other than Real Estate Loan Borrower) in any way or (C) subjects any property or asset of the Company or any Subsidiary (other than Real Estate Loan Borrower), directly or indirectly, contingently or otherwise, to the satisfaction thereof.

“Real Property Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Receivables Entity” means (a) a Subsidiary of the Company that is designated by the board of directors of the Company in resolutions certified by the secretary of the Company as a Receivables Entity, with an officers’ certificate certifying that such designation complies with the following conditions or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and: (1) in either of clause (a) or (b) above, no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity (A) is guaranteed by the Company or any Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (B) is recourse to or obligates the Company or any Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (C) subjects any property or asset of the Company or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings); and (2) in the case of clause (b), (A) the entity is not an Affiliate of the Company or is an entity with which neither the Company nor any Subsidiary has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company and (B) is an entity to which neither the Company nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receiving Party” has the meaning specified in Section 3.01(g).

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Refinancing” has the meaning specified in Section 4.01(a)(viii).

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Company executed by each of (a) the Company and each other Loan Party, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.19.

“Refinancing Indebtedness” means (i) Permitted First Priority Refinancing Debt, (ii) Permitted Second Priority Refinancing Debt or (iii) Permitted Unsecured Refinancing Debt, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or in part, existing Term Loans, or any then-existing Refinancing Indebtedness (solely for purposes of this definition, “Refinanced Debt”);

provided that (a) there shall be no scheduled amortization of such Indebtedness, (b) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing (provided that the principal amount of such Indebtedness shall not include any principal constituting interest paid in kind) and (c) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Indebtedness in accordance with the provisions of Section 2.05.

“Refinancing Multicurrency Revolving Credit Commitments” means Multicurrency Revolving Credit Commitments established pursuant to a Refinancing Amendment.

“Refinancing Multicurrency Revolving Credit Lender” means a Lender with a Refinancing Multicurrency Revolving Credit Commitment or an outstanding Refinancing Multicurrency Revolving Credit Loan.

“Refinancing Multicurrency Revolving Credit Loans” means the Multicurrency Revolving Credit Loans made pursuant to the Refinancing Multicurrency Revolving Credit Commitments.

“Refinancing Revolving Credit Commitments” means the Refinancing Multicurrency Revolving Credit Commitments and/or the Refinancing USD Revolving Credit Commitments, as the context may require.

“Refinancing Revolving Credit Lender” means a Refinancing Multicurrency Revolving Credit Lender and/or a Refinancing USD Revolving Credit Lender, as the context may require.

“Refinancing Revolving Credit Loans” means the Refinancing Multicurrency Revolving Credit Loans and/or the Refinancing USD Revolving Credit Loans, as the context may require.

“Refinancing Term Loan Commitment” means the commitment of any Lender to make Refinancing Term Loans pursuant to Section 2.19 to the applicable Borrower.

“Refinancing Term Loan Lender” means a Lender with an outstanding Refinancing Term Loan.

“Refinancing Term Loans” means Term Loans that result from a Refinancing Amendment.

“Refinancing USD Revolving Credit Commitments” means USD Revolving Credit Commitments established pursuant to a Refinancing Amendment.

“Refinancing USD Revolving Credit Lender” means a Lender with a Refinancing USD Revolving Credit Commitment or an outstanding Refinancing USD Revolving Credit Loan.

“Refinancing USD Revolving Credit Loans” means the USD Revolving Credit Loans made pursuant to the Refinancing USD Revolving Credit Commitments.

“Register” has the meaning specified in Section 10.06(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation T” means Regulation T of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Rejection Notice” has the meaning specified in Section 2.05(c)(x).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the, directors, officers, employees, agents, advisors and other representatives and successors and assigns of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into or through the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other receptacles containing any Hazardous Material).

“Relevant Party” has the meaning specified in Section 3.01(g).

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Reorganization” means any Permitted Business Realignment Transaction and/or Permitted Foreign Subsidiary Realignment Transaction, so long as, in the case of a Permitted Foreign Subsidiary Realignment Transaction, after giving effect thereto, (A) taken as a whole, the value of the Collateral securing the Obligations and the Guaranty by the Guarantors of the Obligations are not materially reduced and (B) the Liens in favor of the Collateral Agent for the benefit of the Secured Parties under the Collateral Documents are not materially impaired (for the avoidance of doubt, the contribution of stock in any First-Tier Foreign Subsidiary to any other Foreign Subsidiary, the contribution of Drop Down Consideration to any Foreign Subsidiary and the forgiveness and/or extinguishment of any Indebtedness constituting Drop Down Consideration, individually or in the aggregate, shall not violate clause (A) or (B) above notwithstanding that the stock of such First-Tier Foreign Subsidiary and/or such Drop Down Consideration shall thereafter not constitute part of the Collateral).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Multicurrency Revolving Credit Lenders” means, at any time, Multicurrency Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Multicurrency Revolving Credit Outstandings (with the aggregate amount of each Multicurrency Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Multicurrency Revolving Credit Lender for purposes of this definition) at such time and (b) aggregate unused portion of the Multicurrency Revolving Credit Commitments at such time. The unused portion of the Multicurrency Revolving Credit Commitment of, and the portion of the Total Multicurrency Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Multicurrency Revolving Credit Lenders at any time; provided that the amount of any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the L/C Issuer in making such determination.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) at such time and (b) aggregate unused portion of the Revolving Credit Commitments at such time. The unused portion of the Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Credit Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required USD Revolving Credit Lenders” means, at any time, USD Revolving Credit Lenders holding more than 50% of the sum of the (a) Total USD Revolving Credit Outstandings (with the aggregate amount of each USD Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such USD Revolving Credit Lender for purposes of this definition) at such time and (b) aggregate unused portion of the USD Revolving Credit Commitments at such time. The unused portion of the USD Revolving Credit Commitment of, and the portion of the Total USD Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required USD Revolving Credit Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer in making such determination.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, general counsel, deputy general counsel, assistant general counsel, assistant treasurer or corporate controller (or, in each such case, the equivalent position however titled) of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01 and 4.03, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Date” means the first date all of the conditions precedent in Section 4.03 are satisfied or waived in accordance with Section 10.01 and on which date the 2017 Incremental Term Loans and the 2017 Refinancing Term Loans are funded.

“Restricted Junior Payment” means (i) any dividend or other distribution by the Company or any of its Subsidiaries, direct or indirect, on account of any shares of any class of stock, respectively, of the Company or such Subsidiary (or on account of any shares of any class of stock of any direct or indirect parent of the Company), now or hereafter outstanding, except a dividend or distribution payable solely in Equity Interests (other than Disqualified Equity Interests) of the Company; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company or any of its Subsidiaries, of any shares of any class of stock, respectively, of the Company or such Subsidiary (or on account of any shares of any class of stock of any direct or indirect parent thereof) now or hereafter outstanding, except to the extent in exchange for Equity Interests (other than Disqualified Equity Interests) of the Company; (iii) any payment made by the Company or any of its Subsidiaries to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock, respectively, of the Company or such Subsidiary (or any direct or indirect parent of the Company) now or hereafter outstanding, except to the extent such payment is made by the delivery of Equity Interests (other than Disqualified Equity Interests) of the Company; (iv) any payment or prepayment of principal (other than regularly scheduled principal payments) or redemption, purchase or repurchase, retirement, defeasance (including in substance or legal defeasance), sinking fund, cash settlement or similar payment with respect to Junior Financing prior to the scheduled maturity thereof, except to the extent such payment, repayment, redemption, purchase or repurchase is made by the delivery of Equity Interests (other than Disqualified Equity Interests) of the Company and (v) payments with respect to restricted stock units.

“Revaluation Date” means (a) with respect to any Multicurrency Revolving Credit Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall reasonably determine or the Required Multicurrency Revolving Credit Lenders shall require; and (b) with respect to any Multicurrency Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall reasonably determine or the Required Multicurrency Revolving Credit Lenders shall require.

“Revolving Credit Borrowing” means a Multicurrency Revolving Credit Borrowing and/or a USD Revolving Credit Borrowing, as the context may require.

“Revolving Credit Commitment” means a Multicurrency Revolving Credit Commitment and/or a USD Revolving Credit Commitment, as the context may require.

“Revolving Credit Facility” means, collectively, the Multicurrency Revolving Credit Facility and the USD Revolving Credit Facility.

“Revolving Credit Lender” means a Multicurrency Revolving Credit Lender and/or a USD Revolving Credit Lender, as the context may require.

“Revolving Credit Loan” means a Multicurrency Revolving Credit Loan and/or a USD Revolving Credit Loan, as the context may require (for the avoidance of doubt, upon this Agreement becoming effective, (i) prior to the First Amendment Effective Date, all Loans under the 2017 Revolving Credit Facility shall constitute Revolving Credit Loans and (ii) thereafter, all Loans under the 2018 Revolving Credit Facility shall constitute Revolving Credit Loans).

“Revolving Credit Note” means a Multicurrency Revolving Credit Note and/or a USD Revolving Credit Note, as the context may require.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.

“Sale and Leaseback Transaction” has the meaning specified in Section 7.09.

“Sanctions” has the meaning specified in Section 5.27(b).

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Intercompany Note” means an intercompany note issued by a Receivables Entity to an originator in connection with a (i) Qualified Receivables Transaction and/or a (ii) Qualified Intercompany Note Transaction.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Notes” means (1) the $950,000,000 4.375% Senior Notes due 2025 issued under the Indenture dated as of October 10, 2017 (as amended by the First Supplemental Indenture, dated January 19, 2018, the Second Supplemental Indenture, dated May 8, 2018, and the Third Supplemental Indenture, dated November 9, 2018, and as it may be further amended or supplemented from time to time) by and among the Company, the Subsidiaries party thereto and Wells Fargo Bank, National Association, as trustee (the “2025 Notes”) and (2) the $400,000,000 4.625% Senior Notes due 2028 issued under the Indenture dated January 19, 2018 (as amended by the First Supplemental Indenture, dated May 8, 2018 and the Second Supplemental Indenture, dated November 9, 2018, and as it may be further amended or supplemented from time to time) by and among the Company, the Subsidiaries party thereto and Wells Fargo Bank, National Association, as trustee (the “2028 Notes”).

~~“Senior Notes” means the $1,000,000,000 5.250% Senior Notes due 2022 issued under the indenture dated as of July 2, 2015 by and among the Company, the Subsidiaries party thereto and Wells Fargo Bank, National Association, as trustee.~~

~~“Senior Notes Maturity Date” means July 15, 2022.~~

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or secured Permitted Incremental Equivalent Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or other agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Series” has the meaning specified in Section 2.16(a).

“Servicer Account” has the meaning assigned to that term in the Pledge and Security Agreement.

“Servicer Lockbox” has the meaning assigned to that term in the Pledge and Security Agreement.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of the Company substantially in the form of Exhibit M.

“Solvent” means, with respect to the Company and its Subsidiaries on a consolidated basis, that as of the date of determination, both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Parties’ present assets on a consolidated basis; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Restatement Date or with respect to any transaction contemplated to be undertaken after the Restatement Date on a consolidated basis; and (c) such Persons have not incurred and do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise) on a consolidated basis; and (ii) such Persons on a consolidated basis are not “insolvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification 450 (previously referred to as Statement of Financial Accounting Standards No. 5)).

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Owned Properties” means any Real Estate Asset (and any other property or assets directly related thereto) identified to the Administrative Agent prior to the date hereof.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Multicurrency Letter of Credit denominated in an Alternative Currency.

“Spread Overlay Agreements” means one or more bond hedges, warrants or other similar derivative transactions entered into by the Company in connection with its issuance of Convertible Notes.

~~“Springing Maturity Date” means April 15, 2022.~~

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary or another Receivables Entity that, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity Date” means ~~October 3~~December 17, ~~2022~~2023.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means any Indebtedness subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor” means each Domestic Subsidiary of the Company that has in effect an enforceable Guarantee pursuant to Article 11.

“Supplier” has the meaning specified in Section 3.01(g).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (including without limitation any Hedge Agreement).

“SWIFT” has the meaning specified in Section 2.03(f).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Swing Line Note” means a promissory note in the form of Exhibit C-2.1, C-2.2 or C-2.3, as applicable, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate USD Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate USD Revolving Commitments.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement in consultation with the Company) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, including without limitation, the U.S. medical device excise tax.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, (i) its obligation to make Term Loans to the Company on the Closing Date pursuant to Section 2.01(a) (in effect immediately prior to this Agreement becoming effective) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (in effect immediately prior to this Agreement becoming effective) under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto (prior to this Agreement becoming effective), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement ~~and~~, (ii) immediately after this Agreement became effective, its obligation to make Term Loans to the Company on the Restatement Date pursuant to Section 2.01(a) (in effect immediately after this Agreement became effective) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (in effect immediately after this Agreement became effective) under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto (after this Agreement became effective), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement~~.~~ and (iii) as to any 2018 Refinancing Term Lender, its obligation to make 2018 Refinancing Term Loans to the Company on the First Amendment Effective Date pursuant to Section 2.01(a) in the amount set forth opposite such 2018 Refinancing Term Lender’s name on Schedule 1 of the First Amendment (in effect on the First Amendment Effective Date).

“Term Facility” means, at any time, the aggregate amount of the Term Lenders’ Term Commitments at such time and, for the avoidance of doubt, shall mean (x) the 2017 Term Facility upon this Agreement becoming effective until the First Amendment Effective Date and (y) from and after the First Amendment Effective Date, the 2018 Term Facility.

“Term Lender” means, at any time, any Lender that has a Term Commitment and/or Term Loan at such time and, upon this Agreement becoming effective until the First Amendment Effective Date, shall include each 2017 Incremental Term Lender and each 2017 Refinancing Term Lender and from and after the First Amendment Effective Date, shall include the 2018 Refinancing Term Lenders.

“Term Loan” means (i) in regards to the Original Credit Agreement, those “Term Loans” outstanding under the Original Credit Agreement prior to this Agreement becoming effective ~~and~~, (ii) after this Agreement became effective until the First Amendment Effective Date, the 2017 Incremental Term Loans ~~and~~, the 2017 Refinancing Term Loans and the 2018 Refinancing Term Loans and (iii) from and after the First Amendment Effective Date, the 2018 Refinancing Term Loans.

“Term Note” means a promissory note made by any Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-3.

“Term Loan Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Terms Loans; provided that at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment.

“Term Loan Installment” has the meaning specified in Section 2.07.

“Term Loan Maturity Date” means the Maturity Date with regard to the Term Facility or the New Term Loan Maturity Date of any Series of New Term Loans, as applicable.

“Test Period” has the meaning specified in Section 1.10.

“Total Assets” means the total amount of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the then-most recent balance sheet of the Company.

“Total Credit Exposure” means, as to any Lender at any time, (a) in respect of the Term Facility, the Term Loan Exposure of such Lender outstanding at such time, (b) in respect of the Multicurrency Revolving Credit Facility, the unused Multicurrency Revolving Credit Commitments and Multicurrency Revolving Credit Exposure of such Lender at such time and (c) in respect of the USD Revolving Credit Facility, the unused USD Revolving Credit Commitments and USD Revolving Credit Exposure of such Lender at such time.

“Total Multicurrency Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Multicurrency Revolving Credit Loans and L/C Obligations with respect to Multicurrency Letters of Credit.

“Total Net Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Net Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four (4)-Fiscal Quarter period ending on such date.

“Total Revolving Credit Outstandings” means, collectively, the Total Multicurrency Revolving Credit Outstandings and the Total USD Revolving Credit Outstandings.

“Total USD Revolving Credit Outstandings” means the aggregate Outstanding Amount of all USD Revolving Credit Loans. Swing Line Loans and L/C Obligations with respect to USD Letters of Credit.

“Treaty Lender” means a Lender which is treated as a resident of a Treaty State for the purposes of the Treaty and does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“Type” means, with respect to a Loan, its character as a LIBOR Daily Floating Rate Loan, Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.K. Borrower” has the meaning specified in the introductory paragraph hereto.

“U.K. Borrower Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $200,000,000. The U.K. Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“USD Letter of Credit” has the meaning specified in Section 2.03(a).

“USD Revolving Credit Borrowing” means a borrowing consisting of simultaneous USD Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the USD Revolving Credit Lenders pursuant to Section 2.01(b).

“USD Revolving Credit Commitment” means, as to each Lender, its obligation to make (a) USD Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations with respect to USD Letters of Credit and (c) (x) from the Closing Date until this Agreement became effective, purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (as in effect immediately before this Agreement became effective) under the caption “USD Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto (prior to this Agreement becoming effective), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and (y) immediately after this Agreement became effective, purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (as in effect immediately after this Agreement became effective) under the caption “USD Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto (after this Agreement became effective), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“USD Revolving Credit Commitment Termination Date” means the earliest to occur of (i) the Maturity Date in respect of the USD Revolving Credit Facility, (ii) the date the USD Revolving Credit Commitments are permanently reduced to zero pursuant to Section 2.05, and (iii) the date of the termination of the USD Revolving Credit Commitments pursuant to Section 8.02.

“USD Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its USD Revolving Credit Loans and the aggregate Outstanding Amount of such Lender’s participation in L/C Obligations in respect of USD Letters of Credit and Swing Line Loans at such time.

“USD Revolving Credit Facility” means, at any time, the aggregate amount of the USD Revolving Credit Lenders’ USD Revolving Credit Commitments at such time.

“USD Revolving Credit Lender” means, at any time, any Lender that has a USD Revolving Credit Commitment or a USD Revolving Credit Loan at such time.

“USD Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“USD Revolving Credit Note” means a promissory note in the form of Exhibit C-4.1, C-4.2 or C-4.3, as applicable, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“U.S. Loan Party” means any Loan Party that is not a Foreign Obligor.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“VAT” means:

(a) any tax imposed in compliance with the European Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Weighted Average Yield” means with respect to any Indebtedness, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Indebtedness on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan, as calculated by the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights (but, for the avoidance of doubt, shall not include, in respect of a Person, the Equity Interests of, or other securities issued by, the same Person (which, for the avoidance of doubt, shall be the asset of the holder of such Equity Interests)).

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) If any item is required to be delivered, or any action is required to be taken, on a day other than a Business Day, such item shall be required to be delivered, and such action shall be required to be taken, on the next following Business Day.

(e) For purposes of determining compliance with any of the covenants set forth in Article VII, in the event that any Lien, Investment, Indebtedness, Asset Sale, Restricted Junior Payment, transaction with Affiliates, or prepayment of Indebtedness meets the criteria of one or more of the categories of transactions or exceptions permitted pursuant to the same Section, the Borrower may classify such Lien, Investment, Indebtedness, Asset Sale, Restricted Junior Payment, transaction with Affiliates, or prepayment of Indebtedness (as applicable) (or portion thereof) at the time made or incurred, to one or more of such categories as determined by the Borrower in its sole discretion.

(f) Immediately following the First Amendment Effective Date, all amounts attributed to, outstanding under, invested, paid or disposed of pursuant to each dollar basket in Section 2.05(c) and Article 7 shall be deemed to be zero (and such dollar baskets shall be restored to the applicable amount stated therein) and any such amounts previously attributed to, incurred, invested, disposed of or paid in reliance thereon shall be deemed to have been in place, outstanding or invested, disposed of or paid as of the Closing Date (and appropriately scheduled) for all purposes hereunder provided that all amounts referenced in the definition of Available Amount and available for use as part of the Available Amount immediately before the First Amendment Effective Date shall be left unchanged and available for use on and after the First Amendment Effective Date.

(g) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term involving a Delaware limited liability company, shall also be deemed to apply to a division of or by a Delaware limited liability company under Delaware law or an allocation of assets to a series of a Delaware limited liability company under Delaware law (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a Delaware limited liability company under Delaware law shall constitute a separate Person hereunder (and each division of any Delaware limited liability company under Delaware law that is a Subsidiary, Excluded Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.03. Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS), from that in effect for preparing the Company’s consolidated financial statements for the Fiscal Year ended September 30, 2017, would affect any covenant or other provision of this Agreement, including without limitation, the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such covenant or other provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such covenant or other provision shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding any other provisions set forth herein, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

Section 1.04. Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so calculated by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as calculated by the Administrative Agent or the L/C Issuer, as the case may be.

(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

Section 1.06. Additional Alternative Currencies. (a) The Borrowers may from time to time after the Closing Date request that Multicurrency Revolving Credit Loans that are Eurocurrency Rate Loans be made and/or Multicurrency Letters of Credit be issued in a currency other than those specifically listed in the definition of

“Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Multicurrency Revolving Credit Loans that are Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Multicurrency Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Multicurrency Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request referenced in Section 1.06(a) shall be made to the Administrative Agent not later than 11:00 a.m., six (6) Business Days prior to the date of the desired Credit Extension (or such other time or date requested by the Company and as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Multicurrency Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Multicurrency Revolving Credit Loans that are Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Multicurrency Revolving Credit Lender thereof; and in the case of any such request pertaining to Multicurrency Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Multicurrency Revolving Credit Lender (in the case of any such request pertaining to Multicurrency Revolving Credit Loans that are Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Multicurrency Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., two (2) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Multicurrency Revolving Credit Loans that are Eurocurrency Rate Loans, or the issuance of Multicurrency Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Multicurrency Revolving Credit Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Multicurrency Revolving Credit Lender or the L/C Issuer, as the case may be, to permit Multicurrency Revolving Credit Loans that are Eurocurrency Rate Loans to be made or Multicurrency Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Multicurrency Revolving Credit Lenders consent to making Multicurrency Revolving Credit Loans that are Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Multicurrency Revolving Credit Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Multicurrency Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Multicurrency Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

Section 1.07. Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.08. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.09. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.10. Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, the Net Senior Secured Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.10; provided that, notwithstanding anything to the contrary herein, when calculating any such ratio for the purpose of the definition of Applicable Rate, any mandatory prepayment provision hereunder or compliance with Section 7.07, the events set forth in clauses (b), (c) and (d) below that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b) For purposes of calculating the Net Senior Secured Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio, Pro Forma Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been consummated (i) during the applicable period of four (4) consecutive Fiscal Quarters for which such financial ratio is being determined (the “Test Period”) or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, shall be calculated on a pro forma basis assuming that all such Pro Forma Transactions (and any increase or decrease in Consolidated Adjusted EBITDA and the component financial definitions used therein attributable to any Pro Forma Transaction) had occurred on the first day of the applicable Test Period.

(c) Whenever pro forma effect is to be given to a Pro Forma Transaction, the pro forma calculations shall be made in good faith by a financial or accounting Responsible Officer of the Company and may include, for the avoidance of doubt, the amount of synergies and cost savings projected by the Company from actions taken or expected to be taken during the 12-month period following the date of such Pro Forma Transaction, net of the amount of actual benefits theretofore realized during such period from such actions; provided that (i) such amounts are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Company, (ii) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period and (iii) the aggregate amount of cost savings and synergies added pursuant to this clause (c) for any such period, together with any addback to Consolidated Adjusted EBITDA pursuant to paragraph (f) thereof, during any such period, shall not exceed 15% of Consolidated Adjusted EBITDA for such period, calculated without giving effect to any adjustment pursuant to this clause (c) or paragraph (f) of the definition of Consolidated Adjusted EBITDA. Nothing in this clause (c) shall limit any adjustment to Consolidated Adjusted EBITDA permitted pursuant to clause (y) of the proviso to paragraph (f) of the definition of Consolidated Adjusted EBITDA.

(d) In the event that the Company or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Net Senior Secured Leverage Ratio or the Total Net Leverage Ratio (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Net Senior Secured Leverage Ratio or the Total Net Leverage Ratio, as applicable, shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

(e) All ratios and other financial metrics, including, without limitation, “Total Assets”, “Consolidated Tangible Assets”, “Total Net Leverage Ratio”, and “Net Senior Secured Leverage Ratio”, shall be calculated based on the then-most recent financial statements delivered (or required to have been delivered) pursuant to Section 6.01(a) or (b).

ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01. The Loans.

(a) The Term Borrowing. (i) Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan ~~(each such loan, a “Term Loan”)~~ to the Company in Dollars on the Closing Date in an aggregate amount not to exceed at any time outstanding the amount of such Term Lender’s Term Commitment (in effect prior to this Agreement becoming effective) ~~and~~, (ii) subject to the terms and conditions set forth herein, (x) each 2017 Incremental Term Lender with a 2017 Incremental Term Commitment severally agrees to make its portion of the 2017 Incremental Term Loan on the Restatement Date in accordance with the provisions set forth herein and (y) each 2017 Refinancing Term Lender with a 2017 Refinancing Term Commitment severally agrees to make its portion of the 2017 Refinancing Term Loan on the Restatement Date in accordance with the provisions set forth herein and (iii) subject to the terms and conditions set forth herein and in the First Amendment, each 2018 Refinancing Term Lender with a 2018 Refinancing Term Commitment severally agrees to make its portion of the 2018 Refinancing Term Loan on the First Amendment Effective Date in accordance with the provisions set forth herein and in the First Amendment (each such loans in this sentence, a “Term Loan”). For all purposes hereof, (i) the 2017 Term Loans shall constitute Term Loans until the First Amendment Effective Date and (ii) the 2018 Refinancing Term Loans shall constitute Term Loans on and after the First Amendment Effective Date. The 2017 Refinancing Term Loans shall refinance and repay in full the Existing Terms A Loan outstanding immediately prior to this Agreement becoming effective. The Term Borrowing on (i) the Closing Date shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Term Commitments (as in effect on the Closing Date immediately prior to the making of the Term Loans on the Closing Date) ~~and~~, (ii) the Restatement Date shall consist of 2017 Term Loans made simultaneously by the Term Lenders in accordance with their respective Term Commitments (as in effect on the Restatement Date immediately prior to the making of the 2017 Term Loans on the Restatement Date) and (iii) the First Amendment Effective Date shall consist of 2018 Refinancing Term Loans made simultaneously by the 2018 Refinancing Term Lenders in accordance with their respective 2018 Refinancing Term Commitments (as in effect on the First Amendment Effective Date immediately prior to the making of the 2018 Refinancing Term Loans on the First Amendment Effective Date). Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans, LIBOR Daily Floating Rate Loans or Eurocurrency Rate Loans, as further provided herein. For the avoidance of doubt, (i) the 2017 Incremental Term Loan shall not be subject to Section 2.16 of this Agreement or of the Original Credit Agreement (and shall not constitute a New Term Loan for any purpose hereunder or under the Original Credit Agreement) and (ii) the 2017 Refinancing Term Loan shall not be subject to Section 2.19 of this Agreement or of the Original Credit Agreement (and shall not constitute a Refinancing Term Loan for any purpose hereunder or under the Original Credit Agreement).

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, (i) each Multicurrency Revolving Credit Lender severally agrees to make loans (each such loan, a “Multicurrency Revolving Credit Loan”) to the applicable Borrower(s) in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, with respect to each Class of Revolving Credit Facility, (x) in the case of the Revolving Credit Facility in effect prior to the Restatement Date, such Revolving Credit Facility from the Closing Date until the Restatement Date, (y) in the case of the 2017 Revolving Credit Facility, from the Restatement Date until the First Amendment Effective Date and (z) in the case of the 2018 Revolving Credit Facility, from and after the First Amendment Effective Date, for the Multicurrency Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Multicurrency Revolving Credit Lender’s Multicurrency Revolving Credit Commitment and (ii) each USD Revolving Credit Lender severally agrees to make loans (each such loan, a “USD Revolving Credit Loan”) to the applicable Borrower(s) in Dollars from time to time, on any Business Day during the Availability Period with respect to each Class of Revolving Credit Facility, (x) in the case of the Revolving Credit Facility in effect prior to the Restatement Date, such Revolving Credit Facility from the Closing Date until the Restatement Date, (y) in the case of the 2017 Revolving Credit Facility, from the Restatement Date until the First Amendment Effective Date and (z) in the case of the 2018 Revolving Credit Facility, from and after the First Amendment Effective Date, for the USD Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such USD Revolving Credit Lender’s USD Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the Multicurrency Revolving Credit Exposure of any Multicurrency Revolving Credit Lender shall not exceed such Multicurrency Revolving Credit Lender’s Multicurrency Revolving Credit Commitment, (iii) the USD Revolving Credit Exposure of any USD Revolving Credit Lender shall not exceed such USD Revolving Credit Lender’s USD Revolving Credit Commitment, (iv) the aggregate Outstanding Amount of all Revolving Credit Loans made to the Designated Borrowers shall not exceed the Designated Borrower Sublimit, (v) the aggregate Outstanding Amount of all Multicurrency Revolving Credit Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (vi) the aggregate Outstanding Amount of all Revolving Credit Loans made to the U.K. Borrower shall not exceed the U.K. Borrower Sublimit. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans denominated in Dollars may be Base Rate Loans, LIBOR Daily Floating Rate Loans or Eurocurrency Rate Loans, as further provided herein. Revolving Credit Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

Section 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Revolving Credit Borrowing, each Term Borrowing, each conversion of Term Loans and Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon any Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans or LIBOR Daily Floating Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans or LIBOR Daily Floating Rate Loans; provided, however, that if any Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one week or one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans or LIBOR Daily Floating Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a Term Borrowing, a Multicurrency Revolving Credit Borrowing, a USD Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) in the case of a Multicurrency Revolving Credit Borrowing, the currency of the Loans to be borrowed, and (vii) in the case of a Revolving Credit Borrowing, the applicable Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Multicurrency Revolving Credit Borrowing, then the Multicurrency Revolving Credit Loans so requested shall be made in Dollars.

If the Company fails to specify whether a Revolving Credit Borrowing denominated in Dollars is a Multicurrency Revolving Credit Borrowing or a USD Revolving Credit Borrowing, the applicable Revolving Credit Loans shall be allocated first, to the USD Revolving Credit Facility to the full extent of the then unused USD Revolving Credit Commitments and second, to the Multicurrency Revolving Credit Facility to the full extent of the then unused Multicurrency Revolving Credit Commitments. If the Company fails to specify a Type of Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Multicurrency Revolving Credit Loans denominated in an Alternative Currency, such Multicurrency Revolving Credit Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If any Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary contained herein, (x) a Swing Line Loan may not be converted to a Eurocurrency Rate Loan, (y) no Multicurrency Revolving Credit Loan may be converted into or continued as a Multicurrency Revolving Credit Loan denominated in a different currency, but instead must be prepaid in the original currency of such Multicurrency Revolving Credit Loan and reborrowed in the other currency and (z) no Term Loan or USD Revolving Credit Loan may be converted into or continued as a Loan denominated in an Alternative Currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its Applicable Percentage of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Multicurrency Revolving Credit Loans denominated in a currency other than Dollars, in each case as described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Multicurrency Revolving Credit Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension on the Closing Date, Section 4.01 and if such Borrowing is a Credit Extension on the Restatement Date, Section 4.03), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrowers in like funds as received by the Administrative Agent by the date requested in the Committed Loan Notice either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the applicable Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Multicurrency Revolving Credit Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be, as determined by the applicable Borrower, prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto. For the avoidance of doubt, the Company shall be permitted to set the last day of each Interest Period.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to the Term Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to the Revolving Credit Facility.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.

Section 2.03. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue

(a) Letters of Credit denominated in Dollars or in one or more Alternative Currencies (each, a “Multicurrency Letter of Credit”) or (b) Letters of Credit denominated in Dollars (each, a “USD Letter of Credit”), in each case for the account of the Company or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; (B) the Multicurrency Revolving Credit Lenders severally agree to participate in Multicurrency Letters of Credit issued for the account any Borrower or any of its Subsidiaries and any drawings thereunder; and (C) the USD Revolving Credit Lenders severally agree to participate in USD Letters of Credit issued for the account of the Company or any of its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Commitments, (x) the Multicurrency Revolving Credit Exposure of any Multicurrency Revolving Credit Lender shall not exceed such Multicurrency Revolving Credit Lender’s Multicurrency Revolving Credit Commitment, (y) the USD Revolving Credit Exposure of any USD Revolving Credit Lender shall not exceed such USD Revolving Credit Lender’s USD Revolving Credit Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit (1) shall state whether such Letter of Credit shall constitute a Multicurrency Letter of Credit or a USD Letter of Credit (and, in the case of any Multicurrency Letter of Credit, the currency in which such Letter of Credit is to be denominated) and (2) shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. All Letters of Credit outstanding under the Original Credit Agreement immediately prior to the Restatement Date shall remain outstanding upon this Agreement becoming effective and thereafter shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Multicurrency Revolving Credit Lenders (in the case of any Multicurrency Letter of Credit) or the Required USD Revolving Credit Lenders (in the case of any USD Letter of Credit) have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) the Administrative Agent, the applicable L/C Issuer and (1) in the case of any Multicurrency Letter of Credit, all of the Multicurrency Revolving Credit Lenders or (2) in the case of any USD Letter of Credit, all of the USD Revolving Credit Lenders, have approved such expiry date or (y) such Letter of Credit is cash collateralized on terms and pursuant to arrangements reasonably satisfactory to the applicable L/C Issuer.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than (x) Dollars or (y) an Alternative Currency;

(E) the L/C Issuer does not, as of the issuance date of such requested Letter of Credit, issue Letters of Credit in the requested currency;

(F) (1) in the case of any Multicurrency Letter of Credit, any Multicurrency Revolving Credit Lender or (2) in the case of any USD Letter of Credit, any USD Revolving Credit Lender, is at that time a Defaulting Lender, unless the L/C Issuer has received Cash Collateral or entered into other arrangements satisfactory to the L/C Issuer (in its sole discretion) with the applicable Borrower or such Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to any reallocation pursuant to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not, at the request of the applicable Borrower, amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to, at the request of the applicable Borrower, amend any Letter of Credit if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Appropriate Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of any Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application may be sent by email, facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof;

(D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature (i.e., standby or commercial) of the requested Letter of Credit; (H) such other matters as the L/C Issuer may reasonably require and (I) whether such Letter of Credit is a Multicurrency Letter of Credit or a USD Letter of Credit. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Appropriate Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Multicurrency Letter of Credit, each Multicurrency Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Multicurrency Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit. Immediately upon the issuance of each USD Letter of Credit, each USD Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such USD Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) If any Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, no Borrower shall be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Multicurrency Revolving Credit Lenders (in the case of a Multicurrency Letter of Credit) and the USD Revolving Credit Lenders (in the case of a USD Letter of Credit) shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Multicurrency Revolving Credit Lenders (in the case of any Multicurrency Letter of Credit) or the Required USD Revolving Credit Lenders (in the case of any USD Letter of Credit) have elected not to permit such extension or (2) from the Administrative Agent, any Appropriate Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) If any Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, no Borrower shall be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Multicurrency Revolving Credit Lenders (in the case of a Multicurrency Letter of Credit) and the USD Revolving Credit Lenders (in the case of a USD Letter of Credit) shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Multicurrency Revolving Credit Lenders (in the case of any Multicurrency Letter of Credit) or the Required USD Revolving Credit Lenders (in the case of any USD Letter of Credit) have elected not to permit such reinstatement or (B) from the Administrative Agent, any Appropriate Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. In the case of a Multicurrency Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the applicable Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Multicurrency Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the applicable Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the applicable Borrower agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the applicable Borrower fails to timely reimburse the L/C Issuer on the Honor Date, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Multicurrency Letter of Credit denominated in an Alternative Currency)

(the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Revolving Credit Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Multicurrency Revolving Credit Borrowing (in the case of any Multicurrency Letter of Credit) or a USD Borrowing (in the case of any USD Letter of Credit) of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the applicable Class of Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Multicurrency Revolving Credit Lender (in the case of a Multicurrency Letter of Credit) and each USD Revolving Credit Lenders (in the case of a USD Letter of Credit) shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Multicurrency Revolving Credit Lender that so makes funds available shall be deemed to have made a Multicurrency Revolving Credit Loan that is a Base Rate Loan to the applicable Borrower in such amount and each USD Revolving Credit Lender that so makes funds available shall be deemed to have made a USD Revolving Credit Loan that is a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each applicable Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each applicable Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each applicable Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Multicurrency Revolving Credit Loan or USD Revolving Credit Loan, as applicable, included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error. Nothing in this Section 2.03 shall be deemed to relieve any Lender with a Revolving Credit Commitment from its obligation to make Revolving Credit Loans on the terms and conditions set forth herein, and the Borrowers shall retain any and all rights they may have against any such Revolving Credit Lender resulting from the failure of such Lender to make such Revolving Credit Loans pursuant to this Section 2.03(c).

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Multicurrency Revolving Credit Lender (in the case of any Multicurrency Letter of Credit) and each USD Revolving Credit Lender (in the case of any USD Letter of Credit) shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Loan Document Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the applicable Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrowers;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any of its respective Subsidiaries.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with any of the applicable Borrower’s instructions or other irregularity, the applicable Borrower will promptly notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of all of the Required Multicurrency Revolving Credit Lenders, Required USD Revolving Credit Lenders, Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The applicable Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any applicable Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower or its Subsidiaries may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the applicable Borrower or its Subsidiaries, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the applicable Borrower or its Subsidiaries which such Borrower or such Subsidiaries proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the applicable Borrower for, and the L/C Issuer’s rights and remedies against the applicable Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The applicable Borrower shall pay to the Administrative Agent (A) for the account of each Multicurrency Revolving Credit Lender in accordance, subject to adjustment as provided in Section 2.18, with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “Multicurrency Letter of Credit Fee”) for each Multicurrency Letter of Credit equal to the Applicable Rate for Revolving Credit Loans that are Eurocurrency Rate Loans times the Dollar Equivalent of the daily amount available to be drawn under such Multicurrency Letter of Credit and (B) for the account of each USD Revolving Credit Lender in accordance, subject to adjustment as provided in Section 2.18, with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “USD Letter of Credit Fee”, and together with the Multicurrency Letter of Credit Fee, the “Letter of Credit Fee”) for each USD Letter of Credit equal to the Applicable Rate for Revolving Credit Loans that are Eurocurrency Rate Loans times the Dollar Equivalent of the daily amount available to be drawn under such USD Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the fifth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears on the last day of such quarter. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, (1) upon the request of the Required Multicurrency Revolving Credit Lenders, while any Event of Default exists, all Multicurrency Letter of Credit Fees shall accrue at the Default Rate and (2) upon the request of the Required USD Revolving Credit Lenders, while any Event of Default exists, all USD Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee, with respect to each Letter of Credit, at the rate per annum equal to 0.125%, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the fifth Business Day after the end of each March, June, September and December in respect of the then-most recently-ended quarterly period (or portion thereof, in the case of the first payment), computed as of the end of such quarter and commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(l) Additional L/C Issuers. The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Multicurrency Revolving Credit Lender, designate one or more additional Multicurrency Revolving Credit Lenders to act as an L/C Issuer under the terms of this Agreement (provided that there shall not be more than three (3) L/C Issuers at any one time), subject to Section 2.03(m). Any Lender designated as an L/C Issuer pursuant to this clause (l) shall be deemed to be an “L/C Issuer” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other L/C Issuer(s) and such Lender.

(m) L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which a Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and

(C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

Section 2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period with respect to the USD Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of USD Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s USD Revolving Credit Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Commitments and (ii) the USD Revolving Credit Exposure of any USD Revolving Credit Lender shall not exceed such USD Revolving Credit Lender’s USD Revolving Credit Commitment, (y) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. For the avoidance of doubt, Swing Line Loans made to the U.K. Borrower shall be made under the U.K. Borrower Sublimit, Swing Line Loans made to the Designated Borrowers shall be made under the Designated Borrower Sublimit and Swing Line Loans made to the Company shall be made under the Revolving Credit Facility. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each USD Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such USD Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon any Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000, (ii) the requested borrowing date, which shall be a Business Day and (iii) the applicable Borrower.

Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any USD Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article 4 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the applicable Borrower on the books of the Swing Line Lender in Same Day Funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the applicable Borrower (each of which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each USD Revolving Credit Lender make a USD Revolving Credit Loan that is a Base Rate Loan in an amount equal to such USD Revolving Credit Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding for the account of such Borrower. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each USD Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral of the applicable Borrower available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each USD Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a USD Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the USD Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each USD Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any USD Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such USD Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such USD Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such USD Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such USD Revolving Credit Lender’s USD Revolving Credit Loan included in the relevant USD Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any USD Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each USD Revolving Credit Lender’s obligation to make USD Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such USD Revolving Credit Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each USD Revolving Credit Lender’s obligation to make USD Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans made for such Borrower’s account, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any USD Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such USD Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each USD Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the USD Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each USD Revolving Credit Lender funds its USD Revolving Credit Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such USD Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The applicable Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05. Prepayments/Commitment Reductions.

(a) Voluntary Prepayments.

(i) At any time and from time to time:

(A) with respect to Base Rate Loans or LIBOR Daily Floating Rate Loans, the Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or, if less, the aggregate principal amount of Base Rate Loans or LIBOR Daily Floating Rate Loans then outstanding, as applicable);

(B) with respect to Eurocurrency Rate Loans, the Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or, if less, the aggregate principal amount of Eurocurrency Rate Loans then outstanding); and

(C) with respect to Swing Line Loans, the Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000, and in integral multiples of $100,000 in excess of that amount.

(ii) All such prepayments shall be made:

(A) upon written or telephonic notice on the date of prepayment, in the case of Base Rate Loans or LIBOR Daily Floating Rate Loans;

(B) upon not less than three (3) Business Days’ prior written or telephonic notice in the case of Eurocurrency Rate Loans denominated in Dollars;

(C) upon not less than four (4) Business Days’ (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior written or telephonic notice in the case of Eurocurrency Rate Loans denominated an Alternative Currencies; and

(D) upon written or telephonic notice on the date of prepayment, in the case of Swing Line Loans;

in each case given to the Administrative Agent or the Swing Line Lender, as the case may be, by 2:00 p.m. (New York City time) on the date required pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment and, if given by telephone, promptly confirmed in writing to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment (and the Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Credit Loans, as the case may be, by electronic mail or telephone to each Appropriate Lender) or the Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.06(a).

(b) Voluntary Commitment Reductions.

(i) The Company may, upon not less than three (3) Business Days’ prior written notice pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment or telephonic notice confirmed in writing to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment (which original written or telephonic notice the Administrative Agent will promptly transmit by electronic mail or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Credit Commitments of each Class or any Class, in the Company’s discretion, in an amount up to the amount by which the Revolving Credit Commitments exceed the Total Revolving Credit Outstandings at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) The Company’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Credit Commitments shall be effective on the date specified in the Company’s notice and shall reduce the Applicable Revolving Credit Percentage of each Revolving Credit Lender of the applicable Class on a pro rata basis.

(c) Mandatory Prepayments/Commitment Reductions.

(i) Asset Sales. Subject to Sections 2.06(e) and 2.20, no later than the fifth Business Day following the date of receipt by the Company or any of its Subsidiaries of any Net Asset Sale Proceeds in excess of the greater of (x) $300,000,000 and (y) 15.0% of Consolidated Tangible Assets in the aggregate (for the avoidance of doubt such basket shall be fully available as of the Restatement Date) arising from an Asset Sale pursuant to Section 7.08(c) (other than any such Net Asset Sale Proceeds that are used to repay, prepay or redeem (I) the 2.00% Convertible Senior Notes due 2042, issued by the Company pursuant to the Base Indenture and that certain Third Supplemental Indenture dated as of March 5, 2012, by and between Wilmington Trust Company, as trustee, and the Company or (II) the 2.00% Convertible Senior Notes due 2043 issued by the Company pursuant to the Base Indenture and that certain Fourth Supplemental Indenture dated as of February 21, 2013, by and between Wilmington Trust Company, as trustee, and the Company) (including, in the case of the immediately preceding clauses (I) and (II), all principal, interest, fees, recapture taxes in regards to such Indebtedness, costs, expenses and/or premiums related thereto), the Company shall prepay the Loans as set forth in Section 2.06(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided so long as no Default or Event of Default shall have occurred and be continuing, the Company shall have the option, directly or through one or more of its Subsidiaries, to invest or commit to invest such Net Asset Sale Proceeds within one year of receipt thereof in productive assets of the general type used in the business of the Company and its Subsidiaries, including, without limitation, through a Permitted Acquisition and/or any other acquisition constituting a permitted Investment; provided that if any amount is so committed to be reinvested within such one-year period, but is not reinvested within the later to occur of (x) six months of the date of such commitment and (y) the end of such one year period, the Company shall prepay the Loans in accordance with this Section 2.05(c)(i) without giving further effect to such reinvestment right.

(ii) Insurance/Condemnation Proceeds. Subject to Sections 2.06(e) and 2.20, no later than the fifth Business Day following the date of receipt by the Company or any of its Subsidiaries, or the Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, the Company shall prepay the Loans as set forth in Section 2.06(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds (in excess of $25,000,000 in the aggregate (for the avoidance of doubt such basket shall be fully available as of the Restatement Date)); provided, so long as no Default or Event of Default shall have occurred and be continuing, the Company shall have the option, directly or through one or more of its Subsidiaries, to invest or commit to invest such Net Insurance/Condemnation Proceeds within one year of receipt thereof in long-term productive assets of the general type used in the business of the Company and its Subsidiaries, including through a Permitted Acquisition, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided that if any amount is so committed to be reinvested within such one-year period, but is not reinvested within the later to occur of (x) six months of the date of such commitment and (y) the end of such one year period, the Company shall prepay the Loans in accordance with this Section 2.05(c)(ii) without giving further effect to such reinvestment right.

(iii) [Reserved].

(iv) Issuance of Debt. Subject to Sections 2.06(e) and 2.20, no later than the fifth Business Day following the date of receipt by the Company or any of its Subsidiaries of any net Cash proceeds from the incurrence of any Indebtedness of the Company or any of its Subsidiaries, the Company shall prepay the Loans as set forth in Section 2.06(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions, and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, however, that the net Cash proceeds of any Indebtedness permitted to be incurred pursuant to Section 7.01 shall be excluded from the application hereof.

(v) Reserved.

(vi) Revolving Credit Loans and Swing Line Loans. The Company shall from time to time prepay first, the Swing Line Loans without reductions in USD Revolving Credit Commitments and second, the Revolving Credit Loans of each and/or any Class without reductions in Revolving Credit Commitments, in each case to the extent necessary so that the Total Revolving Credit Outstandings shall not at any time exceed the Revolving Credit Commitments then in effect.

(vii) Letter of Credit Sublimit. If at any time the L/C Obligations shall exceed the Letter of Credit Sublimit, the Company shall immediately Cash Collateralize Letters of Credit in an amount equal to such excess.

(viii) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.05(c)(i) through 2.05(c)(iv), the Company shall deliver to the Administrative Agent a certificate of a Responsible Officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that the Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate by more than $1,000,000, the Company shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Company shall concurrently therewith deliver to the Administrative Agent a certificate of a Responsible Officer demonstrating the derivation of such excess.

(ix) Notwithstanding any other provisions of this Section 2.05, (A) to the extent that any or all of the Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds of any Disposition by a Foreign Subsidiary (a “Foreign Disposition”), in each case giving rise to a prepayment event pursuant to Section 2.05(c)(i) or 2.05(c)(ii), are or is prohibited, restricted or delayed by applicable local law from being repatriated to the United States, the portion of such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds is permitted under the applicable local law, such repatriation will be promptly effected and such repatriated Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of all applicable additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.05 (if so required) to the extent provided herein or (B) to the extent that the Company has determined in good faith that repatriation of any or all of the Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds of any Foreign Disposition would have a material adverse tax cost consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, the Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (B), on or before the date on which any Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.05(c)(i) or 2.05(c)(ii), (x) the Company shall apply an amount equal to such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds to such reinvestments or prepayments as if such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds had been received by the Company rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds had been repatriated (or, if less, the Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds that would be calculated if received by such Foreign Subsidiary), or (y) such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds shall be applied to the repayment of Indebtedness of a Foreign Subsidiary, in each case, other than as mutually agreed by the Company and the Administrative Agent (it being understood and agreed that to the extent any amount is applied pursuant to clause (x) or (y) above, such payment shall be deemed to satisfy the requirements under Section 2.05(c)(i) and/or 2.05(c)(ii), as applicable). Notwithstanding anything to the contrary in this clause (ix), to the extent the U.K. Borrower has any Loans outstanding under the

U.K. Borrower Sublimit hereunder, any Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds of the U.K. Borrower and/or any of its Subsidiaries shall not be subject to this Section 2.05(c)(ix) and therefore, the U.K. Borrower shall be required to apply such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds to its outstanding Loans to the extent the Company would have been required to prepay its Loans under this Section 2.05 as if the U.K. Borrower were the Company thereunder (subject, in the case of Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds, to the applicable reinvestment rights set forth in Sections 2.05(c)(i) and 2.05(c)(ii), as applicable). Notwithstanding anything to the contrary in this clause (ix), to the extent any Designated Borrower has any Loans outstanding under the Designated Borrower Sublimit hereunder, any Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds of such Designated Borrower and/or any of its Subsidiaries shall not be subject to this Section 2.05(c)(ix) and therefore, such Designated Borrower shall be required to apply such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds to its outstanding Loans to the extent the Company would have been required to prepay its Loans under this Section 2.05 as if such Designated Borrower were the Company thereunder (subject, in the case of Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds, to the applicable reinvestment rights set forth in Sections 2.05(c)(i) and 2.05(c)(ii), as applicable).

(x) Each Appropriate Lender may reject all or a portion of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 2.05(c)(i) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Company no later than 5:00 p.m. two (2) Business Days after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Term Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Term Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds may be used by the Company or any of its Subsidiaries for any purpose not prohibited hereunder.

Section 2.06. Application of Prepayments/Reductions.

(a) Application of Voluntary Prepayments by Type of Loans. Subject to Section 2.20, any voluntary prepayment of Loans pursuant to Section 2.05(a) shall be applied to prepay the Loans and, as applicable, scheduled amortization payments as directed by the Company. Subject to Section 2.20, in the absence of a designation by the Company, (i) any voluntary prepayment of the Term Loans shall be applied to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and further applied within each such Class of Loans to reduce the scheduled remaining Installments of such Class of Loans in direct order of maturity and (ii) any voluntary prepayment of the Revolving Credit Loans shall be applied to each Class on a pro rata basis.

(b) Application of Mandatory Prepayments by Class of Loans. Subject to Section 2.20 hereof, any amount required to be paid pursuant to Sections 2.05(c)(i) through 2.05(c)(iv) shall be applied as follows:

first, to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof), with such prepayments to be applied to reduce the Installments within each Class of Loans, first by application to the next eight Installments within such respective Class in direct order of maturity and then pro rata among the remaining Installments of such Class of Loans;

second, to prepay the Swing Line Loans to the full extent thereof without reduction of USD Revolving Credit Commitments;

third, to prepay each Class of Revolving Credit Loans on a pro rata basis to the full extent thereof without reduction of any Class of Revolving Credit Commitments;

fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit on a pro rata basis; and

fifth, to Cash Collateralize Letters of Credit.

(c) [Reserved.]

(d) Application of Prepayments of Loans to Base Rate Loans, LIBOR Daily Floating Rate Loans and Eurocurrency Rate Loans. Except as expressly directed by the Company as provided in Section 2.06(a) and subject to Section 2.20, considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans and second to LIBOR Daily Floating Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to Section 3.05.

(e) Eurocurrency Prepayment Account. If the Company or the Borrowers are required to make a mandatory prepayment of Eurocurrency Rate Loans under Section 2.05(c), so long as no Event of Default exists, the Company and the other Borrower(s) shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurocurrency Rate Loans and shall be applied to the prepayment of the applicable Eurocurrency Rate Loans at the end of the current Interest Periods applicable thereto or, sooner, at the election of the Administrative Agent, upon the occurrence of an Event of Default. At the request of the Company, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalents maturing on or prior to the date or dates on (and time or times by) which it is anticipated that such amounts will be applied to prepay such Eurocurrency Rate Loans. Any interest earned on such Cash Equivalents will be for the account of the applicable Borrower and the applicable Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the deposited amounts equal or exceed the amount of the applicable mandatory prepayment.

Section 2.07. Scheduled Payments/Commitment Reductions.

(a) The principal amounts of the Term Loans shall be repaid by the Company in consecutive quarterly installments (each, a “Term Loan Installment”) in the aggregate amounts and, on the corresponding “Amortization Dates,” set forth in the table below, commencing on December ~~30~~28, ~~2017~~2018:

Amortization Date	Term Loan Installments
December ~~29~~28, ~~2017~~2018	$	~~9,375,000~~0
March 29, 2019		$0
June 28, 2019		$0
September 27, 2019		$0
~~March 29~~December 27, ~~2018~~2019		$9,375,000
~~June 29~~March 27, ~~2018~~2020		$9,375,000
~~September 28~~June 26, ~~2018~~2020		$9,375,000
~~December 28, 2018~~September 25, 2020	$	~~18,750,000~~9,375,000
~~March 29~~December 23, ~~2019~~2020		$18,750,000
~~June 28~~March 26, ~~2019~~2021		$18,750,000
~~September 27~~June 25, ~~2019~~2021		$18,750,000
~~December 27, 2019~~September 24, 2021		$18,750,000
~~March 27~~December 23, ~~2020~~2021		$18,750,000
~~June 26~~March 25, ~~2020~~2022		$18,750,000
~~September 25~~June 24, ~~2020~~2022		$18,750,000
~~December~~September 23, ~~2020~~2022	$	~~28,125,000~~18,750,000
~~March 26~~December 29, ~~2021~~2022		$28,125,000
~~June 25~~March 31, ~~2021~~2023		$28,125,000
~~September 24~~June 30, ~~2021~~2023		$28,125,000
~~December 23, 2021~~September 29, 2023	$	~~37,500,000~~28,125,000
~~March 25, 2022~~	~~$~~	~~37,500,000~~
~~June 24, 2022~~	~~$~~	~~37,500,000~~
~~September 23, 2022~~	~~$~~	~~37,500,000~~
Term Loan Maturity Date	$	~~1,050,000,000~~1,200,000,000 or such lesser aggregate principal amount of Term Loans then outstanding

; provided that in the event any New Term Loans are made, such New Term Loans shall be repaid on each “Amortization Date” occurring on or after the applicable Increased Amount Date in the manner specified in the applicable Joinder Agreement.

Notwithstanding the foregoing, (x) such Installments shall be reduced on a dollar-for-dollar basis in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Section 2.05; and (y) Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full by the Company no later than the applicable Term Loan Maturity Date therefor.

(b) Multicurrency Revolving Credit Loans. The Borrowers shall repay to the Multicurrency Revolving Credit Lenders on the Maturity Date for the Multicurrency Revolving Credit Facility the aggregate principal amount of all Multicurrency Revolving Credit Loans outstanding on such date.

(c) USD Revolving Credit Loans. The Borrowers shall repay to the USD Revolving Credit Lenders on the Maturity Date for the USD Revolving Credit Facility the aggregate principal amount of all USD Revolving Credit Loans outstanding on such date.

(d) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the USD Revolving Credit Facility.

Section 2.08. Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iv) each LIBOR Daily Floating Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the LIBOR Daily Floating Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Administrative Agent or the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the occurrence and during the continuation of an Event of Default under Section 8.01(f) or 8.01(g), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable by the applicable Borrower upon demand.

(c) Interest on each Loan shall be due and payable in arrears by the applicable Borrower on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable by the applicable Borrower in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) For the avoidance of doubt, (i) the U.K. Borrower shall only be required to pay interest which accrues on account of the Loans under the U.K. Borrower Sublimit and (ii) the Designated Borrowers shall only be required to pay interest which accrues on account of the Loans under the Designated Borrower Sublimit. For the avoidance of doubt, this Section 2.08(d) shall be subject to Section 2.20.

Section 2.09. Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Commitment Fee. The Company shall pay to the Administrative Agent (x) for the account of each Multicurrency Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the “Multicurrency Commitment Fee”) in Dollars calculated on a daily basis equal to the Applicable Rate as of such day times the actual daily amount by which the Aggregate Multicurrency Revolving Commitments exceed the sum as of such day of Exhibit A the Outstanding Amount of Multicurrency Revolving Credit Loans and Exhibit B the Outstanding Amount of L/C Obligations with respect to Multicurrency Letters of Credit, subject to adjustment as provided in Section 2.18 and (y) for the account of each USD Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the “USD Commitment Fee”, and together with the Multicurrency Commitment Fee, the “Commitment Fee”) in Dollars calculated on a daily basis equal to the Applicable Rate as of such day times the actual daily amount by which the Aggregate USD Revolving Commitments exceed the sum as of such day of (i) the Outstanding Amount of USD Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations with respect to USD Letters of Credit, subject to adjustment as provided in Section 2.18. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Commitments for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period with respect to the applicable Facility, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the fifth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Restatement Date, and on the last day of the applicable Availability Period. The Commitment Fee shall be calculated quarterly in arrears on the last day of such quarter, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10. Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of actual days elapsed in a 365 day year or 366 day year, as the case may be. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Multicurrency Revolving Credit Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.

(a) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Total Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for such period, the applicable Borrowers shall retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States or similar law in any other jurisdiction, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article 8. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

Section 2.11. Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each applicable Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to their respective Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.12. Payments Generally; Administrative Agent’s Clawback.

(a) All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the applicable Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans or LIBOR Daily Floating Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or LIBOR Daily Floating Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such

Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article 2, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied, subject to Section 2.20, (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

Section 2.13. Sharing of Payments by Lenders. Subject to Section 2.20, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Loan Document Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Loan Document Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Loan Document Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Loan Document Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Loan Document Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Loan Document Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Loan Document Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Loan Document Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Loan Document Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, and in all cases subject to Section 2.20, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14. Designated Borrowers. U.K. Borrower

(a) The Company may at any time, upon not less than 10 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional wholly-owned Foreign Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans hereunder in Dollars or, in the case of Multicurrency Revolving Credit Loans, in any Alternative Currency in an aggregate Outstanding Amount not to exceed the Designated Borrower Sublimit, by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Revolving Credit Lenders shall have received such supporting Organizational Documents, board and shareholder resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Revolving Credit Lenders, consistent with the documentation delivered on the Closing Date with respect to the U.K. Borrower (with such amendments as the Administrative Agent may reasonably require), and Notes signed by such Applicant Borrowers to the extent any applicable Revolving Credit Lenders so require. If the Administrative Agent and the Required Revolving Credit Lenders agree that an Applicant Borrower shall be entitled to receive Revolving Credit Loans hereunder (it being understood and agreed that the Administrative Agent and the Required Revolving Credit Lenders shall not fail to so agree solely as a result of the jurisdiction of organization of any Applicant Borrower being the United Kingdom), then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit I (a “Designated Borrower Notice”) to the Company and the Revolving Credit Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the applicable Revolving Credit Lenders agree to permit such Designated Borrower to receive the applicable Revolving Credit Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that (i) no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date and (ii) no Designated Borrower Request and Assumption Agreement shall become effective as to any Applicant Borrower if any Revolving Credit Lender under the applicable Revolving Credit Facility shall be prohibited under applicable Law, regulation or existing internal “know-your-customer” policy, or shall not be licensed, to make the applicable Revolving Credit Loans or otherwise extend credit to such Applicant Borrower as provided herein, subject to the Company’s right to replace such Lender in accordance with Section 10.13.

(b) The Obligations of the Designated Borrowers shall be several in nature.

(c) The U.K. Borrower and each Subsidiary of the Company that becomes a “Designated Borrower” pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices (including, without limitation, any notices relating to the service of process pursuant to Section 10.14(d)), (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to the U.K. Borrower or any such Designated Borrower hereunder, but such appointment does not limit the right of each Designated Borrower to take these actions directly for its own account; provided, that in the event that the Administrative Agent shall receive conflicting instructions from the Company and the U.K. Borrower or a Designated Borrower, the Administrative Agent shall follow the instruction of the Company. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower and the U.K. Borrower, as applicable.

(d) The Company may from time to time, upon not less than five (5) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status. For the avoidance of doubt, the termination of the status of the Designated Borrower shall not, in and of itself, reduce the Revolving Credit Commitments or the Designated Borrower Sublimit.

(e) The Company may from time to time, upon not less than three (3) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate the U.K. Borrower’s status as a Borrower, provided that there are no outstanding Loans payable by the U.K. Borrower, or other amounts payable by the U.K. Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of the U.K. Borrower’s status as a Borrower. For the avoidance of doubt, the termination of the status of the U.K. Borrower shall not, in and of itself, reduce the Revolving Credit Commitments or the U.K. Borrower Sublimit.

Section 2.15. Extension of Loans.

(a) The Borrowers may from time to time, pursuant to the provisions of this Section 2.15, agree with one or more Lenders holding Loans and Commitments of any Class (an “Existing Class”) to extend the maturity date and to provide for other terms consistent with this Section 2.15 (each such modification, an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the applicable Borrower to all Lenders under any Class that is proposed to be extended under this Section 2.15, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans and Commitments of each Lender in such Class) and on the same terms to each such Lender. In connection with each Extension, the applicable Borrower will provide notification to the Administrative Agent (for distribution to the Lenders of the applicable Class) no later than 30 days prior to the maturity date of the applicable Class to be extended of the requested new maturity date for the extended Loans or Commitments of such Class (each an “Extended Maturity Date”) and the due date for Lender responses. In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide the Administrative Agent with a written notice thereof in a form reasonably satisfactory to the Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. In connection with any Extension, the applicable Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.15.

(b) After giving effect to any Extension, the Term Loans, Multicurrency Revolving Credit Commitments or USD Revolving Credit Commitments so extended shall cease to be a part of the Class that they were a part of immediately prior to the Extension and shall be a new Class hereunder; provided that at no time shall there be more than four different Classes of Term Loans and six different classes of Revolving Credit Commitments; provided further, that, in the case of any Extension Amendment relating to a Class of Revolving Credit Commitments or Revolving Credit Loans, (i) all borrowings and all prepayments of Revolving Credit Loans of such Class shall continue to be made on a ratable basis among all Revolving Credit Lenders of such Class, based on the relative amounts of their Revolving Credit Commitments, until the repayment of the Revolving Credit Loans of such Class (and termination of the Revolving Credit Commitments of such Class) attributable to the non-extended Revolving Credit Commitments of such Class on the relevant maturity date, (ii) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swing Line Loan as between the Multicurrency Revolving Credit Commitments of such new “Class” and the remaining Multicurrency Revolving Credit Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the maturity date relating to such non-extended Multicurrency Revolving Credit Commitments has occurred, (iii) no termination of Extended Multicurrency Revolving Credit Commitments and no repayment of Loans under Extended Multicurrency Revolving Credit Commitments accompanied by a corresponding permanent reduction in Extended Multicurrency Revolving Credit Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Multicurrency Revolving Credit Commitments and Loans under Existing Multicurrency Revolving Credit Commitments (or all Existing Multicurrency Revolving Credit Commitments of such Class and related Loans under Existing Multicurrency Revolving Credit Commitments shall have otherwise been terminated and repaid in full), (iv) no termination of Extended USD Revolving Credit Commitments and no repayment of Loans under Extended USD Revolving Credit Commitments accompanied by a corresponding permanent reduction in Extended USD Revolving Credit Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing USD Revolving Credit Commitments and Loans under Existing USD Revolving Credit Commitments (or all Existing USD Revolving Credit Commitments of such Class and related Loans under Existing USD Revolving Credit Commitments shall have otherwise been terminated and repaid in full), (v) with respect to Letters of Credit, the maturity date with respect to the Revolving Credit Commitments may not be extended without the prior written consent of the L/C Issuer and (vi) with respect to Swing Line Loans, the maturity date with respect to the USD Revolving Credit Commitments may not be extended without the prior written consent of the Swing Line Lender. If the Total Multicurrency Revolving Credit Outstandings exceeds the Multicurrency Revolving Credit Commitment as a result of the occurrence of the maturity date with respect to any Class of Multicurrency Revolving Credit Commitments while an extended Class of Multicurrency Revolving Credit Commitments remains outstanding, the applicable Borrower shall make such payments as are necessary in order to eliminate such excess on such maturity date. If the Total USD Revolving Credit Outstandings exceeds the USD Revolving Credit Commitment as a result of the occurrence of the maturity date with respect to any Class of USD Revolving Credit Commitments while an extended Class of USD Revolving Credit Commitments remains outstanding, the applicable Borrower shall make such payments as are necessary in order to eliminate such excess on such maturity date.

(c) The consummation and effectiveness of each Extension shall be subject to the following:

(i) no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension;

(ii) the Term Loans, Multicurrency Revolving Credit Commitments or USD Revolving Credit Commitments, as applicable, of any Lender extended pursuant to any Extension (as applicable, “Extended Term Loans”, “Extended Multicurrency Revolving Credit Commitments” or “Extended USD Revolving Credit Commitments”) shall have the same terms as the Class of Term Loans, Multicurrency Revolving Credit Commitments or USD Revolving Credit Commitments, as applicable, subject to the related Extension Amendment (as applicable, “Existing Term Loans”, “Existing Multicurrency Revolving Credit Commitments” or “Existing USD Revolving Credit Commitments”);

except (A) (1) the final maturity date of any Extended Term Loans or Extended Revolving Credit Commitments of a Class to be extended pursuant to an Extension shall be later than the Maturity Date of the Class of Existing Term Loans or Existing Revolving Credit Commitments, as applicable, subject to the related Extension Amendment, (2) the weighted average life to maturity of any Extended Term Loans of a Class to be extended pursuant to an Extension shall be no shorter than the weighted average life to maturity of the Class of Existing Term Loans subject to the related Extension Amendment and (3) there shall be no scheduled amortization of the Extended Revolving Credit Commitments and the scheduled termination date of the Extended Revolving Credit Commitments shall not be earlier than the scheduled termination date of the Existing Multicurrency Revolving Credit Commitments or Existing USD Revolving Credit Commitments, as applicable; (B) the Weighted Average Yield with respect to the Extended Term Loans, Extended Multicurrency Revolving Credit Commitments or Extended USD Revolving Credit Commitments, as applicable, may be higher or lower than the Weighted Average Yield for the Existing Term Loans, Existing Multicurrency Revolving Credit Commitments or Existing USD Revolving Credit Commitments, as applicable; (C) the revolving credit commitment fee rate with respect to the Extended Multicurrency Revolving Credit Commitments or Extended USD Revolving Credit Commitments may be higher or lower than the revolving credit commitment fee rate for Existing Multicurrency Revolving Credit Commitments or Existing USD Revolving Credit Commitments, as applicable, in each case, to the extent provided in the applicable Extension Amendment; (D) no repayment of any Extended Term Loans shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Term Loans (including previously extended Term Loans) (or all earlier maturing Term Loans (including previously extended Term Loans) shall otherwise be or have been terminated and repaid in full); (E) the Extended Term Loans, Extended Multicurrency Revolving Credit Commitments and/or Extended USD Revolving Credit Commitments may contain a “most favored nation” provision for the benefit of Lenders holding previously Extended Term Loans, previously Extended Multicurrency Revolving Credit Commitments or previously Extended USD Revolving Credit Commitments, as applicable; (F) such Extended Term Loans, Extended Multicurrency Revolving Credit Commitments and/or Extended USD Revolving Credit Commitments will rank pari passu in right of payment and of security with the Existing Term Loans, Existing Multicurrency Revolving Credit Commitments or Existing USD Revolving Credit Commitments, as applicable; (G) such Extended Term Loans and/or Extended Revolving Credit Commitments shall be guaranteed by the Guaranty; and (H) the other terms and conditions applicable to Extended Term Loans, Extended Multicurrency Revolving Credit Commitments and/or Extended USD Revolving Credit Commitments may be different than those with respect to the Existing Term Loans, Existing Multicurrency Revolving Credit Commitments or Existing USD Revolving Credit Commitments, as applicable, so long as such terms and conditions only apply after the Latest Maturity Date;

(iii) all documentation in respect of such Extension shall be consistent with the foregoing and reasonably satisfactory to the Administrative Agent, and all written communications by the Borrowers generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing;

(iv) a minimum amount in respect of such Extension (to be determined in the applicable Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $25,000,000, unless a lesser amount is agreed to by the Administrative Agent) shall be satisfied; and

(v) no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to a Credit Date being deemed to be references to the Extension on the applicable date of such Extension) or waived by the Lenders whose Loans are being extended pursuant to such Extension, and the Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by a Responsible Officer of the applicable Borrower.

(d) For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.13 and Section 10.01 will not apply to Extensions of Term Loans or Revolving Credit Commitments, as applicable, pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.15, including to any payment of interest or fees in respect of any Extended Term Loans or Extended Revolving Credit Commitments, as applicable, that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans or Commitments of any other Class, in each case as is set forth in the relevant Extension Offer.

(e) No Lender who rejects any request for an Extension shall be deemed a Non-Consenting Lender for purposes of Section 10.13; provided, however, that if so requested by any Borrower in an Extension Offer, the Required Lenders may approve an amendment to have such Lenders be deemed Non-Consenting Lenders and subject to the terms and conditions of Section 10.13.

(f) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, in order to give effect to the provisions of this Section 2.15, including any amendments necessary to establish new Classes of Term Loans or Revolving Credit Commitments, as applicable, created pursuant to an Extension, in each case on terms consistent with this Section 2.15; provided that no such Extension Amendment shall effect any amendments that would require the consent of each affected Lender pursuant to Section 10.01 without compliance with the requirements thereof. All such Extension Amendments entered into with any Borrower by the Administrative Agent hereunder shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extension, (i) [reserved] and (ii) the applicable Borrower shall deliver board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith and legal opinion(s) of counsel reasonably acceptable to the Administrative Agent.

(g) Promptly following the consummation and effectiveness of any Extension, the applicable Borrower will furnish to the Administrative Agent (who shall promptly furnish to each Lender) written notice setting forth the Extended Maturity Date and material economic terms of the Extension and the aggregate principal amount of each class of Loans and Commitments after giving effect to the Extension and attaching a copy of the fully executed Extension Amendment.

(h)	For the avoidance of doubt, this Section 2.15 shall be subject to Section 2.20.

Section 2.16. Incremental Facilities.

(a) Any Borrower may by written notice to the Administrative Agent elect to request (i) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”) denominated in Dollars or any Alternative Currency, (ii) prior to the Multicurrency Revolving Credit Commitment Termination Date, an increase to the existing Multicurrency Revolving Credit Commitments (any such increase, the “New Multicurrency Revolving Credit Commitments”) and/or (iii) prior to the USD Revolving Credit Commitment Termination Date, an increase to the existing USD Revolving Credit Commitments (any such increase, the “New USD Revolving Credit Commitments”); provided the aggregate amount of all such increased commitments and new loans, together with any Permitted Incremental Equivalent Debt incurred from and after the Restatement Date and at or prior to such time, does not exceed the sum of (1) $750,000,000 and (2) the maximum amount that would not cause the Net Senior Secured Leverage Ratio to exceed 3.50:1.00 (calculated on a pro forma basis as of the last day of the then-most recently ended Fiscal Quarter as if all such incremental or increased Commitments had been fully drawn on such date but without netting the proceeds thereof) (the “Incremental Cap”; for the avoidance of doubt, clause (1) of this basket shall be reset and shall otherwise be fully available as of the Restatement Date after giving effect to the making of the 2017 Incremental Term Loans); provided further that any Obligations incurred by any Foreign Subsidiary in respect of New Term Loan Commitments or New Revolving Credit Commitments (such Obligations of such Foreign Subsidiaries, the “Priority Incremental Obligations”) shall not exceed, together with any Indebtedness incurred pursuant to Sections 7.01(f) to the extent incurred by non-Loan Parties, 7.01(m)(ii), 7.01(n)(i) and 7.01(q), the Priority Debt Cap. For the avoidance of doubt, (i) such increased commitments and new loans maybe incurred under clause (2) of the immediately preceding sentence in Borrower’s sole discretion prior to being allocated by the Borrower to the amount allowed under clause (1) from the immediately preceding sentence and (ii) the 2017 Incremental Term Loans shall not reduce clause (1) of the Incremental Cap. Any such increased commitment or new loan shall be in an amount not less than $25,000,000 individually and integral multiples of $10,000,000 in excess of that amount. Each such notice from the applicable Borrower shall specify (a) the date (each, an “Increased Amount Date”) on which the applicable

Borrower proposes that the New Multicurrency Revolving Credit Commitments, New USD Revolving Credit Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent, (b) in the case of New Term Loan Commitments or New Multicurrency Revolving Credit Commitments, the currency in which such Incremental Facility shall be denominated and (c) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Multicurrency Revolving Credit Lender”, “New USD Revolving Credit Lender” or “New Term Loan Lender,” as applicable) to whom the applicable Borrower proposes any portion of such New Revolving Credit Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that the Administrative Agent may elect or decline to arrange such New Revolving Credit Commitments or New Term Loan Commitments in its sole discretion and any Lender approached to provide all or a portion of the New Revolving Credit Commitments or New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Credit Commitment or a New Term Loan Commitment. Such New Revolving Credit Commitments or New Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Credit Commitments or New Term Loan Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Section 4.02 shall be satisfied; (iii) the Company and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 7.07 (calculated on a pro forma basis as of the last day of the then-most recently ended Fiscal Quarter as if all such incremental or increased Commitments had been fully drawn on such date but without netting the proceeds thereof) (provided that, to the extent the proceeds of Loans made pursuant to any New Term Loan Commitment will be used to consummate a Limited Condition Acquisition, the requirements specified in clauses (i), (ii) and (iii) above shall only be required to be satisfied on the date on which definitive purchase or merger agreements with respect to such Limited Condition Acquisition are entered into); (iv) the New Revolving Credit Commitments or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the applicable Borrower, each New Revolving Credit Lender or New Term Loan Lender, as applicable, and the Administrative Agent, each of which shall be recorded in the Register, and each New Revolving Credit Lender or New Term Loan Lender shall be subject to the requirements set forth in Section 3.01(e); (v) the applicable Borrower(s) shall make any payments required pursuant to Section 3.05 in connection with the New Revolving Credit Commitments or New Term Loan Commitments, as applicable; and (vi) the Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(b) (i) On any Increased Amount Date on which New Multicurrency Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (A) each of the Multicurrency Revolving Credit Lenders shall assign to each of the New Multicurrency Revolving Credit Lenders, and each of the New Multicurrency Revolving Credit Lenders shall purchase from each of the Multicurrency Revolving Credit Lenders, at the principal amount thereof (together with accrued interest), such interests in the Multicurrency Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Multicurrency Revolving Credit Loans will be held by existing Multicurrency Revolving Credit Lenders and New Multicurrency Revolving Credit Lenders ratably in accordance with their Multicurrency Revolving Credit Commitments after giving effect to the addition of such New Multicurrency Revolving Credit Commitments to the Multicurrency Revolving Credit Commitments, (B) each of the Multicurrency Revolving Credit Lenders shall automatically and without further act be deemed to have assigned to each of the New Multicurrency Revolving Credit Lenders, and each such New Multicurrency Revolving Credit Lender will automatically and without further act be deemed to have assumed, a portion of such Multicurrency Revolving Credit Lender’s participations hereunder in outstanding Multicurrency Letters of Credit as shall be necessary in order that, after giving effect to all such assignments, such participations in Multicurrency Letters of Credit will be held by existing Multicurrency Revolving Credit Lenders and New Multicurrency Revolving Credit Lenders ratably in accordance with their Multicurrency Revolving Credit Commitments after giving effect to the addition of such New Multicurrency Revolving Credit Commitments to the Multicurrency Revolving Credit Commitments, (C) each New Multicurrency Revolving Credit Commitment shall be deemed for all purposes a Multicurrency Revolving Credit Commitment and each Loan made thereunder (a “New Multicurrency Revolving Credit Loan”) shall be deemed, for all purposes, a Multicurrency Revolving Credit Loan and (D) each New Multicurrency Revolving Credit Lender shall become a Lender with respect to the New Multicurrency Revolving Credit Commitment and all matters relating thereto.

(ii) On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (A) each New Term Loan Lender of any Series shall make a Loan to the applicable Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series and (B) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(iii) On any Increased Amount Date on which New USD Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (A) each of the USD Revolving Credit Lenders shall assign to each of the New USD Revolving Credit Lenders, and each of the New USD Revolving Credit Lenders shall purchase from each of the USD Revolving Credit Lenders, at the principal amount thereof (together with accrued interest), such interests in the USD Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such USD Revolving Credit Loans will be held by existing USD Revolving Credit Lenders and New USD Revolving Credit Lenders

ratably in accordance with their USD Revolving Credit Commitments after giving effect to the addition of such New USD Revolving Credit Commitments to the USD Revolving Credit Commitments, (B) each of the USD Revolving Credit Lenders shall automatically and without further act be deemed to have assigned to each of the New USD Revolving Credit Lenders, and each such New USD Revolving Credit Lender will automatically and without further act be deemed to have assumed, a portion of such USD Revolving Credit Lender’s participations hereunder in outstanding USD Letters of Credit as shall be necessary in order that, after giving effect to all such assignments, such participations in USD Letters of Credit will be held by existing USD Revolving Credit Lenders and New USD Revolving Credit Lenders ratably in accordance with their USD Revolving Credit Commitments after giving effect to the addition of such New USD Revolving Credit Commitments to the USD Revolving Credit Commitments, (C) each New USD Revolving Credit Commitment shall be deemed for all purposes a USD Revolving Credit Commitment and each Loan made thereunder (a “New USD Revolving Credit Loan”) shall be deemed, for all purposes, a USD Revolving Credit Loan and (D) each New USD Revolving Credit Lender shall become a Lender with respect to the New USD Revolving Credit Commitment and all matters relating thereto.

(c) The Administrative Agent shall notify the Lenders promptly upon receipt of a Borrower’s notice of each Increased Amount Date and in respect thereof (x) the New Multicurrency Revolving Credit Commitments and the New Multicurrency Revolving Credit Lenders, the New USD Revolving Credit Commitments and the New USD Revolving Credit Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and (y) in the case of each notice to any Revolving Credit Lender, the respective interests in such Revolving Credit Lender’s Revolving Credit Loans subject to the assignments contemplated by this Section.

(d) The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement and reasonably acceptable to the Administrative Agent, substantially the same as the Term Loans (in the case of a Non-Institutional Incremental Facility) or, taken as a whole, not materially less favorable to the Company than the Term Loans (in the case of an Institutional Incremental Facility). It being agreed by all parties hereto that the New Term Loan may be subject to an excess cash flow sweep to the extent the Borrower and the lender(s) of the New Term Loan agree to the terms thereof. The terms and provisions of the New Multicurrency Revolving Credit Loans shall be identical to the Multicurrency Revolving Credit Loans. The terms and provisions of the New USD Revolving Credit Loans shall be identical to the USD Revolving Credit Loans. In any event (i) (A) the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the weighted average life to maturity of the Term Loans and (B) the New Term Loan Maturity Date of each Series shall be no earlier than the Latest Maturity Date; provided that a Borrower may incur New Term Loans that do not satisfy clauses (A) and (B) above so long as such New Term Loans (x) are in an aggregate principal amount, together with all other New Term Loans incurred pursuant to this proviso, not greater than $250,000,000, (y) have a New Term Loan Maturity Date on or after the Term Loan

Maturity Date and (z) have a weighted average life to maturity that is equal to or longer than the weighted average life to maturity of the Term Loans, (ii) the Weighted Average Yield applicable to the New Term Loans of each Series shall be determined by the applicable Borrower and the applicable New Term Lenders and shall be set forth in each applicable Joinder Agreement; provided that in the event that the Weighted Average Yield applicable to a Non-Institutional Incremental Term Facility is more than 0.50% higher than the Weighted Average Yield applicable to the Term Facility, then the Applicable Rate that shall apply to the calculation of the interest rate on the Term Loans shall, in the case of each Pricing Level set forth in the table contained in the definition of “Applicable Rate,” be increased by an amount equal to the difference between the Weighted Average Yield with respect to such Non-Institutional Incremental Term Facility and the Weighted Average Yield on the Term Facility, minus 0.50%, (iii) any New Term Loans and New Revolving Credit Loans incurred by a Foreign Obligor will rank pari passu in right of payment and of security with the other Obligations of the Foreign Obligors hereunder, (iv) any New Term Loans and New Revolving Credit Loans incurred by the Company will rank pari passu in right of payment and of security with the other Obligations of the Company hereunder and (v) such New Term Loans and New Revolving Credit Loans shall, subject to Section 2.20, be guaranteed by the Guaranty. Notwithstanding anything to the contrary in this Section 2.16, New Term Loan Commitments denominated in Dollars may also take the form of an increase to an existing Class of Term Loans. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this Section 2.16 without the consent of any other Lenders.

(e) For the avoidance of doubt, this Section 2.16 shall be subject to Section 2.20.

Section 2.17. Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the applicable Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the applicable Borrowers shall, solely with respect to their respective outstanding Letters of Credit or L/C Borrowing, as applicable, immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 101% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit. For the avoidance of doubt, notwithstanding any other provisions set forth herein, (i) the U.K. Borrower shall only be required to provide Cash Collateral hereunder on account of Letters of Credit issued under the U.K. Borrower Sublimit (if any) and (ii) the Designated Borrowers shall only be required to provide Cash Collateral hereunder on account of Letters of Credit issued under the Designated Borrower Sublimit (if any).

(b) Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, other than Liens permitted under Sections 7.02(a) and 7.02(z), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the applicable Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The applicable Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral. Each Designated Borrower hereby agrees to take all such further acts and to execute, acknowledge, deliver, record, filed and register such documents and instruments as the Administrative Agent may reasonably require to carry out the provisions of this Section 2.17.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.05, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein; provided that, notwithstanding any provisions set forth herein, no Cash Collateral provided by, or in respect of any Obligations of, a Foreign Obligor shall be applied to the satisfaction of any Obligations of the Company or the other U.S. Loan Parties.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released (i) in whole, promptly upon the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section

10.06(b)(vi))) or (ii) in part at any time upon the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral, in an amount required to eliminate such excess; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations of such Person.

(e) For the avoidance of doubt, this Section 2.17 shall be subject to Section 2.20.

Section 2.18. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Credit Lenders”, “Required Multicurrency Revolving Credit Lenders”, “Required USD Revolving Credit Lenders” and Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting

Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(C) With respect to any fee payable under Section 2.09(a) or (b) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the applicable Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Multicurrency Revolving Credit Lender that is a Defaulting Lender, all or any part of such Defaulting Lender’s participation in L/C Obligations in respect of Multicurrency Letters of Credit shall be reallocated among the Non-Defaulting Lenders that are Multicurrency Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Multicurrency Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Multicurrency Revolving Credit Exposure of any Non-Defaulting Lender that is a Multicurrency Revolving Credit Lender to exceed such Non-Defaulting Lender’s Multicurrency Revolving Credit Commitment. During any period in which there is a USD Revolving Credit Lender that is a Defaulting Lender, all or any part of such Defaulting Lender’s participation in L/C Obligations in respect of USD Letters of Credit and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders that are USD Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s USD Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate USD Revolving Credit Exposure of any Non-Defaulting Lender that is a USD Revolving Credit Lender to exceed such Non-Defaulting Lender’s USD Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Credit Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the applicable Borrower(s) shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay their respective Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b) Defaulting Lender Cure. If the Company, the Administrative Agent, in the case of a Revolving Credit Lender that is a Defaulting Lender, the L/C Issuer and in the case of a USD Revolving Credit Lender that is a Defaulting Lender, the Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Appropriate Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.19. Refinancing Amendments.

(a) The Company may, by written notice to the Administrative Agent from time to time, request Indebtedness in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans or existing Revolving Credit Loans of any Class (or unused Revolving Credit Commitments of any Class), or any then existing Credit Agreement Refinancing Indebtedness (solely for purposes of this Section 2.19, “Refinanced Debt”) in the form of (i) Refinancing Term Loans in respect of all or any portion of any Class of Term Loans then outstanding under this Agreement, (ii) Refinancing Multicurrency Revolving Credit Commitments in respect of all or any portion of any Multicurrency Revolving Credit Loans (and the unused Multicurrency Revolving Credit Commitments with respect to such Multicurrency Revolving Credit Loans) then outstanding under this Agreement or (iii) Refinancing USD Revolving Credit Commitments in respect of all or any portion of any USD Revolving Credit Loans (and the unused USD Revolving Credit Commitments with respect to such USD Revolving Credit Loans) then outstanding under this Agreement, in each case pursuant to a Refinancing Amendment (such Indebtedness, “Credit Agreement Refinancing Indebtedness”). Each written notice to the Administrative Agent requesting a Refinancing Amendment shall set forth (i) the amount of the Refinancing Term Loans, Refinancing Multicurrency Revolving Credit Loans or Refinancing USD Revolving Credit Commitments being requested (which shall be in minimum increments of $25,000,000 and a minimum amount of $50,000,000) and (ii) the date on which such Refinancing Term Loans or the applicable Refinancing Revolving Credit Commitments are requested to become effective (which shall not be less than 10 Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) after the date of such notice). The Company may seek Credit Agreement Refinancing Indebtedness from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or any Person that is an Eligible Assignee (each such Person that is not an existing Lender and that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with this Section 2.19, an “Additional Lender”)

(b) Notwithstanding the foregoing, the effectiveness of any Refinancing Amendment shall be subject to (i) on the date of effectiveness thereof, no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (ii) the terms of the applicable Credit Agreement Refinancing Indebtedness shall comply with Section 2.19(c), (iii) before and after giving effect to the incurrence of any Credit

Agreement Refinancing Indebtedness, each of the conditions set forth in Section 4.02 shall be satisfied and (iv) except as otherwise specified in the applicable Refinancing Amendment, the Administrative Agent shall have received (with sufficient copies for each of the Refinancing Term Loan Lenders, Refinancing Multicurrency Revolving Credit Lenders and Refinancing USD Revolving Credit Lenders, as applicable) legal opinions, board resolutions and other closing certificates and documents reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.01, with such amendments as the Administrative Agent may reasonably require.

(c) The terms and provisions of any Credit Agreement Refinancing Indebtedness incurred pursuant to any Refinancing Amendment shall be, except as otherwise set forth herein or in the Refinancing Amendment and reasonably acceptable to the Administrative Agent, substantially the same as the Refinanced Debt; provided that (i) such Credit Agreement Refinancing Indebtedness consisting of Refinancing Term Loans shall have (A) a maturity date no earlier than the maturity date of the Refinanced Debt and (B) a weighted average life to maturity equal to or greater than the Refinanced Debt, (ii) there shall be no scheduled amortization of such Credit Agreement Refinancing Indebtedness consisting of Refinancing Revolving Credit Commitments and the scheduled termination date of such Refinancing Multicurrency Revolving Credit Commitments and Refinancing USD Revolving Credit Commitments shall not be earlier than the scheduled termination date of the applicable Refinanced Debt, (iii) such Credit Agreement Refinancing Indebtedness will rank pari passu in right of payment and of security with the other Obligations of the Company hereunder, (iv) such Credit Agreement Refinancing Indebtedness shall be guaranteed by the Guaranty, (v) the interest rate margin, rate floors, fees, original issue discount and premiums applicable to such Credit Agreement Refinancing Indebtedness shall be determined by the Company and the Lenders providing such Credit Agreement Refinancing Indebtedness, (vi) such Credit Agreement Refinancing Indebtedness (including, if such Indebtedness includes any Refinancing Multicurrency Revolving Credit Commitments or Refinancing USD Revolving Credit Commitments, the unused portion of such Refinancing Multicurrency Revolving Credit Commitments or Refinancing USD Revolving Credit Commitments, as applicable) shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing (provided that the principal amount of such Credit Agreement Refinancing Indebtedness shall not include any principal constituting interest paid in kind), and the aggregate unused Refinancing Multicurrency Revolving Credit Commitments or Refinancing USD Revolving Credit Commitments shall not exceed the unused Multicurrency Revolving Credit Commitments or USD Revolving Credit Commitments, as applicable, being replaced and (vii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Credit Agreement Refinancing Indebtedness in accordance with the provisions of Section 2.05; provided further that to the extent that such Credit Agreement Refinancing Indebtedness consists of (x) Refinancing USD Revolving Credit Commitments, the USD Revolving Credit Commitments being refinanced by such Credit Agreement Refinancing Indebtedness shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained and (y) Refinancing Multicurrency Revolving Credit Commitments, the Multicurrency Revolving Credit Commitments being refinanced by such Credit Agreement Refinancing Indebtedness shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained . Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the applicable Borrower, pursuant to any Refinancing Revolving Credit Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the applicable Revolving Credit Commitments to be refinanced thereby; provided that terms relating to pricing, fees or premiums may vary to the extent otherwise permitted by this Section 2.19 and set forth in such Refinancing Amendment.

(d) In connection with any Credit Agreement Refinancing Indebtedness pursuant to this Section 2.19, the Company, the U.K. Borrower, the Administrative Agent and each applicable Lender or Additional Lender shall execute and deliver to the Administrative Agent a Refinancing Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence such Credit Agreement Refinancing Indebtedness. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.19, including any amendments necessary to establish the Refinancing Term Loans and Refinancing Revolving Credit Commitments as new Classes, tranches or sub-tranches of Term Loans or Revolving Credit Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection therewith, in each case on terms not inconsistent with this Section 2.19; provided that no such Refinancing Amendment shall effect any amendments that would require the consent of each affected Lender pursuant to Section 10.01 without compliance with the requirements thereof.

Section 2.20. Foreign Obligors Not Obligated For U.S. Loan Party Obligations. Notwithstanding any contrary provisions in any Loan Document, all references in the Loan Documents to payments, proceeds, liabilities, Obligations (whether joint and several or otherwise), Loans, fees, collections, Guarantees, Collateral, security interests, pledges, indemnities (whether or not joint and several), cash collateralization, setoff, L/C Advances, L/C Borrowings and any other arrangement affecting the payment obligations of the Borrowers and the other Loan Parties and their responsibilities to the Administrative Agent, the Lenders, Swing Line Lender, L/C Issuer and the other Secured Parties, shall be with respect to, in the case of and as applied to any U.S. Loan Party, only such U.S. Loan Party and the other U.S. Loan Parties Guaranteeing the Obligations of such U.S. Loan Party, such that no payments required to be paid by any Foreign Obligor or received from, setoffs in respect of, or collections on account of the property or assets of (including on account of cash collateral of), a Foreign Obligor (or rights to such receipt or such collection) shall be applied, directly, or indirectly by sharing among Lenders or Agents, to such U.S. Loan Party’s Obligations and the Foreign Subsidiaries shall not be liable for or otherwise obligated to pay (or pledge assets to secure) any Obligations of the U.S. Loan Parties (whether or not the provisions hereof provide that the Loan Parties’ obligations are joint and several), it being the intention of the parties hereto to avoid adverse tax consequences due to the application of Section 956 of the Code. For the avoidance of doubt, each of the U.K. Borrower and any Designated Borrower shall be required to make payments in respect of its Loans and Commitments to the extent provided for under this Agreement, whether or not such payment is required to be made by the Company or by any Borrower. All provisions contained in any Loan Document or side letter shall be interpreted consistently with this Section 2.20 to the extent possible, and where such other provisions conflict with the provisions of this Section 2.20, the provisions of this Section 2.20 shall govern.

Section 2.21. U.S. Loan Parties; U.K. Borrower; Designated Borrowers. Notwithstanding any contrary provisions in any Loan Document, including without limitation, if applicable, any references in the Loan Documents to payments, prepayments, proceeds, liabilities, Obligations (whether joint and several or otherwise), Loans, fees, collections, Guarantees, Collateral, security interests, pledges, cash collateralization, setoffs, L/C Advances, L/C Borrowings and any other arrangement affecting the payment obligations of the Borrowers and the other Loan Parties and their responsibilities to the Administrative Agent, the Lenders, Swing Line Lender, L/C Issuer and the other Secured Parties, (a) the Company shall be liable solely as a Guarantor under Article 11 in regards to the Obligations of the U.K. Borrower and any Designated Borrowers and the Cash Management Obligations and Hedge Obligations owing by any other Loan Party or any Subsidiary of any Loan Party and (b) each Subsidiary Guarantor shall be liable solely as a Guarantor under Article 11 in regards to the Obligations of the Company, the U.K. Borrower and any Designated Borrowers and the Cash Management Obligations and Hedge Obligations owing by any other Loan Party or any other Subsidiary of any Loan Party. All provisions contained in any Loan Document or side letter shall be interpreted consistently with this Section 2.21 to the extent possible, and where such other provisions conflict with the provisions of this Section 2.21, the provisions of this Section 2.21 shall govern.

ARTICLE 3

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Taxes from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined in the good faith discretion of the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined in the good faith discretion of it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iv) A payment shall not be increased under Section 3.01(a)(iii)(C) above by reason of a requirement to withhold or deduct from the payment Taxes imposed by the United Kingdom if, on the date the payment falls due, the payment could have been made to the Lender without such withholding or deduction if the Lender had been a Qualifying Lender but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Company shall (or shall cause the applicable Loan Party to) timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes

(c) Tax Indemnifications. (i) Each of the U.S. Loan Parties and the Foreign Obligors in respect only of Loans to any Foreign Obligors and subject to Section 2.20 shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Subject to Section 2.20, each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or any Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Company or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable law other than the Code or by the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W 9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the

“interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or W-8BEN-E, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g) VAT.

(i) All amounts expressed to be payable under a Loan Document by any Loan Party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Loan Party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Loan Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that Loan Party).

(ii) If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “Receiving Party”) under a Loan Document, and any Loan Party other than the Receiving Party (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Receiving Party in respect of that consideration):

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiving Party must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Receiving Party receives from the relevant tax authority which the Receiving Party reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Receiving Party is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Receiving Party, pay to the Receiving Party an amount equal to the VAT chargeable on that supply but only to the extent that the Receiving Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any Loan Party to reimburse or indemnify a Recipient for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 3.01(g) to any Loan Party shall, at any time when such Loan Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the Person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of Council Directive 2006/112/EC or as implemented by a European Member State, or equivalent provisions in any other jurisdiction).

(v) In relation to any supply made by a Recipient to any Loan Party under a Loan Document, if reasonably requested by such Recipient, that Loan Party must promptly provide such Recipient with details of that Loan Party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

(vi) For the avoidance of doubt, this Section 3.01(g) shall be subject to Sections 2.20 and 2.21.

(h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.02. Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or any Alternative Currency) or the LIBOR Daily Floating Rate or to determine or charge interest rates based upon the Eurocurrency Rate or the LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars or LIBOR Daily Floating Rate Loans, to convert Base Rate Loans to Eurocurrency Rate Loans or LIBOR Daily Floating Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower(s) shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans or LIBOR Daily Floating Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest

Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or LIBOR Daily Floating Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or LIBOR Daily Floating Rate Loans, as applicable and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the applicable Borrower(s) shall also pay accrued interest on the amount so prepaid or converted. This Section 3.02 shall be subject to Section 3.03(c) hereof.

Section 3.03. Inability to Determine Rates.

(a) If in connection with any request for a Eurocurrency Rate Loan or a LIBOR Daily Floating Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent reasonably determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or LIBOR Daily Floating Rate Loan, or (B) adequate and reasonable means do not exist for (I) determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan or (II) the LIBOR Daily Floating Rate (in each case with respect to clause (i) above, “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders reasonably determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or the LIBOR Daily Floating Rate does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan or LIBOR Daily Floating Rate Loan, as applicable, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans or LIBOR Daily Floating Rate Loans in the affected currency or currencies shall be suspended, (to the extent of the affected LIBOR Daily Floating Rate Loans, Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), LIBOR Daily Floating Rate Loans (to the extent of the affected LIBOR Daily Floating Rate Loans) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein. This Section 3.03(a) shall be subject to Section 3.03(c) hereof.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 3.03(a)(i), the Administrative Agent, in consultation with the applicable Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of the first sentence of Section 3.03, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the applicable Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the applicable Borrower written notice thereof. This Section 3.03(b) shall be subject to Section 3.03(c) hereof.

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the applicable Borrower(s) or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the applicable Borrower(s) or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the applicable Borrower(s) may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the applicable Borrower(s) unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the applicable Borrower(s) and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the applicable Borrower(s) may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

Section 3.04. Increased Costs; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the applicable Borrower(s) will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduced amount received or receivable.

(b) Capital Requirements. If any Lender or the L/C Issuer reasonably determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower(s) will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered; provided that such amounts shall only be payable by the Borrower to the applicable Lender, the L/C Issuer or such Lender’s or the L/C Issuer’s holding company under this Section 3.04(b) so long as it is such Lender’s, L/C Issuer’s or such Lender’s or the L/C Issuer’s holding company’s general policy or practice to demand compensation in similar circumstances under comparable provisions of similar financing agreements.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The applicable Borrower(s) shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Loan Party shall be required to compensate a Lender or the L/C Issuer pursuant to the provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The applicable Borrower(s) shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided that (i) the applicable Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender and (ii) such amounts shall only be payable by the Borrower to the applicable Lender under this Section 3.04(e) so long as it is in such Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of similar financing agreements. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(f) For the avoidance of doubt, this Section 3.04 shall be subject to Section 2.20.

Section 3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower (with respect to any Borrowings made by such Borrower) shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense directly incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the applicable Borrower (or any other Borrower);

(c) any failure by any Borrower to make payment of any Loan or drawing under any Multicurrency Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any foreign exchange losses and any loss or expense directly arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but expressly excluding any loss of anticipated profits).

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded. For the avoidance of doubt, this Section 3.05 shall be subject to Section 2.20.

Section 3.06. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of such Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender or the L/C Issuer requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i)

would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The applicable Borrower(s) hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 10.13.

Section 3.07. Survival. All obligations of the Loan Parties under this Article 3 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE 4

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension on the Closing Date hereunder is subject to prior or concurrent satisfaction of the following conditions precedent (subject to Section 6.12(c) hereof):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials and certain other documents to be agreed, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement and each other Loan Document, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

(ii) Notes executed by the Borrowers party to this Agreement on the Closing Date in favor of each Lender requesting Notes;

(iii) (A) sufficient copies of each Organizational Document of each Loan Party, as applicable, and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority; (B) signature and incumbency certificates of the officers of such Persons executing the Loan Documents on behalf of each Loan Party; (C) copies of resolutions of the Board of Directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date and, in respect of the U.K. Borrower, authorizing the Company to act as its agent in connection with the Loan Documents, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (D) other than with respect to the U.K. Borrower, a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, dated the Closing Date or a recent date prior thereto and (E) to the extent requested by the Administrative Agent in respect of the U.K. Borrower, (i) copies of resolutions of its shareholders approving the terms of, and the transactions contemplated by, the Loan Documents to which the U.K. Borrower is a party and (ii) a certificate signed by a Responsible Officer of the U.K. Borrower certifying that the U.K. Borrower Sublimit would not cause any borrowing or similar limit binding on it to be exceeded.

(iv) a favorable opinion of Brown Rudnick LLP, counsel for the U.S. Loan Parties, Whyte Hirschboeck Dudek S.C., Wisconsin counsel for the Loan Parties (or another law firm reasonably acceptable to Administrative Agent) and Brown Rudnick LLP, U.K. counsel for the U.K. Borrower, in each case as to such matters as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent;

(v) [reserved];

(vi) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since September 27, 2014 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(vii) a certificate from the applicable Loan Party’s insurance broker or other evidence satisfactory to the Administrative Agent that all insurance required to be maintained pursuant to Section 6.05 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 6.05;

(viii) (A) evidence that the outstanding obligations under the Existing Credit Agreement shall have been repaid in full and all commitments to lend or make other extensions of credit thereunder shall have been terminated and (B) all documents or instruments necessary to release or evidence the release of all Liens securing the obligations under the Existing Credit Agreement or other obligations thereunder being repaid on the Closing Date (the “Refinancing”);

(ix) a certificate attesting to the Solvency of the Company and its Subsidiaries, taken as a whole, after giving effect to the Transactions (as defined in the Solvency Certificate) and the Borrowings hereunder as if they occurred on the Closing Date, from the Company’s chief financial officer, substantially in the form of Exhibit M;

(x) a certificate signed by the chief financial officer of the Company certifying (on a Pro Forma Basis after giving effect to the incurrence of Indebtedness under the Facilities, the Refinancing and the other transactions to occur on the Closing Date) that the Company is in compliance with the financial covenants in Section 7.07 as of the last day of the then-most recently completed Test Period.

(xi) [Reserved].

(xii) Personal Property Collateral:

(A) evidence that each U.S. Loan Party shall have taken or caused to be taken any action, executed and delivered or caused to be executed and delivered any agreement, document or instrument (including any Intellectual Property Security Agreements, intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 7.01(b) or (x), UCC financing statements, originals of securities, instruments and chattel paper, any agreements governing deposit and/or securities accounts, in each case, to the extent required under and subject to the provisions of the Pledge and Security Agreement and any other Collateral Documents) and made or caused to be made searches of UCC filings in the jurisdiction of the chief executive office and state of organization of each U.S. Loan Party and each jurisdiction where a UCC filing would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, or any filing or recording in furtherance thereof or in connection therewith, in each case, to the extent reasonably required by the Collateral Agent and in each case, subject to the provisions of the Pledge and Security Agreement and the other provisions hereof;

(B) completed Perfection Certificate dated as of the Closing Date and executed by a Responsible Officer of each U.S. Loan Party, together with all attachments contemplated thereby;

(C) fully executed Intellectual Property Security Agreements, in proper form for filing or recording in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, in accordance with Section 4.03 of the Pledge and Security Agreement; and

(D) evidence that each U.S. Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(b) Any fees required to be paid pursuant to the Fee Letter on or before the Closing Date shall have been paid. It is hereby expressly acknowledged and agreed that any fees paid pursuant to this clause (b) shall be paid in accordance with the Flow of Funds Memorandum delivered by the Company to the Administrative Agent on the Closing Date.

(c) The Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent reimbursable hereunder and invoiced prior to or on the Closing Date). It is hereby expressly acknowledged and agreed that any fees paid pursuant to this clause (c) shall be paid in accordance with the Flow of Funds Memorandum delivered by the Company to the Administrative Agent on the Closing Date

(d) USA Patriot Act. The Loan Parties shall have provided the documentation and other information to the Administrative Agent and Lenders that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, to the extent the Company shall have received written requests therefor at least seven (7) Business Days prior to the Closing Date.

(e) The Closing Date shall have occurred on or before June 30, 2015.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the satisfaction or waiver in accordance with Section 10.01 of following conditions precedent:

(a) The representations and warranties of the Company and each other Loan Party contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.08(a) and (b) shall be deemed to refer to the then-most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.

(e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Multicurrency Revolving Credit Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Multicurrency Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and, if applicable, (d) have been satisfied on and as of the date of the applicable Credit Extension.

Section 4.03. Conditions to the Restatement Date. The obligation of the L/C Issuer and each Lender to make its Credit Extension hereunder on the Restatement Date is subject to prior or concurrent satisfaction of the following conditions precedent (subject to Section 6.12(c) hereof):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Date (or, in the case of certificates of governmental officials and certain other documents to be agreed, a recent date before the Restatement Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

(ii) (A) sufficient copies of each Organizational Document of each Loan Party, as applicable, and, to the extent applicable, certified as of the ~~date hereof~~Restatement Date or a recent date prior thereto by the appropriate Governmental Authority; (B) signature and incumbency certificates of the officers of such Persons executing the Loan Documents on behalf of each Loan Party; (C) copies of resolutions of the Board of Directors or similar governing body of each

Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the ~~date hereof~~Restatement Date and, in respect of the U.K. Borrower, authorizing the Company to act as its agent in connection with the Loan Documents, certified as of the ~~date hereof~~Restatement Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (D) other than with respect to the U.K. Borrower, a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, dated as of the ~~date hereof~~Restatement Date or a recent date prior thereto and (E) to the extent requested by the Administrative Agent in respect of the U.K. Borrower, (i) copies of resolutions of its shareholders approving the terms of, and the transactions contemplated by, the Loan Documents to which the U.K. Borrower is a party and (ii) a certificate signed by a Responsible Officer of the U.K. Borrower certifying that the U.K. Borrower Sublimit would not cause any borrowing or similar limit binding on it to be exceeded.

(iii) a favorable opinion of Brown Rudnick LLP, counsel for the Loan Parties, dated as of the ~~date hereof~~Restatement Date, in a form consistent with the opinion delivered by Brown Rudnick LLP on the Closing Date (other than opinions regarding real property); and

(iv) a certificate signed by a Responsible Officer of the Company certifying (a) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (b) that there has been no event or circumstance since September 24, 2016 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) Concurrently with the making of the 2017 Refinancing Term Loans and the 2017 Incremental Term Loans, (a) the entire aggregate principal amount of the Existing Term A Loans and (b) all accrued interest, fees and other amounts accrued prior to this Agreement becoming effective in connection therewith shall have been paid in full and all Interest Periods in respect thereof shall have been terminated;

(c) Concurrently with the availability of the 2017 Revolving Credit Commitments, (i) the Revolving Credit Commitments in effect immediately prior to this Agreement becoming effective shall have been terminated and the entire aggregate principal amount of the all Revolving Credit Loans outstanding immediately prior to this Agreement becoming effective shall have been paid in full and (ii) all accrued interest, fees and other amounts accrued prior to this Agreement becoming effective in connection therewith shall have been paid in full and all Interest Periods in respect thereof shall have been terminated;

(d) Any fees required to be paid pursuant to the Fee Letter on or before the Restatement Date shall have been paid. It is hereby expressly acknowledged and agreed that any fees paid pursuant to this clause (d) shall be paid in accordance with the Flow of Funds Memorandum delivered by the Company to the Administrative Agent on the Restatement Date.

(e) The Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent reimbursable hereunder and invoiced prior to or on the Restatement Date). It is hereby expressly acknowledged and agreed that any fees paid pursuant to this clause (e) shall be paid in accordance with the Flow of Funds Memorandum delivered by the Company to the Administrative Agent on the Restatement Date

(f) The Loan Parties shall have provided the documentation and other information to the Administrative Agent and Lenders that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, to the extent the Company shall have received written requests therefor at least three (3) Business Days prior to the Restatement Date.

(g) The Administrative Agent shall have received all documents or instruments necessary to release or evidence the release of all Liens and to discharge any mortgages recorded in favor of the Collateral Agent on real property securing the obligations under the Original Credit Agreement.

(h)	The Restatement Date shall have occurred on or before October 31, 2017.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.03, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Restatement Date specifying its objection thereto.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the L/C Issuer to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party makes the following representations and warranties to each Lender and the L/C Issuer, on the Restatement Date and on each Credit Date:

Section 5.01. Organization; Requisite Power and Authority; Qualification. Each of the Borrowers and their Subsidiaries (other than any Immaterial Subsidiary) (a) is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of its jurisdiction of organization as identified in Schedule 5.01 as of the Restatement Date, (b) has all requisite power and authority (i) to own and operate its properties and carry on its business as now conducted and as proposed to be conducted except to the extent the combined effect of all such failures and exceptions would not have a Material Adverse Effect, (ii) to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and (iii) to the extent such concepts are applicable in such jurisdictions, is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.

Section 5.02. Equity Interests and Ownership. The Equity Interests of each Subsidiary of the Company (other than any Immaterial Subsidiary) and the other Loan Parties have been duly authorized and validly issued and is fully paid and non-assessable. As of the Restatement Date, there is no existing option, warrant, call, right, commitment or other agreement to which the Borrowers or any of their Subsidiaries (other than any Immaterial Subsidiary) is a party requiring, and there is no membership interest or other Equity Interests of the Borrowers or any of their Subsidiaries (other than any Immaterial Subsidiary) outstanding which upon conversion or exchange would require, the issuance by such Borrower or such Subsidiary of any additional membership interests or other Equity Interests of such Borrower or such Subsidiary or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of such Borrower or such Subsidiary. Schedule 5.02 correctly sets forth the organizational structure, including the ownership interest of each Borrower and each of its Subsidiaries in their respective Subsidiaries, and capital structure of the Borrowers and their Subsidiaries as of the Restatement Date.

Section 5.03. Due Authorization. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

Section 5.04. No Conflict. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to the Borrowers or any of their Subsidiaries except to the extent that such violation would not have a Material Adverse Effect, (ii) any of the Organizational Documents of the Borrowers or any of their Subsidiaries, or (iii) in any material respect, any order, judgment or decree of any court or other agency of government binding on the Borrowers or any of their Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrowers or any of their Subsidiaries, except to the extent the combined effect of all such conflicts, breaches and defaults would not have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than any Liens permitted under any of the Loan Documents or created under any of the Loan Documents in favor of the Collateral Agent, on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of the Borrowers or any of their Subsidiaries, except (x) for such approvals or consents which will be obtained on or before the Restatement Date and disclosed in writing to Lenders or (y) to the extent the combined effect of the failure to obtain all such approvals and consents would not have a Material Adverse Effect.

Section 5.05. Governmental Consents. As of the Restatement Date, the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, unless such action is taken, notice given or consents obtained on or prior to the Restatement Date and except for (a) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, on or before the Restatement Date and (b) those registrations with, consents approvals or approvals of, or notices to, or other action to, with or by, any Governmental Authority, the failure of which to obtain, make or take would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.06. Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.07. Reserved.

Section 5.08. Financial Statements.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheets of the Company and its Subsidiaries dated July 1, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

Section 5.09. No Material Adverse Effect. Since September 24, 2016, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

Section 5.10. No Restricted Junior Payments. Since September 24, 2016, neither the Borrowers nor any of their Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 7.04 (or, with respect to the period prior to the Restatement Date, would have been permitted if this Agreement had been in effect at such time).

Section 5.11. Adverse Proceedings, Etc. Except as set forth on Schedule 5.11, as of the Restatement Date, there are no Adverse Proceedings, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Borrowers nor any of their Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.12. Payment of Taxes. Except as otherwise permitted under Section 6.03, all federal, state and other Tax returns and Tax reports of the Borrowers and their Subsidiaries required to be filed by any of them have been timely filed (taking into account any extension of time granted to them), and all federal, state and other Taxes shown on such Tax returns to be due and payable and all federal, state, and other Taxes, assessments, fees and other governmental charges upon the Borrowers and their Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except those (a) which are being contested in good faith by appropriate proceedings and for which adequate reserves have been made or provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Borrower has not received notice of any proposed federal, state or other Tax assessment against such Borrower or any of its Subsidiaries except those (a) which are being actively contested by such Borrower or such Subsidiary in good faith and by appropriate proceedings and for which adequate reserves have been made or provided in accordance with GAAP or (b) with respect to which the failure to pay such proposed Tax assessment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.13. Properties.

(a) Title. Each of the Borrowers and each of their Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in Intellectual Property) and (iv) good title to (in the case of all other personal property) all of their respective properties and assets reflected in their respective Audited Financial Statements referred to in Section 5.08 and in the then-most recent financial statements delivered pursuant to Section 6.01, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 7.08, except for such defects in title, leasehold interest or licensed interest as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as permitted by this Agreement or any Collateral Document, all such properties and assets are free and clear of Liens in all material respects.

(b) Real Estate. As of the Restatement Date, Schedule 5.13(b) contains a true, accurate and complete list of (i) all Domestic Real Estate Assets, the fee interest with respect to which, is owned by a Loan Party and (ii) all leases, licenses or other occupancy arrangements (together with all amendments, modifications, supplements, renewals or extensions of any thereof) currently in effect with respect to any Material Real Estate Asset. Each lease or assignments of lease affecting any Real Estate Asset of any U.S. Loan Party, regardless of whether such U.S. Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease or assignment is in full force and effect with respect to such U.S. Loan Party and the Company does not have knowledge of any default that has occurred and is continuing thereunder, except where such defaults individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of each applicable U.S. Loan Party, enforceable against such U.S. Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c) Intellectual Property. Each of the Borrowers and each of their Subsidiaries owns or is validly licensed to use all Intellectual Property that is necessary for the present conduct of its business, free and clear of Liens (other than Permitted Liens), without conflict with the rights of any other Person unless the failure to own or benefit from such valid license would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Restatement Date, neither the Borrowers nor any of their Subsidiaries is infringing, misappropriating, diluting or otherwise violating the Intellectual Property rights of any other Person unless (x) such infringement, misappropriation, dilution or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (y) set forth on Schedule 5.13 hereof. As of the Restatement Date, other than as set forth on Schedule 5.13(c), there is no pending or, to the best knowledge of the Borrowers and their Subsidiaries, threatened claim, investigation, litigation or other proceeding against the Borrowers or any of their Subsidiaries alleging any such infringement, misappropriation, dilution or other violation that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrowers and their Subsidiaries, during the past two (2) years (or earlier if presently not resolved), no Person has infringed, misappropriated, diluted or otherwise violated any Intellectual Property Assets unless such infringement, misappropriation, dilution or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Borrowers and each of their Subsidiaries has taken and are taking commercially reasonable steps, consistent with industry standards, to maintain and protect all Intellectual Property Assets that are material to the conduct of its respective business unless failure to take such steps would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.14. Environmental Matters. Neither the Borrowers nor any of their Subsidiaries nor any of their respective Real Property Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim or any Hazardous Materials Activity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Borrowers nor any of their Subsidiaries or, to any Loan Party’s knowledge, any predecessor of the Borrowers or any of their Subsidiaries, has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law that would reasonably be expected to have a Material Adverse Effect. There are no and, to each of the Borrowers’ and their Subsidiaries’ knowledge, have been no, conditions, occurrences or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against the Borrowers or any of their Subsidiaries or any predecessor of the Borrowers or any of their Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. None of the Borrowers’ and their Subsidiaries’ operations that involve the generation, transportation, treatment, storage or disposal of hazardous waste, including as defined under 40 C.F.R. Parts 260 et seq. or any state equivalent, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Compliance with all requirements pursuant to or under Environmental Laws would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to the Borrowers or any of their Subsidiaries or, to any Loan Party’s knowledge, any predecessor of the Borrowers or any of their Subsidiaries, relating to any Environmental Law or any Hazardous Materials Activity which individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect.

Section 5.15. No Defaults. Neither the Borrowers nor any of their Subsidiaries are in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

Section 5.16. Material Contracts. Schedule 5.16 contains a true, correct and complete list of all agreements evidencing Contractual Obligations of the Borrowers and their Subsidiaries in effect on the Restatement Date which are required by U.S. securities laws to be filed by the Company as exhibits to the periodic reports it files with the SEC except for employment agreements, management contracts or compensatory plans, contracts or arrangements. Except as set forth on Schedule 5.16, as of the Restatement Date, all Material Contracts are in full force and effect and, to the Company’s knowledge, no defaults currently exist thereunder.

Section 5.17. Governmental Regulation.

(a) Neither the Borrowers nor any of their Subsidiaries is required to register or is subject to regulation under (i) the Investment Company Act of 1940 or (ii) any other federal or state statute or regulation which, in each case, may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

(b) Neither the Borrowers nor any of their Subsidiaries are a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 5.18. Margin Stock. After applying the proceeds of the Loans, not more than 25% of the value of assets of the Borrowers and their Subsidiaries, taken as a whole, consist of Margin Stock (within the meaning of Regulation U issued by the FRB). Neither the Borrowers nor any of their Subsidiaries are engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

Section 5.19. Employee Matters. Neither the Borrowers nor any of their Subsidiaries are engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Borrowers or any of their Subsidiaries, or to the knowledge of the Borrowers, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Borrowers or any of their Subsidiaries or to the knowledge of the Borrowers, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving the Borrowers or any of their Subsidiaries and (c) to the knowledge of the Borrowers, no union representation question existing with respect to the employees of the Borrowers or any of their Subsidiaries and, to the knowledge of the Borrowers, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

Section 5.20. Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Borrowers, each of their Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received or requested a favorable determination, opinion, or advisory letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. Except as would not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur that, either alone or together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect. Except to the extent required under Section 4980B of the Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Borrowers, any of their Subsidiaries or any of their ERISA Affiliates (determined as of the end of the then-most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the then-most recent actuarial valuation for such Pension Plan) did not materially exceed the aggregate current value of the assets of such Pension Plan. For purposes of the immediately preceding sentence, if as of the applicable valuation date the Pension Plan has an adjusted funding target attainment percentage of at least eighty percent (80%), the present value of aggregate benefit liabilities under such Pension Plan shall be deemed not to materially exceed the aggregate current value of the assets of such Pension Plan. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, as of the then-most recent valuation date for each Multiemployer Plan for which the actuarial report is available, in each case, prior to the Closing Date, the potential liability of the Borrowers, their respective Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is not more than zero. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Borrowers, each of their respective Subsidiaries and each of their respective ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. Neither the Company nor any Subsidiary has received any notice or is otherwise aware that its Foreign Pension Plans are not in compliance with their terms or with the requirements of any applicable laws, statutes, rules, regulations and orders, and the aggregate unfunded liabilities with respect to such Foreign Pension Plans would not reasonably be expected to result in a Material Adverse Effect.

Section 5.21. [Reserved].

Section 5.22. Solvency. The Loan Parties are, in the aggregate, and, upon the incurrence of any Obligation by any Loan Party on any date on which this representation and warranty is made, will be, in the aggregate, Solvent.

Section 5.23. [Reserved].

Section 5.24. Compliance with Statutes, Etc. Except as set forth on Schedule 5.24, as of the Restatement Date, each of the Borrowers and their Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Real Property Facility or the operations of the Borrowers or any of their Subsidiaries), except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.25. Disclosure. The written information (other than the Projections) contained in any Loan Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of the Borrowers or any of their Subsidiaries for use in connection with the transactions contemplated hereby, taken as a whole, as and when furnished but after giving effect to all supplements and updates provided thereto, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements were or are made, not materially misleading. Any projections and pro forma financial information contained in such materials (the “Projections”) have been or will be prepared in good faith based upon assumptions believed by the Company to be reasonable at the time such Projections are furnished to the Lenders (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, the Projections, by their nature, are inherently uncertain and no assurances are being given by the Company that the results reflected in the Projections will be achieved and actual results may differ from the Projections and such differences may be material) (it being understood that nothing under this Section 5.25 or any other provision of this Agreement shall be construed to require the Company or any of its Subsidiaries to deliver Projections). There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrowers (other than matters of a general economic nature) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

Section 5.26. Senior Indebtedness. The Obligations constitute “Senior Indebtedness,” “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any Subordinated Indebtedness and the subordination provisions set forth in each such agreement are legally valid and enforceable against the Loan Parties party thereto except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.27. PATRIOT Act; Sanctioned Persons.

(a) To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the United States Trading with the Enemy Act, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and all other applicable anti-corruption Laws, and (iii) the PATRIOT Act.

(b) Neither the Borrowers, nor any of their Subsidiaries nor, to the knowledge of the Borrowers, any director, officer, employee, agent or affiliate of the Borrowers is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Section 5.28. Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in Section 6.14.

Section 5.29. Security Documents.

(a) The Pledge and Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Personal Property Collateral and the proceeds described therein and (i) when the Pledged Collateral is delivered to the Collateral Agent in accordance with the terms of the Pledge and Security Agreement, the Lien created under Pledge and Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the U.S. Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person and (ii) when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate delivered on the Closing Date, the Lien created under the Pledge and Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the U.S. Loan Parties in the Personal Property Collateral described in such statements (other than Intellectual Property and any Personal Property Collateral which may not be perfected by filing of a financing statement) in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

(b) Upon the recordation of the Pledge and Security Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Company and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified in the Perfection Certificate delivered on or before the Closing Date, the Lien created under the Pledge and Security Agreement shall, constitute a fully perfected Lien on, and security interest in, all right, title and interest of the U.S. Loan Parties in the Intellectual Property of such Loan Parties described therein as “Collateral” to the extent that a security interest therein may be perfected by filing in the United States and such Lien is, in each case, prior and superior in right to the Lien of any other Person other than Liens permitted by Section 7.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the U.S. Loan Parties after the Restatement Date).

Section 5.30. Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents to which such Foreign Obligor is party are, subject to Legal Reservations, in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of such Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents to which such Foreign Obligor is a party that such Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar Tax be paid on or in respect of such Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until such Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c) There is no Tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents to which such Foreign Obligor is a party, or (ii) in the case of any payment by the U.K. Borrower pursuant to the Applicable Foreign Obligor Documents on a payment to a Lender which is (1) a Qualifying Lender pursuant to clause (a) of the definition thereof or (2) a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue and Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

(d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

ARTICLE 6

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article 6.

Section 6.01. Financial Statements and Other Reports. The Company will deliver to the Administrative Agent and Lenders:

(a) Quarterly Financial Statements. Promptly when available, and in any event within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter in which the Restatement Date occurs, the consolidated balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto (it being agreed that the furnishing of the Company’s quarterly report on Form 10-Q for such Fiscal Quarter, as filed with the SEC, will satisfy the Company’s obligations under this Section 6.01(a) with respect to such Fiscal Quarter).

(b) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Restatement Date occurs, (i) the consolidated balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Company, or reasonably satisfactory to the Administrative Agent (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit), and shall be prepared in accordance with audit standards of the Public Accounting Oversight Board and applicable Laws (it being agreed that the furnishing of the Company’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the Company’s obligation under this Section 6.01(b) with respect to such year).

(c) Compliance Certificate. Promptly when available, and in any event within 55 days after the end of each of the first three Fiscal Quarters and within 120 days after the end of each Fiscal Year, a duly executed and completed Compliance Certificate.

(d) Certificate Regarding Change In GAAP. If any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Company most recently theretofore delivered under Section 6.01(a) or Section 6.01(b) hereof that has had, or could have, a significant effect, as determined by Company in its good faith judgment, on the calculations of any ratio or covenant hereunder, the Company shall deliver a certificate specifying in reasonable detail the nature of such change and the effect thereof on such calculations.

(e) Notice of Default. Promptly upon any Responsible Officer of any Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Borrower with respect thereto; (ii) that any Person has given any notice to any Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of a Responsible Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action such Borrower has taken, is taking and proposes to take with respect thereto.

(f) Notice of Litigation. Promptly upon any Responsible Officer of any Borrower obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by any Borrower to the Lenders or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), would be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to the Borrowers to enable the Lenders and their counsel to evaluate such matters; provided that the Borrowers shall not be required to compromise in any way their attorney-client privilege provided that a press release (describing the required information in clauses (i) or (ii) of this Section 6.01(f)) delivered in accordance with Sections 6.01(l) and 6.01(o) shall be deemed to satisfy the requirements in this Section 6.01(f) unless additional information is requested by Lenders in accordance with this Section 6.01(f), in which case the Borrowers shall be required to so deliver such information in accordance with this Section 6.01(f).

(g) ERISA. Provided that the Borrowers shall not be required to compromise in any way their attorney-client privilege, (i) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action any Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness upon request, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (B) all notices received by any Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request.

(h) [Reserved].

(i) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a certificate from the Company’s insurance broker(s) outlining all material insurance coverage maintained as of the date of such certificate by the Company and its Subsidiaries.

(j) Information Regarding Collateral. The Company agrees promptly (and in any event no later than the earlier of (x) 30 days after such change and (y) if applicable, 10 days prior to the date on which the perfection of the Liens under the Collateral Documents would (absent additional filings or other actions) lapse, in whole or in part, by reason of such change) to (i) furnish to the Collateral Agent written notice of any change (A) in any Loan Party’s corporate name, (B) in any Loan Party’s identity or corporate structure, (C) in any Loan Party’s jurisdiction of organization or (D) in any Loan Party’s Federal Taxpayer Identification Number or state organizational identification number and (ii) with respect to any U.S. Loan Party, make all filings under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all material respects in all the Collateral as contemplated in the Collateral Documents; provided that, in connection with any change completed in connection with the Reorganization, the Company shall not be required to take any steps under this Section 6.01(j)(ii) until the date that is ninety (90) days following the date of such change (for the avoidance of doubt, the Company and its Subsidiaries shall not be required to comply with this Section 6.01(j) for 90 days in regards to each step of the Reorganization; if an additional change occurs with respect to the same Subsidiary or Collateral subject to the initial change(s) within a 90 day period, the Company and its Subsidiaries will have an additional 90 day period to comply with Section 6.01(j) in regards to the new change (and shall not be required comply with Section 6.01(j) in regards to the initial change assuming that such change was changed by the subsequent change rendering compliance with Section 6.01(j) unnecessary). The Company also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(k) Annual Collateral Verification. Within 90 days after the end of each Fiscal Year, with respect to the preceding Fiscal Year, the Company shall deliver to the Administrative Agent a certificate of its Responsible Officer certifying that all UCC financing statements (including fixtures filings, as applicable) ~~and all supplemental Intellectual Property security agreements (including the Intellectual Property Security Agreements) or other appropriate filings, recordings or registrations, (that are required to have been filed pursuant to the Collateral Documents)~~ have been filed of record in each governmental, municipal or other appropriate office in each applicable jurisdiction to the extent necessary to ~~effect, protect and~~ perfect the security interests in the Collateral owned by the U.S. Loan Parties as of such date, in accordance with the Collateral Documents, subject to the compliance periods set forth therein~~, for a period of not less than 18 months after the date hereof or the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).~~(as such period may be extended from time to time by the Administrative Agent or the Collateral Agent).

(l) Other Information. (i) Promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders acting in such capacity or by any Subsidiary of the Company to its security holders other than the Company or another Subsidiary of the Company, (B) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the SEC or any other Governmental Authority, provided that the Company shall not be required to compromise in any way its attorney-client privilege and (C) all press releases and other statements filed with and/or furnished to the SEC by Company concerning the Company or any of its Subsidiaries and (ii) such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender, provided that the Company and its Subsidiaries shall not be required to compromise in any way their attorney-client privilege.

(m) Certification of Public Information. The Borrowers and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 6.01 or otherwise (the “Company Materials”) are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Company has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. The Company agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Company which is suitable to make available to Public Lenders. If the Company has not indicated whether a document or notice delivered pursuant to this Section 6.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Non-Public Information with respect to the Company, its Subsidiaries and their securities.

(n)

(i) Immaterial Subsidiaries. Together with each delivery of a Compliance Certificate pursuant to Section 6.01(c) hereof, a certificate of a Responsible Officer of the Company designating any Subsidiary that qualifies as an Immaterial Subsidiary, and certifying that such Immaterial Subsidiary, together with all other Immaterial Subsidiaries, (x) has assets comprising less than 5% of Total Assets on the last day of the immediately preceding Fiscal Quarter or Fiscal Year, as applicable, and (y) contributes less than 5% of Consolidated Adjusted EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of the immediately preceding Fiscal Quarter or Fiscal Year, as applicable, which certificate shall be deemed to supplement Schedule 1.01(D)(2) for all purposes hereof; provided that any Domestic Subsidiary that shall have become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement and otherwise complied with the provisions of Section 6.10 shall be deemed not to be an Immaterial Subsidiary and excluded from the calculations set forth above unless the Company later designates such Subsidiary as an Immaterial Subsidiary.

(ii) Immaterial Domestic Subsidiaries. Together with each delivery of a Compliance Certificate pursuant to Section 6.01(c) hereof, a certificate of a Responsible Officer of the Company designating any Domestic Subsidiary that qualifies as an Immaterial Domestic Subsidiary, and certifying that such Immaterial Domestic Subsidiary, together with all other Immaterial Domestic Subsidiaries, (x) has assets comprising less than ~~5~~10% of Total Assets of the Company and its ~~Domestic~~ Subsidiaries on the last day of the immediately preceding Fiscal Quarter or Fiscal Year, as applicable, and (y) contributes less than ~~5~~10% of Consolidated Adjusted EBITDA ~~of the Company and its Domestic Subsidiaries~~ for the period of four consecutive Fiscal Quarters ending on the last day of the immediately preceding Fiscal Quarter or Fiscal Year, as applicable, which certificate shall be deemed to supplement Schedule 1.01(D)(1) for all purposes hereof; provided that any Domestic Subsidiary that shall have become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement and otherwise complied with the provisions of Section 6.10 shall be deemed not to be an Immaterial Domestic Subsidiary and excluded from the calculations set forth above unless the Company later designates such Subsidiary as an Immaterial Domestic Subsidiary.

(o) Electronic Delivery. Documents required to be delivered pursuant to Sections 6.01(a), 6.01(b), 6.01(d) or 6.01(l) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the internet and, other than information required to be delivered pursuant to Section 6.01(l), informs the Administrative Agent in writing on the same date of such posting; or (ii) on which such documents are posted on the Company’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or governmental, third-party website or whether sponsored by the Administrative Agent) and, other than information required to be delivered pursuant to Section 6.01(l) informs the Administrative Agent in writing on the same date of such posting. Notwithstanding anything contained herein, in every instance the Company shall be required to provide electronic or paper copies of the Compliance Certificates required by Section 6.01(c) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery of or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it from the Administrative Agent or maintaining its copies of such documents.

(p) Know Your Customer Requirements. Promptly following any request therefor, the Company shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Section 6.02. Existence. Except to the extent not prohibited under Section 7.08 (other than Section 7.08(s)) or if otherwise permitted hereunder, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business (except, other than with respect to the Company, to the extent failing to so preserve and keep its existence and/or such rights, franchises, licenses and permits would not reasonably be expected to cause a Material Adverse Effect).

Section 6.03. Payment of Taxes and Claims. Each Loan Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty or fine accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided, (i) no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (x) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor and (y) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, and which is not permitted pursuant to Section 7.02 such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim or (ii) failure to make such payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Loan Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Company or any of its Subsidiaries).

Section 6.04. Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties reasonably necessary in the operation of or used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Nothing in this Section 6.04 shall prevent (a) Dispositions, consolidations or mergers in accordance with Section 7.08 or (b) the abandonment of rights, franchises, licenses, trade names, copyrights, patents, trademarks or other Intellectual Property in accordance with Section 7.08(g).

Section 6.05. Insurance. The Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third-party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage, in respect of the assets, properties and businesses of the Borrowers and their Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Company will maintain or cause to be maintained (a) [reserved] and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear or contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder, as applicable, and provide for at least fifteen (15) days’ (or such shorter period as may be consented to by the Collateral Agent in its reasonable discretion) prior written notice to the Collateral Agent of any cancellation of such policy ; provided that if the Company uses commercially reasonable efforts to obtain the agreement of its then existing insurance companies to deliver such prior written notice of cancellation and is unable to obtain such agreement from its insurers, then the Administrative Agent shall waive such requirement; provided, further that, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall turn over to the applicable Borrower any amounts received by it as loss payee under any casualty insurance maintained by such Borrower or its Subsidiaries, the disposition of such amounts to be subject to the provisions of Section 2.05(c)(ii), and, unless an Event of Default shall have occurred and be continuing, the Administrative Agent agrees that the applicable Borrower and/or the applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance.

Section 6.06. Books and Records; Inspections. Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit representatives of the Administrative Agent (and, after the occurrence and during the continuation of an Event of Default, of each Lender), at the expense of the Lenders (or, after the occurrence and during the continuation of an Event of Default, at the expense of the Company) to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which Borrowers or such their Subsidiary is a party), to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

Section 6.07. [Reserved].

Section 6.08. Compliance with Laws. Each Loan Party will comply, and shall cause each of its Subsidiaries, if any, on or occupying any Real Property Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), except in such instances in which the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09. Environmental Matters.

(a) Environmental Disclosure. Provided that the Company and its Subsidiaries shall not be required to compromise in any way their attorney-client privilege (except that such attorney-client privilege shall not be asserted in connection with any environmental audits, investigations, analyses and reports of any kind or character prepared by a third party that is not legal counsel for the Company or any of its Subsidiaries), the Company will deliver to the Administrative Agent and the Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Company or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters relating to the Company or any of its Subsidiaries or any Real Property Facility or with respect to any Environmental Claims that would reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon a Responsible Officer, the Vice President (Facilities/Environmental, Health and Safety/Real Estate) or Senior Manager (Corporate Environmental, Health and Safety) obtaining knowledge thereof, written notice describing in reasonable detail (A) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws unless the Company reasonably determines that such Release would not reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by any Borrower or any other Person in response to (1) any Hazardous Materials Activities the existence of which would reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or (2) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and (C) any Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Real Property Facility that could cause such Real Property Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, except to the extent that such restrictions, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(iii) as soon as practicable following the sending or receipt thereof by the Company or any of its Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (B) any Release required to be reported to any Governmental Authority that would reasonably be expected to have a Material Adverse Effect and (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether the Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that would reasonably be expected to have a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets or property by the Company or any of its Subsidiaries that would reasonably be expected to (1) expose the Company or any of its Subsidiaries to, or result in, Environmental Claims that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of the Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (B) any proposed action to be taken by the Company or any of its Subsidiaries to modify current operations in a manner that would reasonably be expected to subject the Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 6.09(a).

(b) Hazardous Materials Activities, Etc. Each Loan Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Loan Party or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.10. Subsidiaries.

(a) Unless such Person qualifies as an Excluded Subsidiary, in the event that any Person becomes a Subsidiary of the Company:

(i) the Company shall promptly (and in any event within thirty (30) Business Days, or such later date as agreed to by the Administrative Agent in its sole discretion) cause such Subsidiary to become a Subsidiary Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to the Administrative Agent and the Administrative Agent a Counterpart Agreement; and

(ii) the Company and such Subsidiary shall promptly (and in any event within thirty (30) Business Days, or such later date as agreed to by the Administrative Agent in its sole discretion) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements and certificates reasonably requested by the Collateral Agent, including those which are similar to those described in Sections 4.01(a)(iii) and 4.01(a)(xii).

(b) In the event that any Person becomes a First-Tier Foreign Subsidiary or Excluded Disregarded Entity, and the Equity Interests of such Foreign Subsidiary or Excluded Disregarded Entity are owned by the Company or by any Domestic Subsidiary thereof (other than any Excluded Subsidiary), the Company shall, or shall cause such Domestic Subsidiary to, promptly (and in any event within thirty (30) Business Days, or such later date as agreed to by the Administrative Agent in its sole discretion) deliver all such documents, instruments, agreements and certificates as are similar to those described in Section 4.01(a)(iii) (other than in regards to Immaterial Foreign Subsidiaries (as defined in the Pledge and Security Agreement)), and the Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions ~~referred to in Section 4.01(a)(xii) necessary to grant and to perfect a First Priority Lien in favor of the Collateral Agent, for the benefit of the Secured Parties,~~required under the Pledge and Security Agreement ~~in 65% of the Equity Interests of such First-Tier Foreign Subsidiary or Excluded Disregarded Entity, as applicable~~ (it being understood and agreed that (x) no actions to grant or perfect any lien or security interest in a Foreign Jurisdiction or under the laws of a Foreign Jurisdiction shall be required to be undertaken with respect to such Equity Interests and (y) neither the Company nor any of its Subsidiaries shall be required to enter into any security agreements or pledge agreements governed by laws of any non-U.S. jurisdictions).

(c) With respect to any Person that becomes a Domestic Subsidiary of the Company, the Company shall promptly (and in any event within ~~fifteen~~twenty (~~15~~20) Business Days after such Person becoming a Domestic Subsidiary, or such later date as agreed to by the Administrative Agent in its sole discretion) send to the Administrative Agent written notice setting forth with respect to such Person (x) the date on which such Person became a Domestic Subsidiary of the Company and (y) all of the data required to be set forth in Schedule 5.01 with respect to Subsidiaries of the Company, and such written notice shall be deemed to supplement Schedule 5.01 for all purposes hereof.

Section 6.11. [Reserved].

Section 6.12. Further Assurances.

(a) At any time or from time to time upon the request of the Administrative Agent (but subject to the Collateral Documents, if applicable), each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, the Company shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that (i) the Obligations of the Company are (A) guaranteed by each Subsidiary that is not an Excluded Subsidiary and (B) secured by substantially all of the assets of the Company and the Subsidiary Guarantors (other than Real Estate Assets) and all of the outstanding Equity Interests of the Domestic Subsidiaries (other than Excluded Subsidiaries pursuant to clauses (i), (iii) and (iv) of the definition of “Excluded Subsidiary”) and 65% of the Equity Interests of First-Tier Foreign Subsidiaries and Excluded Disregarded Entities and (ii) the Obligations of the Foreign Obligors are guaranteed by the Company and each Subsidiary Guarantor, subject in each case, to the provisions set forth herein, in the Pledge and Security Agreement and the other Loan Documents, as applicable.

(b) If, at any time and from time to time, any Immaterial Domestic Subsidiary that is not a Loan Party, together with all other Immaterial Domestic Subsidiaries, (i) has assets comprising more than ~~5~~10% of Total Assets of the Company and its Subsidiaries on the last day of the then-most recent Fiscal Quarter or Fiscal Year for which financial statements are required to be delivered pursuant to this Agreement or (ii) contributes more than ~~5~~10% of ~~the~~ Consolidated Adjusted EBITDA ~~of the Company and its Subsidiaries~~ for the period of four Fiscal Quarters ending on the last day of the Fiscal Quarter or Fiscal Year then-most recently ended for which financial statements are required to be delivered pursuant to this Agreement, then the Company shall, not later than 30 days after the date by which financial statements for such Fiscal Quarter or Fiscal Year are required to be delivered pursuant to this Agreement, cause one or more Immaterial Domestic Subsidiaries to become Loan Parties such that the conditions contained in clauses (i) and (ii) of this Section 6.12(b) cease to be true.

(c) The Company shall, or cause the applicable Loan Party to, complete the actions listed on Schedule 6.12(c) by the times stated therein (or such later date as may be consented to by the Administrative Agent in its reasonable discretion). This Section 6.12 is subject in all respects to Sections 2.20 and 2.21.

Section 6.13. Maintenance of Ratings.

Unless otherwise consented to by the Administrative Agent, at all times, the Company shall use commercially reasonable efforts to maintain (i) a public corporate family rating issued by Moody’s and a public corporate credit rating issued by S&P and (ii) a public credit rating from each of Moody’s and S&P with respect to each of the facilities provided hereunder and the Senior Notes.

Section 6.14. Use of Proceeds.

(a) The proceeds of the Term Loans and the Revolving Credit Loans on the Closing Date shall be applied by the Borrowers to consummate the Refinancing. The proceeds of the 2017 Refinancing Term Loans made on the Restatement Date pursuant to Section 2.01(a) hereof shall be used on the Restatement Date to prepay in full all Existing Term A Loans. The proceeds of the 2017 Incremental Term Loans made on the Restatement Date pursuant to Section 2.01(a) hereof shall be used to pay Convertible Note Repayment Obligations, purchase, repurchase or redeem Convertible Notes pursuant to Section 7.04(c)(y), to fund the Convertible Note Repayment Reserve as permitted hereunder, and for working capital and all other general corporate purposes. The proceeds of the 2018 Refinancing Term Loans made on the First Amendment Effective Date pursuant to the First Amendment shall be used (i) on the First Amendment Effective Date to prepay in full all 2017 Refinancing Term Loans outstanding immediately prior to the Refinancing (under and as defined in the First Amendment) and (ii) for working capital and general corporate purposes of the Borrowers and their respective Subsidiaries, including Permitted Acquisitions and permitted capital expenditures.

(b) The proceeds of the Revolving Credit Loans, Swing Line Loans and Letters of Credit made or issued after the Closing Date shall be applied by the Borrowers to the working capital and general corporate purposes of the Borrowers and their respective Subsidiaries, including Permitted Acquisitions and permitted capital expenditures, and may be used to pay Convertible Note Repayment Obligations, purchase, repurchase or redeem Convertible Notes pursuant to Section 7.04(c)(y) or fund the Convertible Note Repayment Reserve as permitted hereunder. The proceeds of the 2018 Revolving Credit Facility made on the First Amendment Effective Date pursuant to the First Amendment shall be used (i) on the First Amendment Effective Date to prepay in full all of the 2017 Revolving Credit Facility outstanding immediately prior to the Refinancing (under and as defined in the First Amendment) and (ii) thereafter, for working capital and general corporate purposes of the Borrowers and their respective Subsidiaries, including Permitted Acquisitions and permitted capital expenditures.

(c) No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the FRB or any other regulation thereof or to violate the Exchange Act.

~~Section 6.15. Senior Notes Repayment~~. ~~From and after the Springing Maturity Date through the earlier of (i) the repayment, redemption or defeasance of the Senior Notes and (ii) a Qualified Refinancing, the Company and its Subsidiaries shall maintain sufficient Qualified Cash and/or availability under the Revolving Credit Facility (or availability under other committed credit facilities) to repay, redeem or defease the Senior Notes in full on the Senior Notes Maturity Date.~~

ARTICLE 7

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article 7. Notwithstanding any other provisions set forth herein, all baskets under this Article 7 shall be deemed unused and otherwise fully available as of the Restatement Date.

Section 7.01. Indebtedness. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any Loan Party to the Company or any Subsidiary; provided (i) all such Indebtedness owed to a U.S. Loan Party shall be (x) evidenced by the Intercompany Note and (y) subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (ii) all such Indebtedness that is owed to a Loan Party that is not a U.S. Loan Party or to a Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Note (which terms shall limit the obligation to subordinate to the extent that material adverse tax consequences under Section 956 of the Code will arise from such subordination);

(c) obligations in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, bid, stay, customs, appeal, replevin, statutory and surety bonds and performance and completion guaranties provided by the Company or any Subsidiary in the ordinary course of business;

(d) Indebtedness (i) in respect of netting services, overdraft protections and otherwise in connection with deposit accounts or (ii) arising from the honoring by a bank or other financial institution of a check, draft, credit card, purchase card or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services (including automated clearinghouse (ACH) transfers) in the ordinary course of business; provided that such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(e) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-out, dissenting stockholder, or similar obligations (including Indebtedness consisting of the deferred or contingent purchase price of property or services acquired in a Permitted Acquisition and any other acquisition constituting a permitted Investment), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of any Borrower or any Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions, permitted Investments or permitted dispositions of any business, assets or Subsidiary of the Company or any of its Subsidiaries;

(f) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by the Company or any of its Subsidiaries, in each case after the Restatement Date as the result of a Permitted Acquisition or any other acquisition constituting a permitted Investment, provided that (w) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (x) such Indebtedness is not guaranteed in any respect by the Company or any Subsidiary (other than by any such person that so becomes a Subsidiary), (y) in the case of any such Person that is a Loan Party, the Company is in pro forma compliance with the financial covenants set forth in Section 7.07 and (z) in the case of any such Person that is not a Loan Party, the aggregate amount thereof does not exceed at any one time outstanding, together with (A) any Indebtedness incurred pursuant to Sections 7.01(m)(ii), 7.01(n)(i), and 7.01(q) and (B) any Priority Incremental Obligations, the Priority Debt Cap; and (ii) any Permitted Refinancing of any Indebtedness specified in subclause (i) above, provided that such Permitted Refinancing shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced and the proceeds of such asset or supporting obligations in connection therewith;

(g) guaranties by the Company and its Subsidiaries with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 7.01 (except that a Subsidiary that is not a U.S. Loan Party may not by virtue of this clause (g) guaranty any Indebtedness that such Subsidiary could not otherwise incur under this Section 7.01); provided that (i) if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations, (ii) no guaranty by any Subsidiary of any Junior Financing shall be permitted unless such Subsidiary shall have also guarantied the Obligations pursuant to the Guaranty and (iii) any guaranty by a U.S. Loan Party of Indebtedness of a Subsidiary that is not a U.S. Loan Party would have been permitted as an Investment pursuant to Section 7.06(l);

(h) Indebtedness described in Schedule 7.01 and any Permitted Refinancing thereof;

(i) Indebtedness (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;

(j) ~~(i)~~ the Senior Notes in an aggregate principal amount not to exceed $~~1,000,000,000~~1,350,000,000 and any Permitted Refinancing thereof (which, for the avoidance of doubt, shall include the Permitted Escrow Notes and any Permitted Refinancing of such Permitted Refinancing) ~~and (ii) the Convertible Notes and any Permitted Refinancing thereof~~;

(k) (1) unsecured Indebtedness (including Subordinated Indebtedness and Indebtedness convertible into equity of the Company) that (i) matures after, and does not require any scheduled amortization or other scheduled or mandatory payments of principal or first scheduled put right prior to, the date which is at least 120 days after the latest maturity date of the Term Loans (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirement of clause (ii) hereof), (ii) has terms and conditions (other than interest rates, fees, funding discounts, redemption premiums and, to the extent customary, subordination terms), taken as a whole, that are not materially less favorable to the Company than the terms and conditions for the Term Facility as determined in good faith by the Company, (iii) shall not be at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Indebtedness than the terms of the Guaranty and (iv) is incurred by the Company; provided that both immediately prior and after giving effect to the incurrence thereof, (x) no Default or Event of Default shall exist or result therefrom and (y) the Company will be in pro forma compliance with the financial covenants set forth in Section 7.07 and (2) the 2017 Notes in an aggregate principal amount not to exceed $500,000,000;

(l) Indebtedness of any Subsidiary that is not a Loan Party to the Company or any Subsidiary; provided that such Indebtedness owed to any (i) U.S. Loan Party shall be evidenced by an Intercompany Note and shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (ii) any Loan Party that is not a U.S. Loan Party or to a Subsidiary that is not a Loan Party, shall be unsecured;

(m) (i) deposits or guaranties incurred in the ordinary course of business and required by any Governmental Authority in a foreign jurisdiction to conduct business in such jurisdiction and (ii) Indebtedness of (including, for the avoidance of doubt, guaranties by) any Subsidiary that is not a U.S. Loan Party; provided that the aggregate amount of all such Indebtedness permitted by this clause (ii), together with (A) any indebtedness incurred pursuant to Sections 7.01(f) by non-Loan Parties, 7.01(n)(i), and 7.01(q) and (B) any Priority Incremental Obligations, shall not exceed the Priority Debt Cap at any time;

(n) (i) Indebtedness of the Company and any of its Subsidiaries incurred to finance or refinance the acquisition, leasing, construction or improvement of fixed or capital assets (whether pursuant to a loan, a Capital Lease or otherwise) otherwise permitted pursuant to this Agreement, and any other Capital Leases and purchase money Indebtedness and Indebtedness incurred pursuant to a Sale and Leaseback Transaction permitted under Section 7.09, and in each case a Permitted Refinancing thereof, in an aggregate principal amount not exceeding in the aggregate as to the Company and its Subsidiaries at any one time outstanding (excluding any Indebtedness arising from the Permitted Gen-Probe Asset Sale), together with (A) any Indebtedness incurred pursuant to Sections 7.01(f) by non-Loan Parties, 7.01(m)(ii), and 7.01(q) and (B) any Priority Incremental Obligations, the Priority Debt Cap and (ii) Indebtedness arising in connection with the Permitted Gen-Probe Asset Sale;

(o) Refinancing Indebtedness, applied as required pursuant to the definition thereof; provided that (i) if any Term Loans remain outstanding after giving effect to the prepayment required under this clause (o), the aggregate principal amount of such outstanding Term Loans shall not be less than $25,000,000 and (ii) before and after giving effect to the incurrence of any Refinancing Indebtedness, each of the conditions set forth in Section 4.02 shall be satisfied;

(p) Permitted Incremental Equivalent Debt; provided that after giving effect to the incurrence thereof (i) the sum of the aggregate principal amount of (x) all New Term Loans and New Revolving Credit Commitments established (and, without duplication, New Revolving Credit Loans incurred) at or prior to such time pursuant to Section 2.16 and (y) any other Permitted Incremental Equivalent Debt shall not exceed the Incremental Cap, (ii) the Company and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 7.07 as of the last day of the then-most recently ended Fiscal Quarter after giving effect to the incurrence of such Indebtedness, (iii) before and after giving effect to the incurrence of any Permitted Incremental Equivalent Debt, each of the conditions set forth in Section 4.02 shall be satisfied (provided that, to the extent the proceeds of any Permitted Incremental Equivalent Debt will be used to consummate a Limited Condition Acquisition, the requirements specified in clauses (ii) and (iii) above shall only be required to be satisfied on the date on which definitive purchase or merger agreements with respect to such Limited Condition Acquisition are entered into) and (iv) the Company shall deliver to the Administrative Agent at least ten (10) Business Days prior to the incurrence of such Permitted Incremental Equivalent Debt (x) a certificate of a Responsible Officer, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating compliance with clauses (i), (ii) and (iii) of this clause (provided that such certificate shall be conclusive evidence that such terms and conditions satisfy such requirements unless the Administrative Agent provides notice to the Company of its objection within five Business Days after the commencement of such ten Business Day period) and (y) any customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements reasonably requested by the Administrative Agent;

(q) Indebtedness incurred by (i) a Receivables Entity that is a Subsidiary in a Qualified Receivables Transaction ~~(i)~~ in an aggregate amount outstanding at any time not to exceed~~,~~ (for the avoidance of doubt, excluding any Indebtedness incurred pursuant to Section 7.01(q)(ii) and 7.01(q)(iii)), together with (A) any Indebtedness incurred pursuant to Sections 7.01(f) by non-Loan Parties, 7.01(m)(ii), and 7.01(n)(i) and (B) any Priority Incremental Obligations, the Priority Debt Cap ~~and~~, (ii) a Receivables Entity that is a Subsidiary in a Qualified Receivables Transaction owed to originators that constitute Loan Parties~~;~~, (iii) one or more originators in respect of a Qualified Receivables Transaction in an additional aggregate principal amount not to exceed $150,000,000 in connection with the Qualified Intercompany Note Transactions and (iv) any guaranty of the Indebtedness set forth in 7.01(q)(iii) by the Company or one or more originators in respect of a Qualified Receivables Transaction;

(r) Indebtedness in the form of guaranties of loans and advances to officers, directors, consultants and employees of the Company and/or its Subsidiaries, in an aggregate amount not to exceed $15,000,000 outstanding at any time;

(s) Indebtedness consisting of guaranties of Indebtedness of joint ventures to the extent such guaranty would have been permitted as an Investment pursuant to Section 7.06(o);

(t) Indebtedness incurred in connection with the settlement of the Adverse Proceedings set forth on Schedule 5.11;

(u) Indebtedness of the Company or any of its Subsidiaries consisting of take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(v) Indebtedness consisting of obligations to make payments to current or former officers, directors, former or current consultants and employees of the Loan Parties or any of their Subsidiaries and their respective estates, spouses or former spouses with respect to the cancellation, purchase or redemption of, Equity Interests of the Company to the extent permitted under Section 7.04(d);

(w) letters of credit or bank guaranties (other than Letters of Credit issued pursuant to this Agreement) not supporting Indebtedness and having an aggregate face amount not to exceed $100,000,000 outstanding at any time;

(x) other unsecured Indebtedness of the Company and its Subsidiaries in an aggregate amount outstanding at any time not to exceed the greater of (x) $250,000,000 and (y) 3.0% of Total Assets; ~~and~~

(y) intercompany Indebtedness by and between the Company and any of its Subsidiaries and/or between any of Company’s Subsidiaries to effect or in furtherance of the Reorganization~~.~~; and

(z) (i) Indebtedness of the Real Estate Loan Borrower in an aggregate principal amount not to exceed $150,000,000 and any Permitted Refinancing thereof and (ii) any guaranty of such Indebtedness by the Company;

Section 7.02. Liens. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, created or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any state or under any similar recording or notice statute or under any applicable Intellectual Property laws, rules or procedures, except:

(a) Liens in favor of the Collateral Agent for the benefit of the Secured Parties granted pursuant to any Loan Document;

(b) Liens for Taxes that are (i) not yet due and payable or (ii) being contested in good faith by appropriate proceedings being diligently conducted and for which adequate reserves have been made in accordance with GAAP;

(c) statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen or customers in connection with purchase orders and other agreements entered into in ordinary course of business, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code), in each case incurred in the ordinary course of business (i) for amounts not yet more than 30 days overdue or (ii) for amounts that are more than 30 days overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance laws or similar legislation and other types of social security, or to secure the performance of tenders, public or statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds, import duties or for the payment of rent and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness) or deposits to secure public or statutory obligations of such Persons, so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights of way, restrictions, encroachments, reservations of rights of others for licenses, sewers, electric lines, telegraph and telephone lines and other similar purposes, and other minor survey exceptions, defects, encumbrances or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(f) any interest or title of a lessor under any lease of real estate permitted hereunder;

(g) Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) (i) Liens evidenced by the filing of precautionary UCC financing statements and (ii) Liens arising from UCC financing statements regarding operating leases or consignments entered into by the Loan Parties in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) (i) Liens consisting of Permitted Licenses and (ii) leases of real estate or equipment entered into in the ordinary course of business or consistent with past practice which do not (x) interfere in any material respect with the business of the Company and its Subsidiaries or (y) secure any Indebtedness;

(l) Liens described in Schedule 7.02;

(m) (i) Liens securing Indebtedness permitted pursuant to Section 7.01(n)(i); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and the proceeds of such asset or supporting obligations in connection therewith, (ii) Liens securing the Indebtedness permitted pursuant to Section 7.01(n)(ii) and (iii) Liens securing Indebtedness permitted by Section 7.01(f); provided that such Lien was not incurred in contemplation of the Permitted Acquisition (or any other acquisition) referred to in Section 7.01(f) and only encumbers the assets acquired in such Permitted Acquisition (or other acquisition) referred to in Section 7.01(f);

(n) (i) Liens on cash or deposits securing Indebtedness permitted pursuant to Section 7.01(c) or (d), (ii) Liens on property in favor of any U.S. Loan Party securing Indebtedness permitted by Section 7.01(l) and (iii) Liens securing Indebtedness permitted pursuant to Section 7.01(o) and (p);

(o) Liens securing judgments for the payment of money not constituting an Event of Default;

(p) Liens on property of a Subsidiary that is not a U.S. Loan Party that secure Indebtedness of such Subsidiary permitted under Section 7.01(m)(ii);

(q) Liens on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;

(r) (i) any other Liens (not securing Indebtedness) arising under, pursuant to or in connection with Co-Development Agreements and (ii) Liens on Discontinued Real Property (or any lease relating thereto);

(s) Liens on specific items of inventory or other goods and proceeds of any Person arising in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods, or otherwise arising on goods in favor of suppliers of such goods, in each case in the ordinary course of business;

(u) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(v) Liens on insurance policies and the proceeds thereof securing financing of the premiums with respect thereto;

(w) Liens consisting of an agreement to Dispose of any property permitted to be Disposed of pursuant to Section 7.08;

(x) any customary encumbrance or restriction on the Equity Interests in any Person (other than a Subsidiary) or a joint venture, including customary joint venture, operating, shareholder, organizational, governance, trust or similar agreement, including voting rights, information rights, pre-emptive rights, rights of first refusal, “tag-along” and “drag along” rights, transfer restrictions and put and call arrangements with respect to the Equity Interests of any joint venture or such Person pursuant to any joint venture or similar agreement;

(y) Liens arising on property in connection with a Sale and Leaseback Transaction with respect to such property as permitted under Section 7.09; provided that such Lien applies solely to the property subject to such Sale and Leaseback Transaction;

(z) Liens that are contractual rights of set-off (i) relating to the establishment of depositary relations with banks or other financial institutions and not given in connection with the issuance of Indebtedness, (ii) related to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreement entered into with customers of the Company or any of the Subsidiaries in the ordinary course of business;

(aa) the modification, replacement, renewal or extension of any Lien permitted by Sections 7.02(l) and (m); provided that (i) such Lien does not extend to any additional property other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien and (B) the proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured by such Lien is permitted by Section 7.01;

(bb) three-way technology escrow agreements entered into using reputable escrow agents in connection with the license, development and distribution agreements of the Company and its Subsidiaries, pursuant to which Intellectual Property of the Company and its Subsidiaries, as applicable, is placed in escrow for the benefit of the agreement party that do not materially interfere with the conduct of the Company’s or any of its Subsidiaries’ business as conducted on the Restatement Date (or as permitted by Section 7.11) or materially detract from the value thereof; provided that (i) the escrowed Intellectual Property is only released to the agreement party upon the bankruptcy, cessation of business, repudiation of material obligations or similar industry standard trigger events of the Company and its Subsidiaries and (ii) upon such release, the agreement party’s use is limited to its internal use only, consistent with the manner in which the Intellectual Property was used by the Company and/or its Subsidiaries on behalf of the agreement party prior to the technology’s release from escrow;

(cc) other Liens securing Indebtedness in an aggregate amount not to exceed the greater of (x) $150,000,000 and (y) 1.75% of Total Assets;

(dd) (x) Liens on the Notes Escrow Account (and the Notes Proceeds held therein) securing the Permitted Escrow Notes or otherwise under the Notes Escrow Arrangements, but only so long as the Notes Escrow Arrangements are in effect or (y) Liens of the applicable trustee in connection with any discharge and/or defeasance of the Senior Notes, Convertible Notes and/or any other Indebtedness permitted hereunder on proceeds deposited with such trustee for such purpose to the extent permitted pursuant to Section 7.04, including the Notes Proceeds or proceeds of the issuance of any Permitted Refinancing of the Convertible Notes or such other Indebtedness (or any account in which such proceeds are deposited); ~~and~~

(ee) restrictions on transfers under applicable securities laws~~.~~; and

(ff) Liens on (i) the Specified Owned Properties (and any other property or assets of Real Estate Loan Borrower) securing Indebtedness permitted pursuant to Section 7.01(z) and (ii) (x) any Securitization Intercompany Note and (y) additional amounts (which may include cash collateral) not to exceed $50,000,000, in each case, securing indebtedness permitted under Section 7.01(q)(iii).

For the avoidance of doubt, this Section 7.02 shall be subject to Section 2.20. Notwithstanding the foregoing, no Loan Party shall permit to exist any Lien on any Real Estate Assets of the Company or its Subsidiaries to secure Indebtedness for borrowed money other than (i) fixtures ~~and~~, (ii) to the extent permitted under (x) Section 7.02(m)(i) or (y) Section 7.02(m)(iii) and (iii) to the extent permitted under Section 7.02(ff)(i).

Section 7.03. No Further Negative Pledges. No Loan Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations except (a) with respect to specific property subject to a Lien permitted hereunder to secure payment of Indebtedness permitted hereunder or to be sold pursuant to an executed agreement with respect to an Asset Sale or other Disposition permitted hereunder; provided that such restrictions are limited to the property so encumbered or subject to such Asset Sale or other Disposition, (b) customary restrictions contained in any Permitted License, lease or similar agreement permitted hereunder (provided that such restrictions are limited to the property or assets subject to such Permitted License, lease or similar agreement), (c) customary provision in joint venture agreements applicable to joint ventures permitted hereunder; provided that such restrictions are applicable solely to such joint venture entered into in the ordinary course of business, (d)) customary provisions set forth in Co-Development Agreements; provided that such restrictions are applicable solely to the property subject to such Co-Development Agreement, (e) with respect to Discontinued Real Property, (f) restrictions identified on Schedule 7.03, (g) restrictions set forth in Indebtedness permitted under Section 7.01(f) that impose restrictions on the property so acquired in connection with the Permitted Acquisition (and any other acquisition) referred to in Section 7.01(f), (h) restrictions under any Refinancing Indebtedness or Permitted Incremental Equivalent Debt, (i) restrictions contained in (1) the indentures relating to the Convertible Notes and the Senior Notes and (2) any indentures, note purchase agreements or other agreements evidencing Indebtedness permitted in accordance with Section 7.01(k) ~~and~~, (j) pursuant to any amendment, modification, restatement, renewal, increase, supplement, refunding, (k) restrictions identified on Schedule 7.03, (l) restrictions set forth in Indebtedness permitted under Section 7.01(f) that impose restrictions on the property so acquired in connection with the Permitted Acquisition (and any other acquisition) referred to in Section 7.01(f) replacement or refinancing of an agreement referred to in clauses (a) through (i) above, (m) restrictions set forth in Indebtedness permitted under Sections 7.01(z) and 7.01(q)(iii) (provided that such restrictions are limited to the property or assets subject to such Indebtedness or if such restrictions also apply to other property, such restrictions are no more restrictive in any material respect than such restrictions in this Agreement); provided, however, that any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not more materially restrictive with respect to such restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing as determined in good faith by the Company.

Section 7.04. Restricted Junior Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, except (a) each Subsidiary may make Restricted Junior Payments of the types referred to in clauses (i), (ii) and (iii) of the definition of Restricted Junior Payments with respect to its Equity Interests to the Company and its other Subsidiaries (and, in the case of non-wholly owned Subsidiaries to the Company and any of its other Subsidiaries and to each other owner of Equity Interest of such Subsidiary based on their relative ownership interest of the relevant class), (b) the Company and each Subsidiary may make Restricted Junior Payments of the type referred to in clause (iv) of the definition thereof to the Company or one or more other Subsidiaries, subject only to the subordination provisions, if any, applicable thereto, (c) the Company may (x) pay Convertible Note Repayment Obligations then due and payable or (y) make any cash payment in respect of any purchase or repurchase through negotiated or open market transactions of any Convertible Notes (i) not more than 18 months prior to a Convertible Note Put Date in respect thereof or (ii) at any time on and after the date on which the Company has the option to call or otherwise redeem such Convertible Notes from the holder thereof, in each case so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Company and each Subsidiary may repurchase, redeem or otherwise acquire or retire for value any Equity Interests (or any restricted stock units) of the Company or any of its Subsidiaries held by any current or former officer, director, consultant or employee of the Company or any of its Subsidiaries, or his or her estate, spouse, former spouse or family member (or pay principal or interest on any Indebtedness issued in connection with such repurchase, redemption or other acquisition) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, similar agreement or any other agreement pursuant to which such Equity Interests (or restricted stock units) were acquired or benefit plan of any kind and pay the amount of withholding Taxes owed by the recipient of such payment on account thereof, provided that only the Company may repurchase, redeem or otherwise acquire or retire for value any Equity Interests (or restricted stock units) of the Company specified in this clause (d), (e) the Company or any Subsidiary may make cash payments in the form of cash settlements with respect to the Spread Overlay Agreements in accordance with the terms thereof, and only to the extent required thereby, so long as the Company receives contemporaneously with or within ninety (90) days preceding such distribution aggregate cash payments in connection with such Spread Overlay Agreements of not less than the amount of such distribution, (f) as set forth on Schedule 7.04 hereof, (g) the Company or any Subsidiary may refinance any Junior Financing with the proceeds of the Permitted Refinancing thereof (including without limitation by (i) depositing such proceeds in the Notes Escrow Account pursuant to the Notes Escrow Arrangement or (ii) defeasance and/or discharge of the applicable Junior Financing as permitted or contemplated under the definition of Permitted Refinancing), (h) the Company or any Subsidiary may make payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or disposition of assets that complies, if applicable, with the provisions of this Agreement, (i) so long as no Default or Event of Default shall have occurred and be continuing, the Company or any Subsidiary may purchase, redeem or acquire its outstanding Equity Interests or any Indebtedness with the Net Equity Proceeds received from a substantially concurrent issuance of new Equity Interests, (j) any Loan Party or any Subsidiary may make any Restricted Junior Payment on account of the repurchase of Equity Interests deemed to occur upon exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that shares of such Equity Interests represent all or a portion of (i) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (ii) the amount of withholding Taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions covered by clause (i), (k) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, any Loan Party or any Subsidiary may make other Restricted Junior Payments in an aggregate amount in any Fiscal Year not to exceed the sum of (i) $125,000,000 plus (ii) the Available Amount; provided that such amount shall be unlimited if (1) the Net Senior Secured Leverage Ratio is less than or equal to 3.50:1.00 and (2) there is no continuing Default and (l) any Restricted Junior Payment made to effect or in furtherance of the Reorganization.

Section 7.05. Restrictions on Subsidiary Distributions. No Loan Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by the Company or any other Subsidiary of the Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to the Company or any other Subsidiary of the Company, (c) make loans or advances to the Company or any other Subsidiary of the Company or (d) transfer, lease or license any of its property or assets to the Company or any other Subsidiary of the Company other than (i) with respect to specific property subject to a Lien permitted hereunder to secure payment of Indebtedness permitted hereunder or to be sold pursuant to an executed agreement with respect to an Asset Sale or other Disposition permitted hereunder; provided that such restrictions are limited to the property so encumbered or subject to such Asset Sale or Disposition, (ii) customary restrictions contained in any Permitted License, leases or similar agreements permitted hereunder; provided that such restrictions are limited to the property or assets subject to such Permitted License, lease or similar agreement, (iii) customary provision in joint venture agreements applicable to joint ventures permitted hereunder; provided that such restrictions are applicable solely to such joint venture entered into in the ordinary course of business, (iv) customary provision set forth in Co-Development Agreements; provided that such restrictions are applicable solely to the property subject to such Co-Development Agreements, (v) with respect to Discontinued Real Property, (vi) restrictions identified on Schedule 7.05, (vii) restrictions set forth in Indebtedness permitted under Section 7.01(f) that imposes restrictions on the property so acquired in connection with the Permitted Acquisition (and/or any other acquisition) referred to in Section 7.01(f), Section 7.01(g) (to the extent not more restrictive that the restrictions contained in this Agreement), 7.01(k) (to the extent not more restrictive that the restrictions contained in this Agreement), Section 7.01(m)(ii) (solely with respect to the entity incurring such Indebtedness), Section 7.01(n) (solely with respect to the assets financed thereby in the case of Section 7.01(n)(i)), Section 7.01(q) ~~and~~, Section 7.01(x) (to the extent not more restrictive that the restrictions contained in this Agreement) and Section 7.01(z) (to the extent not more restrictive in any material respect than the restrictions contained in this Agreement), (viii) restrictions under any Refinancing Indebtedness or Permitted Incremental Equivalent Debt, (ix) restrictions contained in (A) this Agreement and the indentures relating to the Convertible Notes and the Senior Notes and (B) any indentures, note purchase agreements or other similar agreements evidencing the Indebtedness permitted in accordance with Section 7.01(k) hereof, (x) restrictions on cash or other deposits or customary net worth provisions imposed by customers under contracts entered into in the ordinary course of business, (xi) pursuant to any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (i) through (x) above; provided, however, that any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is no more materially restrictive with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing as determined in good faith by the Company.

Section 7.06. Investments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any joint venture, except:

(a) Investments in Cash, Cash Equivalents, Investment Grade Securities and Acquired Non-Investment-Grade Securities;

(b) Investments owned as of or made prior to the Restatement Date in any Subsidiary and Investments made or owned after the Restatement Date in any U.S. Loan Party;

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business of the Company and its Subsidiaries;

(d) Investments made or owned by any Subsidiary that is not a U.S. Loan Party in another Subsidiary that is not a U.S. Loan Party;

(e) Investments in the nature of pledges or deposits with respect to leases, utilities, worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(g) Investments representing non-cash consideration received by the Company or any of its Subsidiaries in connection with (i) any Asset Sale effected in accordance with Section 7.08 or (ii) a Disposition of assets not constituting an Asset Sale; provided that any such non-cash consideration received by the Company or any other U.S. Loan Party is pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Documents;

(h) Investments by the Company or any of its Subsidiaries in a Person in an aggregate amount not to exceed at any time an amount equal to the greater of (x) $300,000,000 and (y) 3.5% of Total Assets;

(i) loans and advances to employees, directors, officers and consultants of the Company and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $20,000,000 at any time outstanding in the aggregate;

(j) Permitted Acquisitions;

(k) Investments existing on the Restatement Date or made or owned pursuant to legally binding written contracts in existence on the Restatement Date, in each case as described in Schedule 7.06(k) and any modification, replacement, renewal or extension thereof so long as the amount of such Investment is not increased thereby other than as otherwise permitted by this Section 7.06;

(l) Investments made after the Restatement Date by any U.S. Loan Party in any Subsidiary that is not a U.S. Loan Party in an aggregate amount in any Fiscal Year not to exceed at any time, together with the aggregate amount of any Investment made during such Fiscal Year pursuant to the proviso to clause (c) of the definition of Permitted Acquisition, the greater of (x) $300,000,000 and (y) 3.5% of Total Assets; provided that any such Investments in the form of loans shall comply with Section 7.01(l); provided further, for Company’s Fiscal Year ending in September 2018, only such Investments made after the Restatement Date shall be included for purposes of this clause (l) for such Fiscal Year;

(m) the Spread Overlay Agreements to the extent constituting an Investment;

(n) all Investments existing or arising under any Hedge Agreement entered into in the ordinary course of business and not for speculative purposes;

(o) Investments in any joint ventures in an amount outstanding at any one time not to exceed the greater of (i) $250,000,000 and (ii) 3.0% of Total Assets;

(p) any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(q) any Permitted License to the extent constituting an Investment;

(r) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(s) Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;

(t) Investments made (i) by any non-Loan Party to the extent such investments are financed or otherwise funded with the proceeds received by such non-Loan Party from an investment previously made pursuant to Section 7.06(h) or Section 7.06(l) and (ii) in any non-Loan Party of an investment previously made pursuant to Section 7.06(h).

(u) Investments in a Receivables Entity, or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a promissory note, contribution of additional receivables or an equity interest;

(v) Investments held by a Subsidiary acquired after the Closing Date, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Subsidiaries in a transaction that is not prohibited by Section 7.08 to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation (it being understood that Investments in Subsidiaries of such acquired Subsidiary must be otherwise permitted by Section 7.06(j));

(w) Investments in guaranteed investment contracts, annuities, mutual funds, insurance policies and similar products and investments purchased in the ordinary course of business in accordance with the Company’s qualified and/or non-qualified deferred compensation plan;

(x) Investments held by a Massachusetts securities corporation in an aggregate amount not to exceed $1,000,000;

(y) Investments to effect or in furtherance of the Reorganization; ~~and~~

(z) other Investments in an unlimited amount so long as after giving effect to such Investment the Company and its Subsidiaries would be in compliance, on a pro forma basis, with a Net Senior Secured Leverage Ratio not to exceed 3.50:1.00; provided that before and immediately after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing or would result therefrom~~.~~; and

(aa) Investments made in the Real Estate Loan Borrower in connection with Indebtedness incurred pursuant to Section 7.01(z), including without limitation of the Investment of the Specified Owned Properties in the Real Estate Loan Borrower).

Notwithstanding the foregoing, in no event shall any Loan Party make any Investment that results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 7.04.

Section 7.07. Financial Covenants.

(a) Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the first full Fiscal Quarter ending after the Restatement Date, to be less than 3.75:1.00.

(b) Total Net Leverage Ratio. The Company shall not permit the Total Net Leverage Ratio as of the last day of any Fiscal Quarter ending on or about each date set forth below, beginning with the first full Fiscal Quarter ending after the Restatement Date, to exceed the correlative ratio indicated opposite such date:

Fiscal Quarter	Total Net Leverage Ratio
September 30, 2017	5.00:1.00
December 30, 2017	5.00:1.00
March 31, 2018	5.00:1.00
June 30, 2018	5.00:1.00
September 29, 2018	5.00:1.00
December 29, 2018	5.00:1.00
March 30, 2019	5.00:1.00
June 29, 2019	5.00:1.00
September 28, 2019	5.00:1.00
December 28, 2019	5.00:1.00
March 28, 2020	5.00:1.00

Fiscal Quarter	Total Net Leverage Ratio
June 27, 2020	5.00:1.00
September 26, 2020	5.00:1.00
December 26, 2020	5.00:1.00
March 27, 2021	5.00:1.00
June 26, 2021	5.00:1.00
September 25, 2021	5.00:1.00
December 25, 2021	5.00:1.00
March 26, 2022	5.00:1.00
~~March 27, 2021~~June 25, 2022 and thereafter	4.50:1.00

provided that the Company shall be permitted, upon written notice to the Administrative Agent, up to three (3) times during the period commencing on the Restatement Date and ending on the Maturity Date, solely in connection with a Material Acquisition, to increase such Total Net Leverage Ratio by 0.50:1.00 for the four consecutive fiscal quarters ended immediately after the closing date of such Material Acquisition.

Section 7.08. Fundamental Changes; Disposition of Assets; Acquisitions. No Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, substantially all property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) (i) any Subsidiary of the Company may be merged with or into the Company or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets or the Equity Interests issued by it may be conveyed, sold, leased, transferred or otherwise Disposed of, in one transaction or a series of transactions, to the Company or any Guarantor; provided, in the case of such a merger, the Company or such Guarantor, as applicable shall be the continuing or surviving Person; (ii) any Massachusetts securities corporation may be merged with or into any other Massachusetts securities corporation, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets or the Equity Interests issued by it may be conveyed, sold, leased, transferred or otherwise Disposed of, in one transaction or a series of transactions, to any other Massachusetts securities corporation or any U.S. Loan Party; and (iii) any Subsidiary that is not a Loan Party may be merged with or into any other Subsidiary, or be liquidated, wound up or dissolved, or its issued Equity Interests or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise Disposed of, in one transaction or a series of transactions to any other Subsidiary.

(b) sales, licenses, leases or other Dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales; provided (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of the Company (or similar governing body)), (ii) no less than 70% thereof shall be paid in Cash; provided that for the purpose of this clause (ii), the following shall be deemed to be Cash: (A) any securities received by the Company or such Subsidiary that are converted by the Company or such Subsidiary into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received in such conversion) within 180 days following the closing of the applicable Asset Sale, (B) any Designated Non-Cash Consideration in respect of such Asset Sale having an aggregate fair market value, taken together with the Designated Non-Cash Consideration in respect of all such Asset Sales, not to exceed at any time the greater of $200,000,000 and 3% of Total Assets and (C) any liabilities (as shown on the Company’s then-most recent balance sheet provided hereunder or in the footnotes thereto) of the Company and/or any of its Subsidiaries (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Company and the applicable Subsidiaries shall have been validly released by all applicable creditors in writing, (iii) the Net Asset Sale Proceeds thereof shall be applied or otherwise used in accordance with Section 2.05(c)(i) and (iv) at the time of such Asset Sale, no Default or Event of Default shall have occurred and be continuing or would result therefrom (it being understood and agreed that the proceeds of such Asset Sales shall be valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds);

(d) Disposals of obsolete, worn out or surplus property or damaged property no longer useful in the business of the Company and its Subsidiaries (including without limitation, in connection with scheduled maintenance);

(e) Permitted Acquisitions;

(f) Investments made or owned in accordance with Section 7.06 and Sale and Leaseback Transactions made in accordance with Section 7.09;

(g) (i) the abandonment of rights, franchises, licenses, trade names, copyrights, patents, trademarks or other Intellectual Property that are, in the reasonable judgment of the Company, either no longer economically practicable to maintain or no longer material in the conduct of the business of the Company and its Subsidiaries taken as a whole, (ii) the transfer of Intellectual Property rights (including Permitted Licenses) in settlement of any dispute or litigation with governmental regulatory authorities or otherwise necessary to comply with any legal or regulatory requirement, (iii) the transfer of Intellectual Property rights (including Permitted Licenses) to third parties in settlement of any dispute or litigation with third parties and (iv) the transfer, sale or other disposition of non-core Intellectual Property, which, in the case of clauses (i), (iii) and (iv), does not materially interfere with the conduct of the Company’s or any of its Subsidiaries’ business as conducted on the Restatement Date (or as permitted by Section 7.11) or materially detract from the value thereof;

(h) sales to a Receivables Entity or transfers by a Receivable Entity of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction”;

(i) (x) to the extent allowable under Section 1031 of the Code, any exchange of like-kind property (excluding any boot thereon) for use in any business or lines of business in which the Company and/or its Subsidiaries are engaged as of the Restatement Date (or as permitted by Section 7.11) and (y) or any other exchange for replacement property or for credit to purchase similar replacement property provided that, in each case, to the extent the property exchanged is Collateral, such replacement property shall constitute Collateral;

(j) sales, licenses, leases or other Dispositions of property to the Company or a Subsidiary; provided that if the transferor of such property is a U.S. Loan Party either (i) the transferee thereof must be a U.S. Loan Party, (ii) such sale, license, lease or other Disposition must be for fair market value or (iii) such transaction shall constitute an Investment and must be permitted by Section 7.06;

(k) the unwinding of any Hedge Agreement or Swap Obligations;

(l) sales, transfers and other Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements, which do not materially interfere with the conduct of the business of the Company and its Subsidiaries;

(m) the creation of a Lien permitted under Section 7.02 (other than 7.02(w));

(n) dispositions of Investments or accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(o) the sale, discount or other Disposition of accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(p) the taking of any Real Estate Asset by any Person pursuant to the power of eminent domain, condemnation or otherwise; provided that any Net Insurance/ Condemnation Proceeds realized by the Company or any of its Subsidiaries in connection with such taking are applied or otherwise used in accordance with Section 2.05(c)(ii), if applicable;

(q) Dispositions of assets not used or useful in the business of the Company and its Subsidiaries acquired in connection with (i) any Permitted Acquisition or any other acquisition or Investment permitted under this Agreement within 180 days thereof and (ii) any Prior Acquisition (it being understood and agreed that (x) Cash and Cash Equivalents shall not constitute non-core assets and (y) Acquired Non-Investment Grade Securities shall constitute non-core assets); provided that, in regards to any Permitted Acquisition, Prior Acquisition or other acquisition constituting an Investment, the aggregate amount of assets disposed of pursuant to this clause (q) shall not exceed the greater of (x) 20% of the net purchase price of such Permitted Acquisition, Prior Acquisition or other acquisition constituting an Investment, as applicable and (y) 1% of Total Assets;

(r) (i) any leases or subleases of any Real Estate Asset permitted by Section 7.02 and (ii) Dispositions of leasehold improvements or leased assets in connection with the termination of any operating lease;

(s) the abandonment, termination or lapse of rights, franchises, licenses and permits to the extent permitted by Section 6.02;

(t) Dispositions of mutual funds and other Investments permitted to be made pursuant to Section 7.06(w);

(u) Restricted Junior Payments permitted by Section 7.04 to the extent constituting a Disposition or Asset Sale; and

(v) the Permitted Gen-Probe Asset Sale.

For the avoidance of doubt, the formation of a Subsidiary, in and of itself, shall be permitted under this Section 7.08 hereof provided that any capitalization or other initial or subsequent Investment in connection therewith shall be subject to Section 7.06 hereof.

Section 7.09. Sales and Leasebacks. Except as set forth on Schedule 7.09, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Company or any of its Subsidiaries) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than the Company or any of its Subsidiaries) in connection with such lease (any such sale or use pursuant to clauses (a) or (b), a “Sale and Leaseback Transaction”), unless (i) the Company shall be in compliance, on a pro forma basis after giving effect to the consummation of the Sale and Leaseback Transaction and the application of the proceeds thereof, with the Total Net Leverage Ratio set forth in subsection 7.07, recomputed as at the last day of the then-most recently ended Fiscal Quarter of the Company for which the relevant information is available as if such Sale and Leaseback Transaction had been consummated on the first day of the relevant period for testing such compliance (such calculation to be made in a manner reasonably satisfactory to the Administrative Agent and to be evidenced by a certificate in form and substance reasonably satisfactory to the Administrative Agent signed by a Responsible Officer of the Company and delivered to the Administrative Agent (which shall promptly deliver copies to each Lender) at least three (3) Business Days prior to the consummation of such Sale and Leaseback Transaction), (ii) the lease entered into by the Company or any of its Subsidiaries in connection with such Sale and Leaseback Transaction is either (A) a Capital Lease or (B) a lease the payments under which will be treated as an operating expense for purposes of determining Consolidated Adjusted EBITDA and (iii) an amount equal to 100% of the Net Cash Proceeds of such Sale and Leaseback Transaction (other than any Net Cash Proceeds with respect to the Permitted Gen-Probe Asset Sale, to the extent applicable) is applied or otherwise used in accordance with Sections 2.05 and 2.06.

Section 7.10. Transactions with Shareholders and Affiliates. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction involving aggregate consideration in excess of $10,000,000 (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company on terms that are less favorable to the Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between the Company and any of its Subsidiaries or among Subsidiaries of the Company; (b) customary fees paid to members of the Board of Directors (or similar governing body) of the Company and its Subsidiaries; (c) compensation or fees to, or the provision of benefits for officers, consultants and former consultants, directors and employees of the Company and its Subsidiaries entered into in the ordinary course of business (including, without limitation, loans and advances permitted under Section 7.06(i)); (d) transactions or arrangements described in Schedule 7.10 or any renewals or extensions of any such agreements (so long as such renewals or extensions are not less favorable in any material respect to the Company or its Subsidiaries); (e) (i) any transactions between a Loan Party and any Person that is an Affiliate solely because a director of such Person is also a director of a Loan Party, so long as such director abstains from voting as a director of such Loan Party in any matter involving such Person and (ii) any transactions with a Person that is an Affiliate of the Company (other than a Subsidiary) solely because the Company or any Subsidiary owns Equity Interests in such Person; (f) Restricted Junior Payments permitted to be made under Section 7.04; (g) transactions with consultants, customers, clients, suppliers, lessees or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement; (h) transactions effected as a part of a Qualified Receivables Transaction and any Permitted Refinancing thereof; (i) Investments permitted under Sections 7.06(c), (o), and (p); (j) the issuances of Equity Interests or other securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by a majority of the Board of Directors of the Company or majority of disinterested members of the Board of Directors or any direct or indirect parent company of a Subsidiary of the Company, as appropriate, in good faith; (k) any employment or consulting agreement, incentive agreement, employee benefit plan, severance agreement, stock option or stock ownership plan, or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business approved by the Board of Directors of the Company, and payments, awards, grants or issuances of Capital Stock or other securities pursuant thereto; (l) any transaction with a Person in its capacity as a holder of Indebtedness or Equity Interests of the Company or any of its Subsidiaries where such Person is treated no more favorably than the other holders of Indebtedness or Equity Interests of the Company or any of its Subsidiaries, (m) entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any Person and each Person who is or becomes a director, officer, agent or employee of the Company or any of its Subsidiaries, in respect of liabilities (i) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by the Company, (ii) incurred to third parties for any action or failure to act of the Company or any of its Subsidiaries, predecessors or successors, (iii) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of the Company or any of its Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (iv) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Company or any of its Subsidiaries and (n) any transaction to effect and/or in furtherance of the Reorganization.

For purposes of this Section 7.10, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in the first sentence hereof if such transaction shall be approved (in form and substance reasonably satisfactory to the Administrative Agent) by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required (for the avoidance of doubt, however, no such approval shall be required).

Section 7.11. Conduct of Business. From and after the Restatement Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by such Loan Party on the Restatement Date including, without limitation, any medical, pharmaceutical, diagnostic, medical device, medical technology, medical aesthetics or other health or well-being oriented business and any businesses similar, related, ancillary or incidental thereto or a reasonable extension, development or expansion thereof; (b) any other business acquired in connection with a Permitted Acquisition (or any other acquisition permitted hereunder) and any businesses similar, related, ancillary or incidental thereto, or that is an adjunct thereto (provided that the Administrative Agent consents to such adjunct if material), or a reasonable extension, development or expansion thereof, and (c) such other lines of business as may be consented to by the Required Lenders.

Section 7.12. Amendments or Waivers of Organizational Documents. No Loan Party shall, nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents if such amendment, restatement, supplement, modification or waiver would have a Material Adverse Effect on the rights or remedies of the Lenders under the Loan Documents or with respect to the Loan Parties, without in each case obtaining the prior written consent of the Required Lenders to such amendment, restatement, supplement or other modification or waiver.

Section 7.13. Amendments or Waivers with Respect to Junior Financing. Except in connection with a Permitted Refinancing thereof, no Loan Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Junior Financing, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto or otherwise make such event of default more favorable to the Loan Party), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Junior Financing (or of any guaranty thereof), if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Junior Financing (or a trustee or other representative on their behalf) which would be materially adverse to any Loan Party or Lenders.

Section 7.14. Fiscal Year. The Company shall not change its Fiscal Year end for SEC reporting purposes from the last Saturday in September.

Section 7.15. Massachusetts Securities Corporation. Notwithstanding any other provision of this Article 7, (a) no Loan Party shall permit any Subsidiary that is a Massachusetts securities corporation to create, incur, assume or suffer to exist any Liens or any Indebtedness, Dispose of any assets (other than (i) in compliance with Section 7.08(a)(ii) or (ii) Dispositions to a U.S. Loan Party or in connection with the sale and purchase of Investments), make any Investments or engage in any other business operations, other than Investments permitted by Section 7.06(a), in each case in accordance with Massachusetts General Laws Chapter 63, § 38B and, in addition, (b) no Loan Party shall permit any Subsidiary that is a Massachusetts securities corporation to engage in any business other than (i) investing in assets and securities of all kinds, including but not limited to debt securities and securities sold in transactions originated by it or its manager and (ii) other activities required by law to maintain tax advantaged status under Massachusetts General Laws Chapter 63, § 38B.

Section 7.16. Sanctions and Anti-Corruption: Use of Proceeds.

(a) No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption Law.

(b) The Borrowers will not, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan or Letter of Credit, whether as lender, underwriter, advisor, investor or otherwise).

ARTICLE 8

EVENTS OF DEFAULT

Section 8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Failure to Make Payments When Due. Failure by any Borrower to pay (i) when due any Installment or payment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to the L/C Issuer in reimbursement of any drawing under a Letter of Credit or any Cash Collateralization required pursuant to Section 2.18; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) Business Days after the date due; or

(b) Default in Other Agreements. (i) Except for the failure to fund the disputed portion of a payment in connection with an earn-out that is the subject of a good faith dispute and for which adequate reserve or other appropriate provision shall have been made in accordance with GAAP, failure of any of the Loan Parties or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.01(a)) individually or in the aggregate in a principal amount (or Net Mark-to-Market Exposure) of $100,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other material term of (A) one or more items of Indebtedness in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 6.01(e), 6.02, 6.14 6.15 or Article 7; or

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or in any of the other Loan Documents, other than any such term referred to in any other paragraph of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) a Responsible Officer of such Loan Party becoming aware of such default or (ii) receipt by the Company of notice from the Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law or applicable foreign law; or (ii) an involuntary case shall be commenced against the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, interim receiver, liquidator, sequestrator, trustee, custodian, receiver and manager, administrator, administrative receiver, insolvency practitioner or other officer having similar powers over the Company or any of its Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of a receiver, interim receiver, liquidator, receiver and manager, administrator, administrative receiver, insolvency practitioner, trustee or other custodian of the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any of its Subsidiaries (other than any Immaterial Subsidiary), and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, interim receiver, liquidator, receiver and manager, administrator, administrative receiver, insolvency practitioner, trustee or other custodian for all or a substantial part of its property; or the Company or any such Subsidiaries (other than any Immaterial Subsidiary) shall make any assignment for the benefit of creditors; or (ii) the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its general inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of the Company or any such Subsidiaries (other than any Immaterial Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual case or in the aggregate in an amount in excess of $100,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code; or

(k) Change of Control. There occurs any Change of Control; or

(l) Guaranties, Collateral Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, except as otherwise provided in any Collateral Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be granted by the Collateral Documents; or

(m) Subordination Provisions. The Company or any other Loan Party shall make any payment in violation of any subordination terms or conditions, if any, with respect to any Junior Financing;

Section 8.02. Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the applicable Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an Event of Default pursuant to Section 8.01(f) or 8.01(g), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03. Application of Funds. Subject to Section 2.20, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Loan Document Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Loan Document Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer) arising under the Loan Documents and amounts payable under Article 3, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Loan Document Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting (i) unpaid principal of the Loans and L/C Borrowings and (ii) Hedge Obligations and Cash Management Obligations then owing under Hedge Agreements and Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Lender Counterparties and the Cash Management Providers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.17; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c), 2.17 and 2.20, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE 9

ADMINISTRATIVE AGENT

Section 9.01. Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except with respect to provisions in this Article referencing notices to, consents of, and consultations with any Loan Party, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Lender Counterparty and a potential Cash Management Provider) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the U.S. Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “Collateral Agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or the L/C Issuer.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, prior to the occurrence of an Event of Default, the consent of the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder, and the acceptance by such successor of such appointment (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

Section 9.09. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Loan Document Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Loan Document Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Loan Document Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Loan Document Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Loan Document Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Loan Document Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Loan Document Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Loan Document Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Loan Document Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Loan Document Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Loan Document Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.10. Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacity as a potential Lender Counterparty and a potential Cash Management Bank, as applicable) and the L/C Issuer irrevocably authorize the Administrative Agent and Collateral Agent to, and the Administrative Agent and Collateral Agent shall,

(a) release any Lien on any property granted to or held by the Administrative Agent and/or Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Loan Document Obligations (other than contingent indemnification obligations as to which no claim has been made or notice has been given and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Administrative Agent and the L/C Issuer), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a person that is not a U.S. Loan Party, (iii) that constitutes “Excluded Assets” (as such term is defined in the Pledge and Security Agreement) or (iv) if approved, authorized or ratified in accordance with Section 10.01; provided, however, that with respect to clause (ii), the Company shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent, certifying that the transaction is permitted by this Agreement and the other Loan Documents;

(b) release any Subsidiary Guarantor from its obligations under the Guaranty (and to release any Lien on any property of such Subsidiary Guarantor granted to or held by the Administrative Agent under any Loan Document) if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted under the Loan Documents; provided, however, that the Company shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent, certifying that the transaction is permitted by this Agreement and the other Loan Documents;

(c) release the U.K. Borrower from its obligations under each Loan Document if such Person ceases to be a Borrower as provided in Section 2.14(e);

(d) release any Designated Borrower from its obligations under each Loan Document if such Person ceases to be a Designated Borrower as provided in Section 2.14(d); and

(e) to subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(m).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 9.10, or to release the U.K. Borrower from its obligations as a Borrower pursuant Section

2.14(e) and this Section 9.10 or to release a Designated Borrower from its obligations as a Borrower pursuant Section 2.14(d) and this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent and/or Collateral Agent (as applicable) will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.11. Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Collateral Document, no Cash Management Provider or Lender Counterparty that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Hedge Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Provider or Lender Counterparty, as the case may be.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the applicable Loan Party or Loan Parties signatory thereto, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent without the consent of any other Lender or party hereto to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days’ of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided, further, that no amendment, waiver or consent pursuant to this Section 10.01 shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or (waiver or extension of a) mandatory prepayment shall not constitute an extension or increase of any Commitment);

(c) extend any scheduled maturity hereunder or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such Loan Document without the written consent of each Lender directly affected thereby (it being understood that a waiver of any Default, Event of Default or (or waiver or extension of a) mandatory prepayment shall not constitute an extension or postponement under this clause);

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the third proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby (it being understood that a waiver, extension or reduction of a mandatory prepayment shall not be deemed to constitute a reduction under this clause); provided, however, (i) that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate and (ii) the LIBOR Successor Rate can be implemented in accordance with the provisions of Section 3.03(c) notwithstanding this clause (d);

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Multicurrency Revolving Credit Lender and the L/C Issuer;

(g) change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii), (iii) or (iv) of this Section 10.01(g)), without the written consent of each

Lender, (ii) the definition of “Required Revolving Credit Lenders” without the written consent of each Revolving Credit Lender, (iii) the definition of “Required Multicurrency Revolving Credit Lenders” without the written consent of each Multicurrency Revolving Credit Lender or (iv) the definition of “Required USD Revolving Credit Lenders” without the written consent of each USD Revolving Credit Lender;

(h) release the Company or any material Subsidiary Guarantor from the Guaranty without the written consent of each Lender, except, with respect to any Subsidiary Guarantor, to the extent the release of such Subsidiary Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(i) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(j) other than in connection with the making of the initial Credit Extension on the Closing Date, waive any Default or Event of Default for purposes of Section 4.02 or amend or waive the provisions of Section 4.02, in each case with respect to Revolving Credit Loans without the consent of the Required Multicurrency Revolving Credit Lenders or Required USD Revolving Credit Lenders, as applicable;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (v) no such amendment, waiver or consent shall (x) solely affect the Lenders holding Loans of a particular Facility or tranche (the “Affected Tranche”) or (y) adversely affect the Lenders holding Loans of the Affected Tranche in a disproportionate manner relative to the Lenders holding Loans in any other tranche, in each case without the consent of Lenders holding more than 50% of the aggregate outstanding principal amount of all Loans (and unutilized Commitments, if any) of the Affected Tranche. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender is a Non-Consenting Lender, the Company may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph).

Section 10.02. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic email as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to any Loan Party).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Agents, Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article 2 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or any Loan Party may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications; provided that notwithstanding anything contained herein to the contrary, neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it; provided further that without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by a manually executed counterpart.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Company Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each Loan Party, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to each Loan Party, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Loan Party or its securities for purposes of United States Federal or state securities laws. The Company shall not have any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) subject to Section 2.20, any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 .

Section 10.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Company shall pay (i) all reasonable and documented or invoiced out of pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including, but not limited to, (a) the reasonable fees, disbursements and other charges of counsel which shall be limited to the reasonable and documented or invoiced out-of-pocket fees, disbursements and other charges of a single counsel, as counsel to the Arrangers and the Administrative Agent, and if necessary, of one regulatory and one local counsel retained by the Arrangers or the Administrative Agent in each relevant regulatory field and each relevant jurisdiction, respectively, and (b) the reasonable and documented or invoiced out-of-pocket due diligence expenses), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented or invoiced out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including, but not limited to, the reasonable fees, disbursements and other charges of counsel which shall be limited to the reasonable and documented or invoiced out-of-pocket fees, disbursements and other charges of (x) a single counsel, as counsel to the Administrative Agent, the Lenders and the L/C Issuer, (y) if necessary, of one regulatory and one local counsel to the Administrative Agent, the Lenders and the L/C Issuer retained by the Administrative Agent in each relevant regulatory field and each relevant jurisdiction, respectively and (z) in the case of any actual or reasonably perceived conflict of interest, one additional legal counsel for all similarly situated Persons in each applicable jurisdiction), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Company.

(i) The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims (including Environmental Claims), damages, liabilities, penalties and related expenses (including, without limitation, the reasonable and documented fees, disbursements and other charges of counsel (but limited, in the case of legal fees and expenses, to the reasonable and documented or invoiced out-of-pocket fees and expenses (x) of one counsel, representing all of the Indemnitees, taken as a whole, (y) if necessary, of one regulatory and one local counsel of the Indemnitees, taken as a whole, in each relevant regulatory field and each relevant jurisdiction and (z) in the case of any actual or reasonably perceived conflict of interest, one additional legal counsel for all similarly situated Indemnitees in each applicable jurisdiction)), incurred by or asserted or awarded against any Indemnitee by any Person (including the Company or any other Loan Party), in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (A) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (B) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any Environmental Claim, Environmental Law, Hazardous Material or any Hazardous Material Activity relating to or arising from, directly or indirectly, any Loan Party, any of its Subsidiaries or any of their respective predecessors or any past or present activity, operation, property or practice of any Loan Party, any of its Subsidiaries or any of their respective predecessors, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) such Indemnitee’s gross negligence, bad faith or willful misconduct, (y) such Indemnitee’s material breach of its obligations hereunder or under any other Loan Document or (z) disputes solely among Indemnitees (other than (x) claims arising from or in connection with any act or omission by the Company or any of its Affiliates and (y) claims against any Lender, any Arranger or the Administrative Agent, in each case in its capacity as such). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(ii) The Company shall not be liable for (x) any indirect, special, punitive, or consequential damages in connection with the Senior Secured Credit Facilities; provided that nothing contained in this clause (x) shall limit the Company’s indemnification and reimbursement obligations to the extent expressly set forth herein and (y) any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Company’s written consent, or if there is a final judgment against an Indemnitee in any such proceeding, the Company agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth in this Section 10.04. Notwithstanding any other provisions set forth herein, if any Indemnitee is entitled to indemnification under Section 10.04(b)(i) with respect to any action or proceeding brought by a third party that is also brought against the Company, the Company shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnitee. Upon assumption by the Company of the defense of any such action or proceeding, the Indemnitee shall have the right to participate in such action or proceeding and to retain its own counsel but the Company shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnitee in connection with the defense thereof unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to employ counsel reasonably satisfactory to the Indemnitee in a timely manner or (iii) the Indemnitee shall have been advised by counsel that there are actual or potential conflicting interests between the Company and the Indemnitee, including situations in which there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to the Company. The Company shall not consent to the terms of any compromise or settlement of any action defended by the Company in accordance with the foregoing without the prior written consent of the Indemnitee, which shall not be unreasonably withheld or delayed.

(c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that (x) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity, (y) only the Revolving Credit Lenders shall be required to pay any amount required to be paid to the L/C Issuer pursuant to this subsection (c) and (z) only the USD Revolving Credit Lenders shall be required to pay any amount required to be paid to the Swing Line Lender pursuant to this subsection (c). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the parties hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Company’s indemnification and reimbursement obligations to the extent expressly set forth in Section 10.04(a) and 10.04(b). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 10.04 shall be payable not later than thirty (30) Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Loan Document Obligations.

Section 10.05. Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share

(without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees (other than a Disqualified Institution unless the Company consents to such assignment in its sole and absolute discretion, in which case such entity will not be considered a Disqualified Institution for purposes of such assignment) all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is by a Lender to an Affiliate of such Lender or an Approved Fund (but shall, for the avoidance of doubt, be required for an assignment by a Lender to (x) another Lender who is not an Affiliate of the assigning Lender and (y) an Approved Fund of another Lender); provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received a written request for such consent;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Term Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the L/C Issuer shall be required for any assignment in respect of the Revolving Credit Facility and the consent of the Swing Line Lender shall be required for any assignment in respect of the USD Revolving Credit Facility (in each case, such consent not to be unreasonably withheld or delayed).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent and the Company an Administrative Questionnaire.

(v) No Assignment to Certain Persons. Notwithstanding any other provisions hereof, no such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Disqualified Institution (except to the extent expressly permitted hereunder), (C) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C), or (D) to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person). Notwithstanding anything to the contrary in this Agreement, the Borrowers and the other Loan Parties and the Lenders acknowledge and agree that in no event shall the Administrative Agent be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender, participant or prospective Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or any disclosure of confidential information, to any Disqualified Institution.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. If any such assignment occurs after the issuance of any Note to the assigning Lender, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrowers shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Credit Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.

(i) Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, sell participations to any Person (other than a natural Person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries and, to the extent the list thereof has been made available to all Lenders, any Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (ii) such Lender’s obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

(v) (ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(b), (c), (d), or (i) that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under Section 10.06(b) and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) [Reserved.]

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder that agrees in its sole discretion to serve as L/C Issuer or Swing Line Lender, as applicable; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, and the acceptance by such successor of such appointment, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 10.07. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties who need to know such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information); provided that each of the Administrative Agent, the Lenders and the L/C Issuer shall be responsible for their Related Parties’ compliance with this Section 10.07 to the extent that any such Person is not otherwise bound in writing by the terms of this Section 10.07 or language substantially similar to this Section 10.07, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise to the extent required by applicable laws or compulsory legal process (in which case the disclosing Person agrees to inform the Company promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement to be bound by the terms of this Section 10.07 (or language substantially similar to this paragraph or as otherwise reasonably acceptable to the Company, the Lenders and the Administrative Agent, including as may be agreed in any confidential information memorandum or other marketing material), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in (but not a Disqualified Institution), any of its rights and obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender pursuant to Section 2.19 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder (provided that, such assignees (or prospective assignees), transferees, Participants (or prospective participants), Eligible Assignees and counterparties or prospective counterparties (and their respective Related Parties) are advised of and agree to be bound by either the provisions of this Section 10.07 or other provisions at least as restrictive as this Section 10.07)), (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07, (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates from a source other than the Company that is not, to the Administrative Agent’s knowledge, subject to confidentiality obligations to the Company or (z) is independently developed, (h) for purposes of establishing a “due diligence” defense or (i) with the written consent of the Company. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have, but in all respects are subject to Section

2.20. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. This Section 10.08 shall be subject in all respects to Section 2.20.

Section 10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Arrangers or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements (including, without limitation, any commitment letter(s) (other than the provisions thereof that expressly survive the execution of this Agreement)) and understandings, oral or written, relating to the subject matter hereof and thereof. Except as provided in Section 4.01 and 4.03, as applicable, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.13. Replacement of Lenders. If (x) the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, (y) any Lender is a Defaulting Lender or a Non-Consenting Lender or (z) any Lender is prohibited under applicable Law or shall not be licensed to make Loans or otherwise extend credit to an Applicant Borrower as provided in Section 2.14(a) (provided that such Applicant Borrower is otherwise approved by the Required Revolving Credit Lenders), then the Borrowers may, at their sole expense and effort, upon notice by the Company to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)	such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 10.14. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company and each other Loan Party acknowledges and agrees, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Company, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Company, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Company, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Company and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17. Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.18. USA PATRIOT Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 10.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.20. Entire Agreement. This Agreement and the other Loan Documents represent the final Agreement among the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement of the parties. There are no unwritten oral agreements among the parties.

Section 10.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.22. Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Term Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Term Loans with Refinancing Term Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Term Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 10.23. Amendment and Restatement; No Novation. This Agreement constitutes for all purposes an amendment and restatement of the Original Credit Agreement. The Original Credit Agreement, as amended and restated hereby, continues in full force and effect as so amended and restated by this Agreement. Nothing contained in this Agreement or any other Loan Document shall constitute or be construed as a novation of any of the Obligations.

ARTICLE 11

GUARANTY

Section 11.01. Guaranty of the Obligations. Subject to the provisions of Section 11.02, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or other applicable Debtor Relief Laws) (collectively, the “Guaranteed Obligations”).

Section 11.02. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 11.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 11.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 11.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 11.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.02.

Section 11.03. Payment by Guarantors. Subject to Section 11.02, the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or other applicable Debtor Relief Laws), the Guarantors will upon demand pay, or cause to be paid, in Cash, to the Administrative Agent for the ratable benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower’s becoming the subject of a case under the Bankruptcy Code or other applicable Debtor Relief Laws, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Secured Parties as aforesaid.

Section 11.04. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Secured Party with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of the Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Hedge Agreement or Cash Management Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any other Guarantor or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents, any Hedge Agreements or any Cash Management Agreements, as applicable; and

(f) this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, any Hedge Agreements, any Cash Management Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any of the Hedge Agreements, any of the Cash Management Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Hedge Agreement, such Cash Management Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Hedge Agreements or Cash Management Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of the Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which any Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 11.05. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of any Loan Party or any other Person or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements, the Cash Management Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 11.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 11.06. Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Credit Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against any Borrower and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Credit Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 11.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against any Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 11.07. Subordination of Other Obligations. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall, upon acceleration of the Obligations, forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

Section 11.08. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Credit Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 11.09. Authority of Guarantors or Borrowers. It is not necessary for the enforcement of this Article 11 for any Secured Party to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 11.10. Financial Condition of Loan Parties. Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements or Cash Management Agreements may be entered into by any Loan Party or any of its Subsidiaries from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Loan Parties at the time of any such grant or continuation or at the time such Hedge Agreement or such Cash Management Agreement is entered into, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Loan Party. Each Guarantor has adequate means to obtain information from the Loan Parties on a continuing basis concerning the financial condition of the Loan Parties and their Subsidiaries and their ability to perform their obligations under the Loan Documents, the Hedge Agreements and the Cash Management Agreements, as applicable, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Loan Parties and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Loan Parties now known or hereafter known by any Secured Party.

Section 11.11. Bankruptcy, Etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of the Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Loan Parties. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Loan Parties or by any defense which the Loan Parties may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person in any jurisdiction to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 11.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor (other than the Company) or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Secured Party or any other Person effective as of the time of such sale.

Section 11.13. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations that would otherwise constitute Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.13, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. Each Qualified ECP Guarantor intends that this Section 11.13 constitute, and this Section 11.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

For the avoidance of doubt, this Article 11 shall be subject to Section 2.20.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Exhibit B

[Amendments to Pledge and Security Agreement attached]

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Originally dated as of May 29, 2015 ~~and~~, amended and restated as of October 3, 2017 and amended as of December 17, 2018

among

EACH OF THE GRANTORS PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Collateral Agent

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS; GRANT OF SECURITY

Section 1.01. General Definitions	1
Section 1.02. Definitions; Interpretation	9

ARTICLE 2
GRANT OF SECURITY

Section 2.01. Grant of Security	10
Section 2.02. Certain Limited Exclusions	11

ARTICLE 3
SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

Section 3.01. Security for Obligations	12
Section 3.02. Continuing Liability Under Collateral	13

ARTICLE 4
CERTAIN PERFECTION REQUIREMENTS

Section 4.01. Delivery Requirements	13
Section 4.02. Control Requirements	14
Section 4.03. Intellectual Property Recording Requirements	14
Section 4.04. Other Actions	15
Section 4.05. Timing and Notice	15

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Section 5.01. Grantor Information & Status	16
Section 5.02. Collateral Identification, Special Collateral	17
Section 5.03. Ownership Of Collateral And Absence Of Other Liens	18
Section 5.04. Status of Security Interest	18
Section 5.05. Goods and Receivables	19
Section 5.06. Pledged Equity Interests, Investment Related Property	20
Section 5.07. Intellectual Property	20
Section 5.08. Miscellaneous	21

ARTICLE 10

COLLATERAL AGENT

ARTICLE 11

CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

ARTICLE 12

STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

ARTICLE 13

MISCELLANEOUS

ARTICLE 14

AMENDMENT AND RESTATEMENT

SCHEDULE 1.01A — RESERVED

SCHEDULE 5.01 — GENERAL INFORMATION

SCHEDULE 5.02 — COLLATERAL IDENTIFICATION

SCHEDULE 5.04 — FINANCING STATEMENTS

SCHEDULE 5.05 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 5.06 — PLEDGED EQUITY INTERESTS

SCHEDULE 5.07 — INTELLECTUAL PROPERTY

SCHEDULE 5.08 — CONSENTS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C — [RESERVED]

EXHIBIT D — [RESERVED]

EXHIBIT E — TRADEMARK SECURITY AGREEMENT

EXHIBIT F — COPYRIGHT SECURITY AGREEMENT

EXHIBIT G — PATENT SECURITY AGREEMENT

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT originally dated as of May 29, 2015 and amended and restated as of October 3, 2017 among Hologic, Inc. (the “Company”), certain domestic subsidiaries of the Company party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and Bank of America, N.A., as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of May 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”) by and among the Company, the other Borrowers party thereto from time to time, the other Grantors party thereto, as Guarantors, the Collateral Agent, the other Agents party thereto and the Lenders party thereto from time to time;

WHEREAS, each Grantor has granted liens on certain of its assets to secure (i) the Obligations under the Original Credit Agreement and the other Loan Documents, (ii) such Grantor’s obligations under Hedge Agreements and Cash Management Agreements and (iii) other obligations under the Loan Documents;

WHEREAS, effective as of the Restatement Date, the Original Credit Agreement is being amended and restated in the form of the Credit Agreement (as defined below); and

WHEREAS, the Lenders and L/C Issuers are not willing to make loans or issue or participate in Letters of Credit under the Credit Agreement unless (i) the Obligations continue to be secured and guaranteed as set forth herein and in the other Loan Documents and (ii) each Guaranty thereof is secured by Liens on the assets of the relevant Grantor as provided in this Agreement and the other Collateral Documents;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Agent agree as follows:

ARTICLE 1

DEFINITIONS; GRANT OF SECURITY

Section 1.01. General Definitions. In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.03.

“Agreement” shall mean this Amended and Restated Pledge and Security Agreement dated as of October 3, 2017, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, in accordance with the terms of the Credit Agreement.

“Cash Proceeds” shall have the meaning assigned in Section 9.07.

“Collateral” shall have the meaning assigned in Section 2.01.

“Collateral Account” shall mean any Deposit Account or Securities Account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Company” shall have the meaning set forth in the preamble.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Copyright Licenses” shall mean any and all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.02(II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time) provided that, for the avoidance of doubt, the Copyright Licenses shall not include any Excluded Asset.

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“Copyright Security Agreement” shall mean a Copyright Security Agreement substantially in the form of Exhibit F.

“Copyrights” shall mean all United States and foreign copyrights (including community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered and whether or not the underlying works of authorship have been published, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.02(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for past, present and future infringements or other violations thereof, and (iv) all Proceeds of the foregoing, including, without limitation, licenses, fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world provided that, for the avoidance of doubt, Copyrights shall not include any Excluded Asset.

“Credit Agreement” shall mean that certain Amended and Restated Credit and Guaranty Agreement dated as of the date hereof by and among the Company, the other Borrowers party thereto from time to time, the other Grantors party thereto, as Guarantors, the Collateral Agent, the other Agents party thereto and the Lenders party thereto from time to time.

“Excluded Asset(s)” shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.02 hereof but only to the extent, and for so long as, so excluded thereunder.

“Excluded Foreign Equity Interests” shall mean the capital stock of and/or any other Equity Interests issued by any Foreign Subsidiary that is not a First-Tier Foreign Subsidiary.

“Existing Security Agreement” shall mean that certain Pledge and Security Agreement dated as of May 29, 2015 among the Company, the Grantors party thereto and Bank of America, N.A., as collateral agent, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

“Foreign Intellectual Property” shall mean any Intellectual Property (whether now owned or existing or hereafter acquired, created, developed or arising) consisting of foreign, international, or multi-national issued/registered Patents, registered Trademarks, registered Copyrights, or any applications for the foregoing.

“Grantors” shall have the meaning set forth in the preamble.

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“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof or an additional insured thereon) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the laws of the United States (or of any state or political subdivision thereof) or of any Foreign Jurisdiction or otherwise, including without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses, and the right to sue or otherwise recover for past, present and future infringement, dilution, misappropriation or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto provided that, for the avoidance of doubt, the Intellectual Property shall not include any Excluded Asset.

“Intellectual Property Agreements” shall mean the Patent Security Agreement, the Trademark Security Agreement and the Copyright Security Agreement.

“Intellectual Property Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses.

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit provided that, for the avoidance of doubt, the Investment Related Property shall not include any Excluded Asset.

“Material Intellectual Property” shall mean any item of Intellectual Property included in the Collateral which is material to the business of the Grantors, taken as a whole, or is otherwise of material value to the Grantors, taken as a whole.

“M.G.L.” shall have the meaning assigned in Section 2.02.

“Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Sections 9-406 through 409 of the UCC).

“Patent Licenses” shall mean all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue (whether such Grantor is licensee or licensor thereunder), including, without limitation, each agreement required to be listed in Schedule 5.02(II) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time) provided that, for the avoidance of doubt, the Patent Licenses shall not include any Excluded Asset.

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“Patent Security Agreement” shall mean a Patent Security Agreement substantially in the form of Exhibit G.

“Patents” shall mean all United States and foreign patents and certificates of invention, inventions or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application required to be listed in Schedule 5.02(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all improvements thereto, (iv) the right to sue or otherwise recover for past, present and future infringements or other violations thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world provided that, for the avoidance of doubt, the Patents shall not include any Excluded Asset.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.02(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing provided that, for the avoidance of doubt, the Pledged Debt shall not include any Excluded Asset.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose Equity Interests are included as Pledged Equity Interests provided that, for the avoidance of doubt, the Pledged Equity Interests shall not include any Excluded Asset.

“Pledged LLC Interests” shall mean, other than any Excluded Asset, all interests in any limited liability company and each series thereof owned by any Grantor, including, without limitation, all limited liability company interests listed on Schedule 5.02(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company that constitutes “Collateral” hereunder.

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“Pledged Partnership Interests” shall mean, other than any Excluded Asset, all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by any Grantor, including, without limitation, all partnership interests listed on Schedule 5.02(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership that constitutes “Collateral” hereunder.

“Pledged Stock” shall mean, other than any Excluded Asset, all shares of capital stock owned by any Grantor, including, without limitation, all shares of capital stock described on Schedule 5.02(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares that constitutes “Collateral” hereunder.

“Pledge Supplement” shall mean an agreement substantially in the form of Exhibit A hereto.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records provided that, for the avoidance of doubt, Receivables shall not include any Excluded Asset.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

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“Secured Obligations” shall have the meaning assigned in Section 3.01.

“Secured Parties” shall mean the Agents, the Lenders, the L/C Issuer, the Lender Counterparties and the Cash Management Providers, and the respective successors and permitted assigns of each of the foregoing Persons.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Servicer Account” shall mean the Company’s servicer account at JPMorgan Chase Bank, N.A., ending in 9386, and any other servicer account used in connection with a Qualified Receivables Transaction.

“Servicer Lockbox” shall mean the Company’s lockbox at JPMorgan Chase Bank, N.A. linked to the Servicer Account and any other lockbox linked to a servicer account used in connection with a Qualified Receivables Transaction.

“Specified Equipment and Inventory” shall mean, at any time, any (A) Equipment and/or Inventory which is installed or otherwise located at a physician’s office, hospital, medical clinic, laboratory or other third party location pursuant to a Customer Usage Agreement, System Loan and Product Purchase Agreement, use agreements, conditional sales agreements, leases and other similar contracts entered into by a Grantor with end users or other third parties that directly or indirectly contract with end users and which the Grantors, in their discretion, determine are a necessary or desirable means of generating revenue from such Equipment or Inventory, including through the diagnostic processes related thereto, including, but not limited to, (i) diagnostic Equipment or Inventory, such as Thin Prep PAP Processors, Panther Fusion, Tigres, Panther, ETS (Direct Tube Sampling Instruments) and mammography and osteoporosis Equipment and Inventory, (ii) surgical Equipment or Inventory, such as NovaSure and MyoSure controller, (iii) molecular Equipment or Inventory, (iv) any medical aesthetics machines and controller and (v) any other medical device related Equipment and/or Inventory; (B) any Equipment and/or Inventory which is stored with or located at a warehouse, distribution center, or other similar location owned, operated, leased or subcontracted by any third party manufacturer (and/or any other operator of warehouses, distribution centers, and/or other similar location); and (C) any Equipment and/or Inventory consisting of molds, plastics and assembly manufacturing equipment in the possession of any third party manufacturer.

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“Specified Material Contracts” means (i) that certain Supply Agreement dated as of November 22, 2006 by and between Gen-Probe Incorporated, a corporation of the State of Delaware, USA, located at 10210 Genetic Center Drive, San Diego, California 92121-4362 and STRATEC Biomedical Systems AG, having its principal place of business at Gewerbestrasse 37, D-75217 Birkenfeld-Graefenhausen, Germany and (ii) that certain agreement dated as of July 24, 2009 between GEN-PROBE INCORPORATED, a Delaware corporation, having a place of business at 10210 Genetic Center Drive, San Diego, California 92121, and NOVARTIS VACCINES AND DIAGNOSTICS, INC., a Delaware corporation, having a place of business at 4560 Horton Street, Emeryville, California 94608, in each case as amended, supplemented, restated or otherwise modified from time to time.

“Specified Minority Debt Investments” means any loan to any Person in which the Grantors or their Subsidiaries own an Equity Interest or any other equity interest (other than a Subsidiary) and any refinancing thereof and/or amendment, restatement or supplement thereto, whether such Indebtedness was incurred prior to the Restatement Date, on the Restatement Date or thereafter.

“Specified Minority Investments” means, any Equity Interest acquired by any Grantor in any Person (other than a Subsidiary) or Equity Interests received in exchange therefor or on account thereof, whether such acquisition or exchange occurred prior to the Restatement Date, on the Restatement Date or thereafter.

“Trademark Licenses” shall mean any and all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue or permitting co-existence (whether such Grantor is licensee or licensor thereunder), including, without limitation, each agreement required to be listed in Schedule 5.02(II) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time) provided that, for the avoidance of doubt, Trademark Licenses shall not include any Excluded Asset.

“Trademark Security Agreement” shall mean a Trademark Security Agreement substantially in the form of Exhibit E.

“Trademarks” shall mean all United States and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.02(II) under the heading “Trademarks” (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world provided that, for the avoidance of doubt, Trademarks shall not include any Excluded Asset.

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“Trade Secret Licenses” shall mean any and all agreements (whether or not in writing) providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.02(II) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time) provided that, for the avoidance of doubt, Trade Secret Licenses shall not include any Excluded Asset.

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue or otherwise recover for past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world provided that, for the avoidance of doubt, Trade Secrets shall not include any Excluded Asset.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

Section 1.02. Definitions; Interpretation. (a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Consignee, Consignment, Consignor, Deposit Account, Document, Entitlement Order, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter-of-Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security. For the avoidance of doubt, such capitalized terms included shall not include any Excluded Assets.

(b) All other capitalized terms used herein (including the preamble, recitals and exhibits hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this Agreement is terminated as provided in Article 11 hereof. Any of the terms defined herein may, unless the context otherwise requires,

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be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

ARTICLE 2

GRANT OF SECURITY

Section 2.01. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or hereafter existing, in which such Grantor now has or hereafter acquires an interest, creates or develops or otherwise arising and wherever the same may be located (all of which, other than to the extent constituting Excluded Assets, being hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Documents;

(d) General Intangibles;

(e) Goods (including, without limitation, Inventory and Equipment);

(f) Instruments;

(g) Insurance;

(h) Intellectual Property;

(i) Investment Related Property (including, without limitation, Deposit Accounts);

(j) Letter-of-Credit Rights;

(k) Money;

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(l) Receivables and Receivable Records;

(m) Commercial Tort Claims now or hereafter described on Schedule 5.02(III);

(n) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

Section 2.02. Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.01 hereof attach to (a) any lease, license, contract or agreement to which any Grantor is a party, or any of its rights or interests thereunder, if and to the extent that a security interest (x) is prohibited by or would be in violation of (i) any law, rule or regulation applicable to such Grantor, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or (y) would result in a breach, default or other violation of any term, provision or condition of any such lease, license, contract or agreement after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in subclause (i) or (ii) of clause (a) of this Section 2.02; provided further that the exclusions referred to in clause (a) of this Section 2.02 shall not include any Proceeds of any such lease, license, contract or agreement; (b) any of the outstanding capital stock of or other Equity Interest in a (I) First-Tier Foreign Subsidiary or Excluded Disregarded Entity in excess of 65% of the voting power of all classes of capital stock of such First-Tier Foreign Subsidiary or Excluded Disregarded Entity entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a First-Tier Foreign Subsidiary or Excluded Disregarded Entity without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each First-Tier Foreign Subsidiary and Excluded Disregarded Entity and (II) “security corporation” under Massachusetts General Laws (“M.G.L.”) chapter 63, § 38B, but only to the extent that the pledge of such capital stock or other Equity Interest would result in such entity ceasing to qualify as a “security corporation” under M.G.L. chapter 63, § 38B; (c) any Excluded Foreign Equity Interests and the Equity Interests issued by any Receivables Entity or Immaterial Domestic Subsidiary; (d) any “intent-to-use” application for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing under Section 1(c) or Section 1(d) of the Lanham Act of a “Statement of Use” or an “Amendment to Allege

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Use” with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such intent-to-use trademark or service mark application under applicable federal law; (e) motor vehicles and other Goods covered by a certificate of title the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction; (f) Foreign Intellectual Property; (g) Margin Stock (within the meaning of Regulation U issued by the FRB); (h) Equity Interests in any Person (other than wholly owned Subsidiaries of the Company) if and to the extent that a security interest (x) is prohibited by or would be in violation of any term, provision or condition of such Person’s organizational or joint venture documents (unless such term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or (y) would result in a breach, default or other violation of any term, provision or condition of such documents after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such Equity Interests not subject to the prohibitions specified in this clause 2.02(h), (i) any property and/or assets of Grantors (other than (i) Intellectual Property, (ii) Pledged Equity Interests, (iii) intercompany loans and (iv) the Proceeds of any Collateral) located outside of the United States, provided that the aggregate value of such property and assets does not exceed $175,000,000 at any time and provided further that in regards to any of such property or assets valued in excess of $175,000,000, such property and assets shall not constitute Collateral to the extent that the Collateral Agent and the Company reasonably agree that the costs or other consequences (including adverse tax consequences) of providing a security interest in such property and/or assets is excessive in view of the benefits to be obtained by the Secured Parties, (j) the Service Account and the Servicer Lockbox, (k) any interest that the Grantors own in any aircraft or component thereof (including ownership, title or leasehold interest) ~~or~~, (l) Inventory on consignment where the Grantor is the Consignor or (m) any intercompany notes issued by any Receivables Entity to any Loan Party or its Subsidiaries in connection with any Qualified Intercompany Note Transaction.

ARTICLE 3

SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

Section 3.01. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all the Obligations (the “Secured Obligations”).

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Section 3.02. Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (b) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (c) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE 4

CERTAIN PERFECTION REQUIREMENTS

Section 4.01. Delivery Requirements. (a) With respect to any Certificated Securities included in the Collateral (other than, on and after the First Amendment Effective Date, any First-Tier Foreign Subsidiary that is designated or otherwise qualifies as an Immaterial Foreign Subsidiary, as disclosed to the Collateral Agent), each Grantor shall deliver to the Collateral Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests included in the Collateral, including, without limitation, any Pledged Partnership Interests included in the Collateral or Pledged LLC Interests included in the Collateral, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities (in each case, other than, on and after the First Amendment Effective Date, any First-Tier Foreign Subsidiary that is designated or otherwise qualifies as an Immaterial Foreign Subsidiary, as disclosed to the Collateral Agent). Notwithstanding the foregoing, the delivery requirements set forth in this Section 4.01(a) shall be subject to the delivery periods set forth in Section 4.05 and shall not apply to any certificates evidencing Equity Interests or any other equity investments other than certificates evidencing the Equity Interests or equity investments, in each case, in the Company’s Subsidiaries. For the purpose of this Section 4.01(a), “Immaterial Foreign Subsidiary” shall mean, at any date of determination, any Foreign Subsidiary of the Company that, together with all other Immaterial Domestic Subsidiaries and Immaterial Foreign Subsidiaries, (i) had consolidated assets comprising in the aggregate less than 10% of Total Assets of the Company and its Subsidiaries on the last day of the then-most recent Fiscal Quarter for which financial statements are available and (ii) contributed in the aggregate less than 10% of Consolidated Adjusted EBITDA for the period of four (4) Fiscal Quarters then-most recently ended for which financial statements are available.

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(b) With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver, within the delivery periods set forth in Section 4.05, to the Collateral Agent all such Instruments or Tangible Chattel Paper to the Collateral Agent duly indorsed in blank; provided, however, that such delivery requirement shall not apply to (i) any Instruments or Tangible Chattel Paper having a face amount of less than $15,000,000 individually, except to the extent the aggregate outstanding face amount of such Instruments and Tangible Chattel Paper exceeds $50,000,000 (in which case the delivery requirements under this Section 4.01(b) shall apply to all such Instruments and Tangible Chattel Paper in excess of such aggregate threshold), (ii) any Tangible Chattel Paper relating to or in respect of any Specified Equipment and Inventory or (iii) Specified Minority Debt Investments.

Section 4.02. Control Requirements.

(a) [Reserved].

(b) With respect to any Uncertificated Security of a Subsidiary of the Company included in the Collateral (other than any (x) Uncertificated Securities constituting ~~(x)~~ Collateral credited to a Securities Account ~~and~~, (y) Uncertificated Securities constituting Specified Minority Investments and (z) Uncertificated Securities issued by Immaterial Foreign Subsidiaries), each Grantor shall cause, within the compliance period set forth in Section 4.05, the issuer of such Uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by such Grantor.

(c) With respect to any Letter-of-Credit Rights included in the Collateral (other than any Letter-of-Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest) with a value in excess of $35,000,000 individually, each Grantor shall ensure, within the compliance period set forth in Section 4.05, that Collateral Agent has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent.

(d) Reserved.

Section 4.03. Intellectual Property Recording Requirements. (a) In the case of any Collateral (whether now owned or existing or hereafter acquired, created, developed or arising) consisting of Patents issued in the United States or pending Patent applications filed in the United States, each Grantor shall execute and deliver, within the compliance period set forth in Section 4.05, to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit G hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the United States Patent and Trademark Office with respect to the security interest of the Collateral Agent.

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(b) In the case of any Collateral (whether now owned or existing or hereafter acquired, created, developed or arising) consisting of Trademarks registered in the United States or pending Trademark applications filed in the United States, each Grantor shall execute and deliver, within the compliance period set forth in Section 4.05, to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Trademarks, in appropriate form for recordation with the United States Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(c) In the case of any Collateral (whether now owned or existing or hereafter acquired, created, developed or arising) consisting of Copyrights registered in the United States or pending Copyright applications filed in the United States, or consisting of exclusive Copyright Licenses that constitute Material Intellectual Property in respect of Copyrights registered in the United States for which any Grantor is the licensee, the Grantor shall execute and deliver, within the compliance period set forth in Section 4.05, to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit F hereto (or a supplement thereto) covering all such Copyrights and exclusive Copyright Licenses, in appropriate form for recordation with the United States Copyright Office with respect to the security interest of the Collateral Agent.

Section 4.04. Other Actions. With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral (other than any Specified Minority Investment), if the Grantors own less than 100% of the Equity Interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests constituting Collateral, the Grantors shall, within the compliance period set forth in Section 4.05, use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Collateral Agent hereunder and following an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests constituting Collateral to the Collateral Agent or its designee, and to the substitution of the Collateral Agent or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property constituting Collateral to the Collateral Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest constituting Collateral to the Collateral Agent or its designee following an Event of Default for the purposes of enabling the Collateral Agent to exercise rights and remedies under the Credit Agreement and Article 9 hereof and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

Section 4.05. Timing and Notice. Notwithstanding any provisions set forth herein, with respect to any Collateral in existence on the Restatement Date, each Grantor shall comply with the requirements of Article 4 on the Restatement Date (subject to Section 6.01(j) of the Credit Agreement and any remaining period that was available under Section 4.05 of the Existing Security Agreement immediately prior to giving effect to this Agreement) and Section 6.12(c) of the Credit Agreement, and with respect to any Collateral hereafter owned or acquired,

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created, developed or arising such Grantor shall (i) for the avoidance of doubt, comply with the requirements of Sections 6.10 and 6.11 of the Credit Agreement as applicable, and (ii) comply with the requirements of Article 4 and/or Sections 6.02(a), 6.02(b) and 6.05(b) hereof, as applicable, in each case, subject to Section 6.01(j) of the Credit Agreement, (x) with respect to (1) Material Intellectual Property and (2) Collateral (other than Intellectual Property) valued, in the aggregate with all other Collateral (other than Intellectual Property) acquired, created, developed or arising in the same Fiscal Quarter, in excess of the greater of (1) $75,000,000 and (2) 0.5% of Total Assets, within 45 days after such Collateral is acquired, created, developed or otherwise arises and (y) with respect to all other Collateral, within the later of (I) 45 days after such Collateral is acquired, created, developed or otherwise arises and (II) 15 days after the end of such Fiscal Quarter (or, in the case of Intellectual Property, such Fiscal Year) in which such Collateral is acquired, created, developed or otherwise arises; provided that the Collateral Agent may grant an extension therefor if the applicable Grantor in respect thereof is using commercially reasonable efforts to comply with such requirements.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants, on the Restatement Date and on each Credit Date, that the following statements are true and correct in all material respects as of such date other than to the extent such representation or warranty specifically relate to an earlier date (in which case such representation or warranty shall be true and correct in all material respects as of such earlier date), in each case, subject to Section 4.05:

Section 5.01. Grantor Information & Status. (a) As of the Restatement Date, Schedules 5.01(A) and (B) set forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor (currently) commonly conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(b) Except as provided on Schedule 5.01(C), as of the Restatement Date, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not commonly done business under any other name, in each case, within the past five (5) years.

(c) It has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 5.01(D) hereof (as such Schedule may be amended or supplemented from time to time).

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(d) As of the Restatement Date, such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.01(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.01(A) and, except as permitted by the Credit Agreement, remains duly existing as such. Except as permitted by the Credit Agreement, such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction.

(e) No Grantor is a “transmitting utility” (as defined in Section 9-102(a)(81) of the UCC).

Section 5.02. Collateral Identification, Special Collateral.

(a) On the Restatement Date, Schedule 5.02 sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests constituting Collateral, other than any Pledged Equity Interests valued at less than $10,000,000 individually, except to the extent that the aggregate value of such Pledged Equity Interests exceeds $35,000,000, (in which case, this scheduling requirement shall only apply to all Pledged Equity Interests in excess of the aggregate threshold), provided that such exception shall not apply to any Pledged Equity Interests evidencing the Equity Interests in the Company’s Subsidiaries, (2) Pledged Debt other than (x) any Pledged Debt having a face amount of less than $15,000,000 individually, except to the extent that the aggregate face amount of such Pledged Debt exceeds $50,000,000 (in which case, this scheduling requirement shall only apply to all Pledged Debt in excess of the aggregate threshold) and (y) Specified Minority Debt Investments, (3) Reserved, (4) Reserved, (5) United States registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by such Grantor constituting Material Intellectual Property, (6) Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses constituting Material Intellectual Property other than employment related agreements or consulting agreements with individuals to the extent that such agreements can be characterized as Patent Licenses, Trademark Licenses, Trade Secret Licenses and/or Copyright Licenses, (7) Commercial Tort Claims constituting Collateral other than (A) any Commercial Tort Claims having a value of less than $20,000,000 individually, except to the extent that the aggregate value of such Commercial Tort Claims exceeds $60,000,000 or (B) any Commercial Tort Claim with respect to the infringement of Intellectual Property as to which the Company has no knowledge, (8) Letter of Credit Rights for the letters of credit other than any individual Letter of Credit Rights worth less than $25,000,000, (9) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property, in each case, constituting Collateral other than (A) Specified Equipment and Inventory, (B) other Equipment, Inventory and other tangible personal property with warehousemen, salesmen, servicemen, customers or such items in transit, under repair or with assemblers and/or manufacturers, (C) any other Inventory, Equipment and other tangible personal property, in each case, constituting Collateral at one location having a value less than $20,000,000 individually, except to the extent the aggregate value of such Inventory, Equipment or other tangible personal property exceeds $60,000,000 or (D) listed on Schedule 5.05 and (10) Material Contracts.

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(b) None of the Collateral in excess of $15,000,000 individually or $40,000,000 in the aggregate (which is not encumbered by a valid, perfected, First Priority Lien securing the Secured Obligations) constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables, (5) timber to be cut, or (6) satellites, ships or railroad rolling stock.

(c) All information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects, subject to the thresholds, exclusions and limitations set forth in this Agreement, the Credit Agreement, or the Perfection Certificate, as applicable.

Section 5.03. Ownership Of Collateral And Absence Of Other Liens. (a) Other than as provided herein and in the Credit Agreement, it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, in each case, other than any Permitted Liens and except if the failure to own or have rights in such Collateral or if the rights or claims of other Persons in the Collateral would not reasonably be expected to have a Material Adverse Effect.

(b) Other than any financing statements filed in favor of the Collateral Agent, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements, fixture filings or instruments similar in effect filed in connection with Permitted Liens. Other than any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral other than in connection with Permitted Liens.

Section 5.04. Status of Security Interest. (a) Upon the filing of any financing statement naming such Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.04 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Agent in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in the applicable jurisdiction will constitute valid, perfected, First Priority Liens with respect to such Collateral under the law of such jurisdiction (to the extent applicable thereto). Each agreement purporting to give the Collateral Agent Control over any Collateral is effective to establish the Collateral Agent’s Control of the Collateral subject thereto.

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(b) To the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the Intellectual Property Agreements in the applicable intellectual property registries in the United States (including but not limited to the United States Patent and Trademark Office and the United States Copyright Office) of the security interests granted hereunder in all Collateral consisting of Patents registered or issued in the United States (and all applications therefor), Trademarks registered or issued in the United States (and all applications therefor), Copyrights registered in the United States (and all applications therefor) and exclusive Copyright Licenses (with respect to Copyrights registered in the United States), the security interests granted to the Collateral Agent hereunder in such Collateral listed in such Intellectual Property Agreements shall constitute valid, perfected, First Priority Liens in Grantor’s interest therein.

(c) Except (x) as set forth in the Credit Agreement and (y) with respect to the Specified Minority Investments, no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either the pledge or grant by any Grantor of the Liens in the Collateral purported to be created in favor of the Collateral Agent hereunder, except (A) for the filings contemplated by clauses (a) and (b) of Section 5.04 above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) for such consents previously obtained.

(d) Such Grantor is in compliance with its obligations under Article 4 hereof.

Section 5.05. Goods and Receivables.

(a) Reserved.

(b) Reserved.

(c) Any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations promulgated thereunder, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d) Other than any (i) Inventory or Equipment in transit, being repaired or in the possession or control of any warehouseman, bailee, repairman, serviceman, salesman, customer, assembler, manufacturer or other third party, (ii) Specified Equipment and Inventory (and any Equipment and/or Inventory which is stored with or located at a warehouse, distribution center, or other similar location operated, leased or subcontracted (but not owned) by Company) and (iii) any other Inventory, Equipment and other tangible personal property at one location having a value less than $20,000,000 individually, except to the extent the aggregate value of such Inventory, Equipment or other tangible personal property exceeds $60,000,000, all of the Equipment and Inventory included in the Collateral is located only at the locations specified in Schedule 5.05 (as such schedule may be amended or supplemented from time to time).

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Section 5.06. Pledged Equity Interests, Investment Related Property. (a) Except as otherwise permitted in the Credit Agreement or herein, it is the record and beneficial owner of the Pledged Equity Interests free of all Liens (other than Permitted Liens), rights or claims of other Persons (other than Permitted Liens) and, ~~other than~~except as set forth in Schedule 5.06 hereof (as such schedule may be amended or supplemented from time to time), as otherwise permitted in the Credit Agreement or herein and with respect to the Specified Minority Investments, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that ~~requires~~required the issuance or sale of, any Pledged Equity Interests that, in any material respect, adversely effects the value of the Collateral taken as a whole (or any Liens in such Collateral).

(b) Except (x) as set forth in Schedule 5.06 (as such schedule may be amended or supplemented from time to time) and (y) with respect to the Specified Minority Investments, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable in connection with the creation, perfection or First Priority status of the security interest of the Collateral Agent in any Pledged Equity Interests constituting Collateral other than those consents previously obtained.

(c) Except as set forth in Schedule 5.06(c) (as such schedule may be amended or supplemented from time to time), all of the Pledged LLC Interests and Pledged Partnership Interests constituting Collateral (other than Specified Minority Investments) are or represent interests that by their terms provide that they are securities governed by the uniform commercial code of an applicable jurisdiction.

Section 5.07. Intellectual Property.

(a) Reserved.

(b) Except as set forth in Schedule 5.07 and other than any Intellectual Property the disposition or license of which is otherwise permitted under Section 7.08 of the Credit Agreement, each (i) Patent, Trademark and Copyright listed on Schedule 5.02 that constitutes Material Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, (ii) no Patents constituting Material Intellectual Property is the subject of a reexamination proceeding, and (iii) such Grantor has performed in all material respects all acts and has paid all renewal, maintenance and other fees and taxes required to maintain in full force and effect each and every registration and application of Copyrights, Patents and Trademarks that constitute Material Intellectual Property; in each case of clauses (i), (ii) and (iii), except as would not reasonably be likely to have a Material Adverse Effect.

(c) No action or proceeding is pending, or to such Grantors’ knowledge, threatened, challenging the validity, enforceability, registration, ownership or use of any of such Grantor’s Patents, Trademarks, or Copyrights listed on Schedule 5.02 that constitute Material Intellectual Property that is reasonably likely to have a Material Adverse Effect.

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(d) None of the Trademarks, Patents, Copyrights or Trade Secrets that constitute Material Intellectual Property has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 5.07 (as such schedule may be amended or supplemented from time to time) or otherwise permitted under the Credit Agreement (including, without limitation, to effect or in furtherance of the Reorganization), and all exclusive Copyright Licenses (with respect to Copyrights registered in the United States) that constitute Material Intellectual Property have been properly recorded in the United States Copyright Office.

(e) Such Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of issued Patents and pending Patent applications, and appropriate notice of copyright in connection with the publication of Copyrights, except where failure to use such statutory notice of registration, proper marking practices and appropriate notice of copyright would not have a Material Adverse Effect.

(f) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets that constitute Material Intellectual Property in accordance with industry standards except where the failure to take such steps would not reasonably likely have a Material Adverse Effect.

(g) Such Grantor has maintained its standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks of such Grantor and has taken commercially reasonable actions to insure that all licensees of the Trademarks owned by such Grantor meet such standards of quality, in each case, except where failure to maintain or meet such standards is not reasonably likely have a Material Adverse Effect.

(h) [Reserved.]

(i) [Reserved.]

(j) no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or binds such Grantor in a manner that is reasonably likely to adversely affect such Grantor’s rights to own, license or use any Material Intellectual Property, except, in each case, (x) as disclosed in Schedule 5.07 hereof (as such schedule may be amended or supplemented from time to time) or (y) where such settlement, consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases would not reasonably be likely to have a Material Adverse Effect.

Section 5.08. Miscellaneous. No Material Contract prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Collateral Agent hereunder, except such as has been given or made or is currently sought (or is not required to be sought) pursuant to Section 6.08 hereof or was sought in accordance with Section 6.08 hereof and not given or made, as set forth in Schedule 5.08 (as such schedule may be amended or supplemented from time to time).

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ARTICLE 6

COVENANTS AND AGREEMENTS

Each Grantor hereby covenants and agrees that, subject to the compliance periods set forth in Section 4.05:

Section 6.01. Grantor Information and Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Credit Agreement, and except as it may be permitted to do so under the Credit Agreement, each Grantor covenants and agrees to comply with the requirements of Section 6.01(j) of the Credit Agreement within the time periods set forth therein and, within the earlier of (x) thirty (30) days after the completion of such merger or other change in corporate structure and (y) if applicable, ten (10) days prior to the date on which the perfection of the Liens under the Collateral Documents would (absent additional filings or other actions) lapse, in whole or in part, by reason of such change, take all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in that portion of the Collateral granted or intended to be granted and agreed to hereby, subject to the thresholds, exclusions and limitations set forth herein, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, confirming the grant of the security interest hereunder.

Section 6.02. Collateral Identification; Special Collateral. (a) In the event that it hereafter acquires any Collateral of a type described in Section 5.02(b) hereof with a fair market value in excess of $15,000,000 individually or $40,000,000 in the aggregate (to the extent not already encumbered by a valid, perfected, First Priority Lien securing the Secured Obligations), it shall promptly notify the Collateral Agent thereof in writing and take such actions and execute such documents and make such filings all at such Grantor’s expense as the Collateral Agent may reasonably request to the extent that such actions, execution of documents and/or filings are otherwise required under Article 4 hereof in order to ensure that the Collateral Agent has a valid, perfected, First Priority Lien in such Collateral.

(b) In the event that it hereafter acquires or has any Commercial Tort Claim constituting Collateral that a Responsible Officer of such Grantor reasonably believes has a value in excess of $20,000,000 individually or $60,000,000 in the aggregate (other than any Commercial Tort claim in respect of the infringement of Intellectual Property as to which the Company has no knowledge), it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims; provided that no Grantor shall be required to compromise in any way its attorney-client privilege.

Section 6.03. Ownership of Collateral and Absence of Other Liens. (a) Except for the security interest created by this Agreement and Permitted Liens, and without duplication of Section 6.07(e), it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, and such Grantor shall use commercially reasonable efforts to defend the Collateral against all Persons (other than the holders of Permitted Liens) at any time claiming any interest therein.

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(b) Upon any Responsible Officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may have a Material Adverse Effect on the value of the Collateral (taken as a whole), a Material Adverse Effect on the ability of such Grantor or the Collateral Agent to dispose of all or any material portion of the Collateral, or a Material Adverse Effect on the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against all or any material portion of the Collateral, in each case, other than Dispositions permitted under Section 7.08 of the Credit Agreement.

(c) It shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Credit Agreement.

Section 6.04. Status of Security Interest. (a) Subject to the thresholds, exclusions and limitations set forth (and/or referenced) in Article 4 hereof and subsection (b) of this Section 6.04, such Grantor shall maintain the security interest of the Collateral Agent hereunder in all Collateral as valid, perfected, First Priority Liens to the extent required hereunder.

(b) Notwithstanding anything to the contrary herein, no Grantor shall be required to take any action to (i) perfect a security interest in any Collateral that can only be perfected by Control, in each case except as and to the extent specified in Article 4 hereof and (ii) grant or perfect any lien or security interest in Collateral in a Foreign Jurisdiction or under or pursuant to the laws of a Foreign Jurisdiction (and none of the Grantors shall be required to enter into any security agreements or pledge agreements governed by laws of any Foreign Jurisdictions)

Section 6.05. Goods & Receivables.

(a) [Reserved.]

(b) Reserved.

(c) It shall keep the Equipment, Inventory and any Documents evidencing any material Equipment and Inventory constituting Collateral in the locations specified on Schedule 5.05 (as such schedule may be amended or supplemented from time to time) or as otherwise provided by Section 5.05 unless, with respect to any locations in the United States, it shall have notified the Collateral Agent in writing prior to thirty (30) days after any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request.

(d) It shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, to the extent it is commercially reasonable to do so, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other material dealings therewith.

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(e) Reserved.

(f) It shall not amend, modify, terminate or waive any provision of any Receivable other than (i) in the ordinary course of business or (ii) such amendments, modifications, terminations or waivers that would not have a Material Adverse Effect.

(g) At any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right at any time to notify, or require such Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation constituting Collateral and, in addition, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require such Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies such Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained by the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation constituting Collateral or Collateral Support constituting Collateral shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not, except as may be permitted by the Collateral Agent, adjust, settle or compromise the amount or payment of any Receivable for less than the total unpaid balance thereof, grant any extension or renewal of the time of payment of any Receivable or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

Section 6.06. Pledged Equity Interests, Investment Related Property. (a) Except as provided in the next sentence, in the event such Grantor receives any dividends, interest, distributions, securities or other property on account of any Pledged Equity Interest or other Investment Related Property constituting Collateral, upon the merger, consolidation, liquidation or dissolution of any issuer of such Pledged Equity Interest or Investment Related Property, then (i) such dividends, interest, distributions, securities or other property shall be included in the definition of Collateral without further action (unless otherwise constituting an Excluded Asset) and (ii) such Grantor shall promptly take all steps, if any, necessary or reasonably advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such dividends, interest, distributions, securities or other property (including, without limitation,

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delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, interest, distributions, securities or other property from all other property of such Grantor; provided that, for the avoidance of doubt, such Grantor shall not be required to (x) comply with the delivery and control requirements set forth in Article 4 with respect to any such Investment Related Property that constitutes Specified Minority Investments and (y) take any action to perfect Collateral Agent’s liens on any such dividends, interest, distributions, securities or other property, in each case, constituting Specified Minority Investments other than as required pursuant to Article 4 hereof (and subject to the thresholds, exclusions and limitations (and time periods in regards to compliance) set forth (and/or referenced) in Article 4 hereof). Notwithstanding the foregoing, so long as the Collateral Agent has not (after the occurrence or during the continuation of an Event of Default) directed the Grantors in writing to segregate all cash dividends, securities, distributions and other property in accordance with the immediately preceding sentence, the Collateral Agent authorizes such Grantor to retain all cash dividends, securities, distributions and other property paid consistent with the past practice of the issuer and all scheduled payments of interest.

(b) Voting.

(i) So long as no Event of Default shall have occurred and be continuing, except as otherwise provided in this Agreement or in the Credit Agreement, such Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property included in the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, such Grantor shall not exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Grantor that, in the Collateral Agent’s reasonable judgment, such action would have a Material Adverse Effect; and provided further, such Grantor shall give the Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right in a manner that would reasonably be expected to have a Material Adverse Effect; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 6.06(b)(i) and no notice of any such voting or consent need be given to the Collateral Agent.

(ii) Upon the occurrence and during the continuation of an Event of Default:

(A) upon receipt of written notice from Collateral Agent terminating such Grantor’s voting rights, all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights

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shall thereupon become vested in the Collateral Agent (to the extent permitted by applicable law and the applicable agreements and organization documents) who shall thereupon have the sole right to exercise such voting and other consensual rights; provided that (x) to the extent the applicable agreements or organizational documents prohibit the vesting of such voting rights in the Collateral Agent (including, without limitation, through the use of a proxy or power-of-attorney), such Grantor shall exercise such voting and other consensual rights solely in accordance with the instructions of the Collateral Agent and (y) such rights shall automatically revert back to such Grantor upon the waiver or cure of all Events of Default then existing; and

(B) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) such Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) such Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.01.

(c) Except (x) to the extent not prohibited by the Credit Agreement (including, without limitation, in connection with any transaction not prohibited by the Credit Agreement) and (y) with respect to the Specified Minority Investments, without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (i) cause to be amended or terminated any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes, in an adverse manner, the rights of such Grantor with respect to any Investment Related Property constituting Collateral or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (ii) cause any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interest or other Equity Interests of any nature or to issue securities convertible into or granting the right of purchaser or exchange for any such additional stock, partnership interests, limited liability company interest or other Equity Interests of any nature of such issuer unless such additional stock, partnership interests, limited liability company interest or any other Equity Interests owned by such Grantor (or, in each case, any portion thereof) has been pledged to the Collateral Agent to the extent required by the terms and conditions of Sections 2.01 and 2.02, (iii) cause any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (iv) waive any material default under or material breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt other than to the extent that such waiver would not reasonably be expected to have a Material Adverse Effect, (v) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests that are not securities (for purposes of the UCC) on the Restatement Date to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC other than at the direction of Collateral Agent or (vi) cause any Pledged Partnership Interests or Pledged LLC Interests to be certificated without delivering

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each such certificate to the Collateral Agent in accordance with Section 4.01(a), subject to the delivery periods set forth in Section 4.05, and such Grantor shall fulfill all other requirements under Article 4 applicable in respect thereof; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (v), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof.

(d) Except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not permit any issuer (that is a Subsidiary) of any Pledged Equity Interest constituting Collateral to merge or consolidate unless (i) subject to the thresholds, exclusions and limitations (and time periods in regards to compliance) set forth (and/or referenced in) in Article 4 hereof, such issuer creates, or has previously created, a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other Equity Interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder (subject to Section 2.02 hereof) and no cash, securities or other property is distributed in respect of the outstanding Equity Interests of any other constituent Grantor if it is prohibited under the Credit Agreement; provided that if the surviving or resulting Grantors upon any such merger or consolidation involves an issuer that is a First-Tier Foreign Subsidiary, then such Grantor shall only be required to pledge Equity Interests in accordance with Sections 2.01 and 2.02 and (iii) such Grantor promptly complies with the delivery and control requirements of Article 4 hereof.

Section 6.07. Intellectual Property. (a) Other than to the extent permitted by the Credit Agreement, it shall not do any act or omit to do any act whereby any of the Material Intellectual Property may lapse, or become abandoned, canceled, dedicated to the public, forfeited or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein unless such act or omission would not reasonably be expected to have a Material Adverse Effect.

(b) Other than to the extent permitted in the Credit Agreement, it shall not, with respect to any Trademarks constituting Material Intellectual Property, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the Restatement Date, and such Grantor shall take all reasonable steps to insure that licensees of such Trademarks use such consistent standards of quality except where the failure to use such Trademarks, to maintain such level of quality or take such steps would not have a Material Adverse Effect.

(c) It shall promptly notify the Collateral Agent if it knows or has reason to know that any item of Material Intellectual Property may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Material Intellectual Property

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(including the institution of, or any such determination or development in, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry within the United States or any court) unless such adverse determination or development would not reasonably be expected to have a Material Adverse Effect or (iv) the subject of any reversion or termination rights unless becoming the subject of such reversion or termination rights would not reasonably be expected to have a Material Adverse Effect.

(d) Other than to the extent permitted by the Credit Agreement, it shall take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry within the United States or any court, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright, that, in each case, constitutes Material Intellectual Property owned by or exclusively licensed to such Grantor, including, but not limited to, those items on Schedule 5.02(II) unless failing to take such steps would not reasonably be expected to have a Material Adverse Effect.

(e) In the event that any Material Intellectual Property owned by or exclusively licensed to such Grantor is infringed, misappropriated, or diluted by a third party and Grantors have knowledge thereof, such Grantor shall promptly take action in response to such infringement, misappropriation, or dilution to protect its rights in such Material Intellectual Property to the extent that such Grantor deems it commercially reasonable to do so and such infringement, misappropriation or dilution would reasonably be expected to have a Material Adverse Effect.

(f) It shall take commercially reasonable steps, consistent with industry standards, to protect the secrecy of all Trade Secrets that constitute Material Intellectual Property (including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents) unless failure to take such steps would not reasonably be expected to have a Material Adverse Effect.

(g) It shall use commercially reasonable efforts to use proper statutory notice, consistent with industry standards, in connection with its use of any of the Material Intellectual Property unless failure to use proper statutory notice would not reasonably be expected to have a Material Adverse Effect.

Section 6.08. Miscellaneous. Such Grantor shall, within thirty (30) days after the Restatement Date, with respect to any of its Material Contracts that is a Non-Assignable Contract (other than any Material Contract that constitutes (i) an Account, Chattel Paper or Payment Intangible of such Grantor, (ii) a Specified Minority Investment and (iii) the Specified Material Contracts) in effect on the Restatement Date and within thirty (30) days after it enters into any Material Contract (entered into after the Restatement Date) that is a Non-Assignable Contract (other than any Specified Minority Investment), request in writing the consent of the counterparty or counterparties to such Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non- Assignable Contract to the Secured Parties and use commercially reasonable efforts to obtain such consent as soon as practicable thereafter. For the avoidance of doubt, to the extent

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that the Grantors requested in writing the consent of the counterparty or counterparties to a Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non- Assignable Contract to the Secured Parties (all capitalized terms before this parenthesis in this sentence, shall be defined as defined in the Original Credit Agreement) and used commercially reasonable efforts to obtain such consent, in each case, in accordance with Section 6.08 of the Original Credit Agreement, the Grantors shall not be required to take any additional steps to comply with this Section 6.08 in regards to such Non-Assignable Contract.

ARTICLE 7

ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS

Section 7.01. Access; Right of Inspection. The Collateral Agent shall at all times, upon reasonable prior notice, have free reasonable access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, in each case, at the Collateral Agent’s expense (or, after the occurrence and during the continuation of an Event of Default, at the Company’s expense), and each Grantor agrees to render to the Collateral Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall upon reasonable notice and at such reasonable times during normal business hours also have the right to enter any premises of each Grantor one time per fiscal year (or, if an Event of default has occurred and is continuing, on an unlimited basis) and inspect any property of each Grantor where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein, in each case, at the Collateral Agent’s expense (or, after the occurrence and during the continuation of an Event of Default, at the Company’s expense).

Section 7.02. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall, subject to the other provisions hereof, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing and subject to Article 4 and Article 6 hereof, in each case, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

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(ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in the United States in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office;

(iii) at any reasonable time, upon reasonable request by the Collateral Agent, allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent (subject to Section 7.01 hereof);

(iv) at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any material part of the Collateral; and

(v) furnish the Collateral Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

(b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, intellectual property security agreements and amendments to any of the foregoing, in any jurisdictions and with any filing offices, in each case, in the United States as the Collateral Agent may determine, in its reasonable discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein (subject to Article 2, Article 4 and Article 6 hereof). Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect.

Section 7.03. Additional Grantors. From time to time subsequent to the Restatement Date, additional domestic Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

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ARTICLE 8

COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

Section 8.01. Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s reasonable discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default (other than in regards to clauses (e) and (f) below, which the Collateral Agent may do under this Section 8.01 whether or not an Event of Default has occurred and is continuing):

(a) to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to and to the extent provided in the Credit Agreement;

(b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor covering the Collateral;

(f) subject to any exceptions contained in Article 2 and Article 4 hereof, to prepare, sign, and file for recordation in any intellectual property registry within the United States, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

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(h) subject to applicable law, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Section 8.02. No Duty On The Part Of Collateral Agent Or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 8.03. Appointment Pursuant to Credit Agreement. The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The rights, duties, privileges, immunities and indemnities of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement.

ARTICLE 9

REMEDIES

Section 9.01. Generally. (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

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(b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.

(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

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(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

Section 9.02. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds of Collateral received by the Collateral Agent in the event that an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.02 of the Credit Agreement and in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against the Secured Obligations in the order of priority set forth in Section 8.03 of the Credit Agreement.

Section 9.03. Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

Section 9.04. Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property included in the Collateral conducted without prior registration or qualification of such Investment Related Property included in the Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property included in the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property included in the Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property included in the Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property included in the Collateral which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

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Section 9.05. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 9.06. Intellectual Property. (a) Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property rights, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Article 12 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section, upon acceleration of the Obligations, each Grantor agrees to use commercially reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii) upon written demand from the Collateral Agent, for the purpose of enabling the Collateral Agent, to exercise rights and remedies under Article 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement, in each case, in accordance with applicable law;

(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

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(iv) Reserved; and

(v) the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done:

(A) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.07 hereof; and

(B) the Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

Section 9.07. Cash Proceeds; Deposit Accounts. (a) If any Event of Default shall have occurred and be continuing, in addition to the rights of the Collateral Agent specified in Section 6.05 with respect to payments of Receivables and solely after the Collateral Agent so directs the Grantors in writing, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”), shall be deemed to be held by such Grantor in trust for the Collateral Agent and, upon the written direction of the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the

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Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) during the continuation of any Event(s) of Default may, in the sole discretion of the Collateral Agent, (i) may be applied by the Collateral Agent against the Secured Obligations then due and owing and/or (ii) if all of such Obligations then due and owing have been paid in full, be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) only for so long as it reasonably appears there may be additional Secured Obligations that arise.

ARTICLE 10

COLLATERAL AGENT

The provisions of Article 9 and Section 10.04(b) of the Credit Agreement shall inure to the benefit of the Collateral Agent, and shall be binding upon all Grantors and all Secured Parties, in connection with this Agreement and the other Collateral Documents, as if references therein to the Administrative Agent were to the Collateral Agent.

ARTICLE 11

CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than contingent indemnification obligations as to which no claim has been made or notice has been given), the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit satisfactory to the issuer(s) of such Letters of Credit, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer any Loans held by it and such assignee shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise pursuant to the provisions set forth in the Credit Agreement. Upon the payment in full of all Secured Obligations (other than contingent indemnification obligations as to which no claim has been made or notice has been given), the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit satisfactory to the issuer(s) of such Letters of Credit, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Grantors. Upon any such termination the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments and/or termination statements to evidence such termination. Upon any disposition of property permitted by the Credit Agreement, the Liens granted herein on and with respect to such property shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. Notwithstanding the immediately preceding sentence, the Collateral Agent shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release in accordance with Section 9.10 of the Credit Agreement.

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ARTICLE 12

STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to timely perform any agreement contained herein while an Event of Default is continuing, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.04 of the Credit Agreement.

ARTICLE 13

MISCELLANEOUS

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.02 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantors and their respective successors and assigns to the extent permitted by the Credit Agreement. No Grantor shall, without the prior written consent of the Collateral Agent

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given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTIONS 10.14(B), 10.14(C), 10.14(D) AND 10.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

ARTICLE 14

AMENDMENT AND RESTATEMENT.

On the Restatement Date, the Existing Security Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Security Agreement shall thereafter be and shall be deemed replaced and superseded in all respects by this Agreement. The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the Obligations under the Existing Security Agreement or the other Loan Documents as in effect prior to the Restatement Date and which remain outstanding as of the Restatement Date, (ii) the Obligations under the Existing Security Agreement and the other Loan Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereinafter subject to the terms herein) and (iii) without in any way limiting the grant of security pursuant to Section 2 of this Agreement, the Liens and security interests as granted under the Existing Security Agreement and the other applicable Loan Documents securing payment of such Obligations are in all respects continuing and in full force and effect and are

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reaffirmed hereby. To the extent applicable, the Grantors hereby acknowledge, confirm and agree that any financing statements, filings with the United States Patent and Trademark Office or the United States Copyright Office or other instruments similar in effect to the foregoing under applicable law covering all or any part of the Collateral previously filed in favor of the Collateral Agent under the Existing Security Agreement are in full force and effect as of the date hereof and each Grantor ratifies its authorization for the Collateral Agent to file in any relevant jurisdictions any such financing statement or other instrument relating to all or any part of the Collateral if filed prior to the date hereof.

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IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.